UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Xcorporeal, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
Common Stock, par value $0.0001 per share

	2)	Aggregate number of securities to which transaction applies:
15,154,687

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$2,300,000 (aggregate amount of cash to be received by the registrant) + $1,871,430 (the amount that is being paid to satisfy the registrant’s liability to National Quality Care, Inc. (“NQCI”) for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009) + $0 (the aggregate value of royalty payments to be received by the registrant, as such value cannot be determined at this time).

	4)	Proposed maximum aggregate value of transaction:
$4,171,430

	5)	Total fee paid:
$834.29

☐	Fee previously paid with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.

	3)	Filing Party:

	4)	Date Filed:

Xcorporeal, Inc.
80 Empire Drive
Lake Forest, CA 92630

January ___, 2010

Dear Stockholders:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Xcorporeal, Inc., a Delaware corporation, on January ___, 2010 at ____ a.m., local time.  The Special Meeting will be held at ___________________.  The Special Meeting will consist of a discussion and voting on matters set forth in the accompanying Notice of Special Meeting of Stockholders.

The Notice of Special Meeting of Stockholders and a Proxy Statement, which more fully describe the formal business to be conducted at the Special Meeting, follow this letter.

Regardless of whether or not you plan to attend the Special Meeting, your vote is important and we encourage you to vote promptly. After reading the Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided.  The Proxy Statement and accompanying proxy card are first being mailed to you on or about January ___, 2010.

We look forward to seeing you at the Special Meeting.

Sincerely yours,

/s/ Kelly J. McCrann
Kelly J. McCrann
Chairman of the Board and Chief Executive Officer

Xcorporeal, Inc.
80 Empire Drive
Lake Forest, CA 92630

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY ___, 2010

          To the Stockholders of Xcorporeal, Inc.:

          NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Xcorporeal, Inc., a Delaware corporation (“Xcorporeal” or the “Company”), will be held at ___________________________, on January ___, 2010, at ____ a.m., local time. At the Special Meeting, you will be asked:

1.
to approve the sale of substantially all of the assets (the “Assets”) of Xcorporeal (the “Asset Sale”) pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Fresenius USA, Inc. (“FUSA”), a Massachusetts corporation and a wholly-owned subsidiary of Fresenius Medical Care Holdings, Inc., Xcorporeal, Xcorporeal Operations, Inc., a Delaware corporation and a wholly-owned subsidiary of Xcorporeal, and National Quality Care, Inc., a Delaware corporation, dated as of December 14, 2009, in the form attached to the accompanying Proxy Statement as Exhibit A (the “Asset Sale Proposal”);

2.
to approve the voluntary dissolution and liquidation of Xcorporeal pursuant to a Plan of Liquidation and Dissolution (the “Plan of Liquidation”), attached to the accompanying Proxy Statement as Exhibit B, providing for, among other things, in the event that the Asset Sale is approved by our stockholders and the Asset Sale is subsequently consummated, the transfer of all of our remaining assets, including rights to certain payments under the Asset Purchase Agreement (collectively, the “Remaining Assets”), together with all of our liabilities and obligations not satisfied prior to our dissolution (collectively, the “Remaining Liabilities”), to the Liquidating Trust (as defined in the Proxy Statement) and, if the Asset Sale is not approved or consummated, authority to our board of directors (the “Board of Directors”) to dispose of all of our Assets, and, in either case, our complete liquidation and dissolution (the “Plan of Liquidation Proposal”);

3.
to approve any proposal to adjourn the Special Meeting to a later date to solicit additional proxies in favor of the approval of either the Asset Sale Proposal or the Plan of Liquidation Proposal, if there are insufficient votes for approval of either or both of such proposals at the time of the Special Meeting (the “Adjournment Proposal”); and

4.	to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.

Our Board of Directors has carefully reviewed and considered each of the foregoing proposals and the terms and conditions of the Asset Purchase Agreement, the Asset Sale and the Plan of Liquidation and has concluded that the Asset Purchase Agreement, the Asset Sale, the transfer of all of the Remaining Assets and Remaining Liabilities to the Liquidating Trust, subject to consummation of the Asset Sale, and, if the Asset Sale is not approved or consummated, the disposition of all of our Assets, and, in either case, the complete liquidation and dissolution of the Company pursuant to the Plan of Liquidation, are all in the best interests of the Company and our stockholders.

The Board of Directors recommends that you vote: (1) “FOR” the approval of the Asset Sale Proposal, (2) “FOR” the approval of the Plan of Liquidation Proposal and (3) “FOR” the approval of the Adjournment Proposal.

The enclosed Proxy Statement is issued in connection with the solicitation of a proxy on the enclosed form by our Board of Directors for use at the Special Meeting. The Proxy Statement not only describes the items that our stockholders are being asked to consider and vote on at the Special Meeting, but also provides you with important information about us. Financial and other important information concerning us is also contained in our 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2009, our other reports filed with the Securities and Exchange Commission (the “SEC”) and any amendments thereto that we may file with the SEC.

The Board of Directors believes that the consummation of the Asset Sale and the liquidation of the Company pursuant to the Plan of Liquidation would maximize stockholder value by increasing the probability that we will be able to distribute liquidation proceeds, if any, from the Liquidating Trust to our stockholders as soon as practicable, including any HD WAK Royalty or Supersorbent Royalty payments (as defined in the Proxy Statement) by FUSA to us.  See “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution of Xcorporeal.”  To the extent such amounts may become available for distribution in the future, they will be distributed pro-rata from the Liquidating Trust. We anticipate that at closing none of the cash proceeds from the Asset Sale will be distributed to our stockholders in light of the fact that currently our total liabilites and obligations significantly exceed our total assets.

If the Plan of Liquidation is not approved, we will proceed with the Asset Sale and will use the cash received from the Asset Sale and the Remaining Assets to pay off our liabilities and ongoing operating expenses, to the extent we have available cash and assets to do so.  In such event, our Board of Directors may consider making a second attempt to solicit a vote of the stockholders to approve the Plan of Liquidation.

If our stockholders approve the Plan of Liquidation, but the Asset Sale is not approved or is not consummated, we will move forward with our dissolution. If this happens, our Board of Directors will be authorized to sell and liquidate our Assets, on such terms and to such parties, which may include FUSA, as the Board of Directors determines in its sole discretion without requiring further stockholder approval. After an extensive review of a range of strategic alternatives for the Company, including our continuing as an independent entity, exploring mergers and acquisitions and any possible financing arrangements and considerable efforts to maximize the value of our assets, the Board of Directors believes that the Asset Purchase Agreement presents the best offer for the sale of the Assets and that the consummation of the Asset Sale and the liquidation of the Company pursuant to the Plan of Liquidation would maximize stockholder value by increasing the probability that we will be able to distribute liquidation proceeds. Our Board of Directors believes that if the Asset Sale is not approved, we will be forced to discontinue operations and/or proceed with a liquidation in bankruptcy and, in either case, there will not be funds or any other assets available for a distribution to our stockholders.

If the Asset Sale is not consummated and the Plan of Liquidation is not approved, whether due to lack of stockholder approval or other reasons, we may attempt to seek to contact other potential acquirers of the Company or our assets but the likelihood of such sale is remote based upon our extremely limited resources.  If we are otherwise unsuccessful in consummating the sale of our assets considering our recent financial performance and already extremely limited resources, we would completely deplete our remaining resources and will be forced to discontinue operations and/or proceed with a liquidation in bankruptcy and, in either case, there will not be funds or any other assets available for a distribution to our stockholders. Our Board of Directors believes that if the Asset Sale is not consummated and the Plan of Liquidation is not approved, we will be forced to discontinue operations and/or proceed with a liquidation in bankruptcy and, in either case, there will not be funds or any other assets available for a distribution to our stockholders.

We urge you to read the accompanying Proxy Statement in its entirety and consider it carefully.  Please pay particular attention to (1) the “Risk Factors” beginning on page 53 for a discussion of the risks related to the Asset Sale, the Plan of Liquidation and the risks related to our business, in the event the Asset Sale and/or the Plan of Liquidation is not approved by our stockholders, and (2) “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution of Xcorporeal — Liquidating Distributions; Nature; Amount; Timing”, which reflects our current estimate of the timing of and the amounts that may be ultimately available for liquidating distributions to our stockholders.

The Board of Directors has fixed the close of business on January ___, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. Only our stockholders of record at the close of business on Record Date will be entitled to notice of, and to vote at, the Special Meeting.

You can vote in one of three ways:

               (1)  Use the toll-free telephone number on your proxy card to vote by phone;

               (2)  Visit the website noted on your proxy card to vote via the Internet; or

               (3)  Sign, date and return your proxy card in the enclosed envelope to vote by mail.

               Pursuant to the rules promulgated by the SEC, we have elected to provide access to our proxy materials both by sending you this Proxy Statement and a form of the proxy card and by notifying you of the availability of such proxy materials on the Internet.  This Proxy Statement and a form of a proxy card are available under “Investors”, sub-category “SEC Filings”, section of our web site at www.xcorporeal.com.  We began distributing this Proxy Statement and a form of the proxy card on or about January ___, 2010.

The Company hopes you can attend the Special Meeting.  However, whether or not you plan to attend, please vote either by Internet or by telephone or complete, sign, date and return the accompanying proxy card as soon as possible in the enclosed envelope. If you attend the Special Meeting, you may revoke your earlier vote if you wish and vote personally.  Each of the Asset Sale Proposal and the Plan of Liquidation Proposal requires the approval of the holders of at least a majority of shares of our common stock outstanding as of the Record Date and entitled to vote thereon and the Adjournment Proposal requires the approval of the holders of at least a majority of the shares of our common stock represented in person or by proxy at the Special Meeting and entitled to vote thereon.  Therefore, it is very important that your shares be represented.

By order of the Board of Directors

/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer and Secretary

Lake Forest, California
December 24, 2009

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU SHOULD READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME OR BRING AN ACCOUNT STATEMENT OR LETTER FROM THE NOMINEE INDICATING YOUR BENEFICIAL OWNERSHIP AS OF THE RECORD DATE.

Important Notice Regarding the Availability of Proxy Materials for Xcorporeal, Inc.’s
Special Meeting of Stockholders to be Held on January ___, 2010

The Proxy Statement and a form of a proxy card are available at
http://www.xcorporeal.com/htmls/sec_filings.html. Information on Xcorporeal’s website does not constitute a part of this Proxy Statement.

Neither the SEC nor any state securities regulatory agency has approved or disapproved the Asset Sale Proposal, the Plan of Liquidation Proposal or the Adjournment Proposal, passed upon the merits or fairness of the Asset Sale or the Plan of Liquidation nor passed upon the adequacy or accuracy of the disclosure in this document.  Any representation to the contrary is a criminal offense.

XCORPOREAL, INC.

80 Empire Drive
Lake Forest, CA 92630

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY ___, 2010

          This proxy statement (the “Proxy Statement”) is being furnished to the stockholders of Xcorporeal, Inc., a Delaware corporation, in connection with the solicitation of proxies on behalf of Xcorporeal’s board of directors to be used at a special meeting of its stockholders (the “Special Meeting”) to be held on January ___, 2010 at ____ a.m., local time, at _____________________________, and any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders.

          As used in this Proxy Statement, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” and “Xcorporeal” refer to Xcorporeal, Inc., including all of its subsidiaries, and prior to October 12, 2007, the company which is now our wholly-owned subsidiary and known as Xcorporeal Operations, Inc., a Delaware corporation, and the term “Operations” refers solely to Xcorporeal Operations, Inc.

          This Proxy Statement and the accompanying proxy card are first being mailed to all stockholders entitled to vote at the Special Meeting on or about January ___, 2010 (the “Mailing Date”).

          Only stockholders of record as of the close of business on January ___, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were ______________ shares of our common stock and no shares of our preferred stock outstanding.  Each share of our common stock is entitled to one vote. Shares cannot be voted at the Special Meeting unless the holder thereof is present or represented by proxy.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. TO VOTE YOUR SHARES, PLEASE EITHER VOTE BY INTERNET, BY TELEPHONE OR COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. VOTING BY INTERNET, BY TELEPHONE OR BY SENDING IN YOUR PROXY CARD WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE SPECIAL MEETING, IF YOU DESIRE TO DO SO, AS YOU MAY REVOKE YOUR EARLIER VOTE.

TABLE OF CONTENTS

SUMMARY TERM SHEET	9
Summary of Terms of the Asset Sale	12
QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS	16
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	28
PROPOSAL NO. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal	29
General Overview	29
Background of the Asset Sale	29
Description of the Asset Purchase Agreement	32
Purchase and Sale of Assets	32
Purchase Price	32
Assets to be Retained by the Company	33
Representations and Warranties of the Company	33
Representations and Warranties of FUSA	34
Conduct Prior to Closing	34
Conditions to Each Party’s Obligations	35
Conditions Precedent to FUSA’s Obligations	35
Conditions Precedent to Xcorporeal’s Obligations	35
The Closing	35
Survival of Representations and Warranties and Indemnification	35
Exclusivity	36
Termination	36
Side Agreement	37
Voting Agreement	37
Description of the Arbitration Proceeding and Other Agreements Entered into with NQCI	37
Payments of a Portion of the Aggregate Consideration to NQCI	38
No Opinion of Financial Advisor	39
Interests of Our Executive Officers and/or Directors in the Asset Sale and Plan of Liquidation	39
Accounting Treatment	40
Certain Federal Income Tax Consequences to the Company	40
Votes Required for the Approval of the Sale of Substantially All of the Assets of Xcorporeal	40
Recommendation of Our Board of Directors	40
PROPOSAL NO. 2: Approval of the Plan of Liquidation of Xcorporeal	41
General	41
Background and Reasons for the Proposed Liquidation and Dissolution	41
Transfers to the Liquidating Trust; Nature; Amount; Timing	42
Terms of the Liquidating Trust	43
Trading of Interests in the Liquidating Trust	44
Nature, Amount and Timing of Liquidating Distributions	44
The Plan of Liquidation is Contingent Upon the Approval and Consummation of the Asset Sale	45
Estimated Distributions to Stockholders	46
Sale of Our Assets	46
Principal Provisions of the Plan of Liquidation	46
Conduct Following Adoption of the Plan of Liquidation	48
Contingent Liabilities; Contingent Reserves	48
Abandonment and Amendment	49
Plan of Liquidation Expenses and Indemnification	49
Trading of Our Common Stock	49
Interests of Our Executive Officers and/or Directors in the Asset Sale and the Plan of Liquidation	49
Regulatory Approvals	50
Absence of Appraisal Rights	50
Material U.S. Federal Income Tax Consequences	50
Tax Consequences to the Company	50
Tax Consequences to Our Stockholders	50

Liquidating Trust	51
Back-Up Withholding	51
Taxation of Non-U.S. Stockholders	51
State and Local Income Taxes	51
Votes Required for the Approval of the Plan of Liquidation	51
Recommendation of Our Board of Directors	51
PROPOSAL NO. 3: Approval of Any Proposal to Adjourn the Special Meeting to Solicit Additional Proxies
In Favor of the Approval of Either or Both of Proposal No. 1 and Proposal No. 2	52
RISK FACTORS	53
Risks Related to Dual Proposals No. 1 and No. 2	53
Risks Related to the Asset Sale	53
Risks Related to the Plan of Liquidation	55
Risks Related to Our Continuing Business Operations	57
BENEFICIAL OWNERSHIP	60
Stock Ownership of Certain Beneficial Owners and Management	60
Market Information	60
Dividend Policy	61
STOCKHOLDER PROPOSALS	62
HOUSEHOLDING	62
WHERE YOU CAN FIND MORE INFORMATION	62
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	62
WHO CAN HELP ANSWER YOUR QUESTIONS	63
OTHER MATTERS	63
IMPORTANT	63

Exhibit A – Asset Purchase Agreement	A-1
Exhibit B – Plan of Liquidation and Dissolution	B-1
Exhibit C – Form of Liquidating Trust Agreement	C-1

SUMMARY TERM SHEET

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To fully understand the proposed Asset Sale transaction and subsequent liquidation of the Company, you should carefully read this entire Proxy Statement and the exhibits attached to this Proxy Statement.

Asset Sale

Asset Purchase Agreement

On December 14, 2009, we, Operations and National Quality Care, Inc. (“NQCI”, and collectively with the Company and Operations, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Fresenius USA, Inc. (“FUSA”), a Massachusetts corporation and a wholly-owned subsidiary of Fresenius Medical Care Holdings, Inc., in the form attached to this Proxy Statement as Exhibit A, which provides for the sale of substantially all of each Sellers’ assets (the “Asset Sale”) to FUSA for an aggregate cash purchase price of $8,000,000 (the “Cash Purchase Price”) and certain other royalty payment rights (as more fully discussed below). Subject to the terms and conditions of the Asset Purchase Agreement, the Cash Purchase Price will be paid to the Sellers as follows: (a) an exclusivity fee in the amount of $200,000 previously paid by FUSA to the Company, (b) $3,800,000 on the date of closing (the “Closing Date”) of the transactions (the “Transactions”) contemplated under the Asset Purchase Agreement (the “Closing”), of which the Company and NQCI shall receive $1,650,000 and $2,150,000, respectively, (c) $2,000,000 on April 1, 2010, of which the Company and NQCI shall receive $375,000 and $1,625,000, respectively, and (d) $2,000,000 on April 1, 2011, of which the Company and NQCI shall receive $75,000 and $1,925,000, respectively.  Of the Cash Purchase Price being paid to NQCI, $1,871,430 is being paid to satisfy the Company’s liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009.

In addition, during the life of the patents included in the HD WAK Technology (as defined below) (the “HD WAK Patents”) the Company will be entitled to certain royalty payments from the sale of wearable hemodialysis (“HD WAK”) devices in each country where such sales infringe valid and issued claims of the Sellers’ HD WAK Patents issued in such country (“HD WAK Devices Royalty”) and the attendant disposables that incorporate the HD WAK Technology (as defined below) (“Attendant Disposables”), not to exceed a certain maximum amount per patient per week in a country where such sales infringe valid and issued claims of the HD WAK Patents issued in such country (the “Attendant Disposables Royalty”, and together with the HD WAK Devices Royalty, the “HD WAK Royalty”).  Such payment for Attendant Disposables will not be payable with regard to Attendant Disposables that incorporate any technology for which a Supersorbent Royalty (as defined below) is paid by FUSA to any Seller or any of their affiliates. NQCI will be entitled to certain amounts in respect of the HD WAK Royalty.

Additionally, during the life of any patents included in the Supersorbent Technology (as defined below) (the “Supersorbent Patents”), the Company will be entitled to certain royalty payments on each supersorbent cartridge sold per patient in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country less any and all royalties payable to The Technion Research and Development Foundation Ltd. (“TRDF”) pursuant to the Research Agreement and Option for License, dated June 16, 2005 (the “Research Agreement”), or any subsequently executed license agreement between TRDF and FUSA. Such payment for supersorbent cartridges will not be payable with regard to supersorbent cartridges that incorporate any HD WAK Technology for which a HD WAK Royalty is paid by FUSA to any Seller or any of their affiliates (the “Supersorbent Royalty,” and together with the HD WAK Royalty, the “Royalty Payments”). NQCI will be entitled to certain amounts in respect of the Supersorbent Royalty. For a more detailed discussion of the consideration to be provided under the Asset Purchase Agreement, see “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal — Description of the Asset Purchase Agreement — Purchase Price.”

FUSA also granted to the Sellers an option to obtain a perpetual, worldwide license to the Supersorbent Technology for use in healthcare fields other than renal. The option will be exercisable during the twelve-month period following FUSA’s receipt of regulatory approval for the sale of a supersorbent product in the United States or European Union, which the Company expects will require further development of the supersorbent technology with TRDF and successful completion of clinical trials by FUSA. In the event that such option becomes exercisable and a Seller exercises the option, the consideration payable to FUSA by such Seller(s) for the exercise of the option will consist of a payment in the amount of $7,500,000, payable in immediately available funds, and a payment of an ongoing royalty in amount equal to the lesser of $0.75 per supersorbent cartridge and $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country.

FUSA will purchase our only business segment, which consists of the business related to our extra-corporeal platform and development of any products to be derived therefrom.

Side Agreement

In connection with the Asset Purchase Agreement, the Company entered into a side agreement, dated December 14, 2009 (the “Side Agreement”), with FUSA pursuant to which (i) subject to the approval of the lessor, FUSA agreed on the Closing Date to assume the lease agreement of our operating facility located at 80 Empire Drive, Lake Forest, California 92630 (the “Lease”) and in consideration of such assumption, we agreed to pay to FUSA on the Closing Date the amount of $175,000, representing approximately six months of rent and common area expenses that are expected to be incurred by FUSA under the Lease following the Closing Date, (ii) FUSA engaged us to perform such consulting, advisory and related services through certain Key Personnel (as defined in the Side Agreement) to and for FUSA as may be reasonably requested from time to time by FUSA and its affiliates (the “Services”), for the period beginning on November 16, 2009 and ending on the Closing Date, unless sooner terminated in accordance with the terms of the Side Agreement, and in consideration for the Services rendered by us during such term, FUSA agreed to pay to us a cash fee, payable in semi-monthly installments, at the annual rate for the full-time services of each of the Key Personnel, as more fully described in the Side Agreement, and (iii) in consideration of FUSA having incurred and continuing to incur certain expenses on our behalf, we agreed to reimburse FUSA for certain of its expenses reasonably incurred on our behalf, including, tooling, prototyping and intellectual property maintenance expenses, all reasonably documented third party expenses incurred by FUSA in negotiating and documenting the transactions contemplated by the Asset Purchase Agreement and the Side Agreement (including FUSA’s reasonable attorneys’ fees and expenses), consulting fees and certain other miscellaneous consulting expenses, in the event the closing under the Asset Purchase Agreement does not take place as a result of the Company consummating a Superior Proposal. The material terms of the Side Agreement are summarised above and a copy of the Side Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 18, 2009. Stockholders are urged to carefully review the Side Agreement in its entirety.

Voting Agreement

In connection with the execution of the Asset Purchase Agreement, certain of the Sellers’ executive officers and/or directors executed a Stockholder Voting Agreement (the “Voting Agreement”).  Under the Voting Agreement, such directors and/or executive officers of the Company have committed (i) to vote all of the shares of the Company’s common stock owned by them as of December 14, 2009, together with all shares of our common stock acquired by them as a result of the exercise of any options owned by them as of such date, in favor of the adoption of the Asset Purchase Agreement and the approval of the Asset Sale, and (ii) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.  The shares subject to the Voting Agreement constitute approximately 41.9% of our outstanding common stock as of November 12, 2009, and more than 50% of NQCI’s outstanding voting securities. The material terms of the Voting Agreement are summarised above and a copy of the Voting Agreement was filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 18, 2009. Stockholders are urged to carefully review the Voting Agreement in its entirety.

On November 28, 2009, our Board of Directors approved, subject to stockholder approval, the Asset Purchase Agreement and the transactions contemplated thereunder, including the sale of substantially all of our assets to FUSA, and voted to recommend that our stockholders approve the Asset Purchase Agreement and the Asset Sale. We are now seeking stockholder approval of the Asset Purchase Agreement and the Asset Sale. For a more detailed discussion of the principal provisions of the Asset Purchase Agreement, see “Proposal No. 1: Approval of the Asset Sale—Principal Provisions of the Asset Purchase Agreement.”

Plan of Liquidation

Prior to the mailing of this Proxy Statement, our Board of Directors approved, subject to stockholder approval, a Plan of Liquidation and Dissolution (the “Plan of Liquidation”), attached to this Proxy Statement as Exhibit B, providing for, among other things, in the event that the Asset Sale is approved by our stockholders and the Asset Sale is subsequently consummated, the transfer of all of our remaining assets, including rights to certain payments under the Asset Purchase Agreement (collectively, the “Remaining Assets”), together with all liabilities, to the Liquidating Trust (as defined below) and, if the Asset Sale is not approved or consummated, authority to our Board of Directors to dispose of all of our Assets, and, in either case, our complete liquidation and dissolution, and voted to recommend that our stockholders approve the Plan of Liquidation. We are now seeking stockholder approval for this Plan of Liquidation. The transfer of our Remaining Assets to the Liquidating Trust pursuant to the Plan of Liquidation will be contingent upon approval by our stockholders of the Asset Sale and the subsequent consummation of the Asset Sale. For a more detailed discussion of the Plan of Liquidation, see “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution — Principal Provisions of the Plan of Liquidation.”

Proposal to Adjourn the Special Meeting

As described above, our Board of Directors has determined that the foregoing proposals are in the best interests of our stockholders. Because approval of these proposals is a necessary step to completing the Asset Sale and the dissolution and liquidation of the Company, we are seeking stockholder approval to give us the right to elect to adjourn the Special Meeting to solicit additional proxies in favor of either or both of these proposals if it appears at the time of the Special Meeting that an insufficient number of votes will be cast to approve either or both of these proposals.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the Record Date is required for the approval of the Asset Sale and the Plan of Liquidation. The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting.

SUMMARY OF TERMS OF THE ASSET SALE

The Parties
Xcorporeal, Inc.

We are a medical device company that has been engaged in developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs (the “Xcorporeal Business”).

Xcorporeal Operations, Inc.

Operations is our wholly-owned subsidiary.

National Quality Care, Inc.

NQCI is a research and development company. NQCI’s platform technology is a wearable artificial kidney for dialysis and other medical applications. This device treats the blood of patients through a pulsating, dual-chambered pump. NQCI has also been engaged in developing the Supersorbent Technology jointly with the efforts of TRDF (collectively, the “NQCI Business”, and together with the Xcorporeal Business, the “Business”).

Fresenius USA, Inc.

Fresenius Medical Care Holdings, Inc. (“Fresenius Medical Care”) is the world's largest integrated provider of products and services for individuals undergoing dialysis because of chronic kidney failure, a condition that affects more than 1,770,000 individuals worldwide. Fresenius USA, Inc. (“FUSA”) is a wholly-owned subsidiary of Fresenius Medical Care and a part of Fresenius SE, a global health care group with products and services for dialysis, the hospital and the medical care of patients at home.

Assets Proposed to be Sold to FUSA
We are proposing to sell to FUSA substantially all of our assets, properties and intellectual property rights used in connection with the operation of our business, excluding (i) our cash, restricted cash and cash equivalents, (ii) our accounts receivable, (iii) our marketable securities, (iv) our website and (v) our insurance policies.

As consideration for the sale of substantially all of our assets to FUSA, on the closing date of the Asset Sale (the “Closing Date”) we will receive (a) $2,100,000, which is our portion of the Cash Purchase Price, in addition to $200,000 which was previously paid to us as the exclusivity fee, of which $1,650,000 will be paid to us on the Closing Date, $375,000 will be paid to us on April 1, 2010 and $75,000 will be paid to us on April 1, 2011, and (b) our share of the Royalty Payments (as defined below). In addition, of the portion of the Cash Purchase Price being paid to NQCI, per the agreement of the Sellers, $1,871,430 is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009.

FUSA will purchase our only business segment, which consists of the business related to our extra-corporeal platform and development of any products to be derived therefrom.

Liabilities Assumed by FUSA	FUSA will not assume any of the Sellers’ liabilities incurred prior to the closing date of the transactions contemplated under the Asset Purchase Agreement.

Restrictions on Our Ability to Solicit Third Party Proposals; Ability to enter into a Superior Proposal
Subject to certain fiduciary out exceptions, the Asset Purchase Agreement contains restrictions on our ability to solicit third party proposals and on our ability to provide information and engage in discussions and negotiations with unsolicited third parties.

Conditions to the Closing of the Asset Sale	The obligations of the parties to complete the Asset Sale are subject to certain conditions, including:

•
that the representations and warranties of the Sellers contained in the Asset Purchase Agreement are true and correct in all respects as of the date of the Asset Purchase Agreement and as of the Closing Date,

•	the approval of the Asset Sale by each of the Seller’s stockholders holding the majority of the outstanding voting securities of such Seller (the “Stockholder Approvals”);
•	that certain third party consents are obtained by the Sellers;
•
that no Material Adverse Effect (as defined below) shall have occurred with respect to the Assets or, recognizing the constraints of the Sellers’ financial situation, the Business since the date of the Asset Purchase Agreement and no fact or circumstance shall have occurred or arisen since the date of the Asset Purchase Agreement that would reasonably be expected to have such a Material Adverse Effect;

•
that the Research Agreement shall have been validly assigned to FUSA and the exclusive license for use of the Supersorbent Technology in any and all medical applications, as contemplated by the Research Agreement, shall have been executed and delivered to FUSA; and

•	certain other customary conditions.

Termination of the Asset Purchase Agreement	The Asset Purchase Agreement may be terminated under certain circumstances, including:

•	by the mutual agreement of FUSA and the Sellers;
•
by the Sellers or FUSA if any governmental authority shall have issued a final order, decree or ruling or taken any other action, which has the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under the Asset Purchase Agreement;

•
by the Sellers if the board of directors of any Seller determines in good faith that it has received a Superior Proposal (as defined below) and that it is required to terminate the Asset Purchase Agreement in order to comply with its fiduciary duties, and otherwise complies with certain terms of the Asset Purchase Agreement;

•	by FUSA if the Stockholder Approvals have not been obtained on or before February 28, 2010; and
•	subject to certain limitations, by FUSA or any Seller, if the closing has not occurred on or before February 28, 2010 and the Asset Purchase Agreement has not previously been terminated.

In connection with the termination as a result of any Seller proceeding with a Superior Proposal, contemporaneously with the closing of a transaction contemplated by a Superior Proposal, such terminating Seller shall be obligated to pay a termination fee of $2,500,000 to FUSA. In the event such terminating Seller is the Company, the Company also agreed to reimburse FUSA for, among other things, all of its reasonably incurred development expenses in connection with the provision of the Services (as defined below) by certain personnel of the Company to FUSA.

Payment of Expenses	All costs and expenses incurred in connection with the Asset Sale shall be paid by the party incurring such expenses.

Material Income Tax Consequences of the Asset Sale
We believe that we will not incur any material federal or state income taxes as a result of the Asset Sale because of our net operating loss carry forwards and our basis in the assets being sold exceeds the sale proceeds that will be received from FUSA.

Payment of a Portion of the Transaction Proceeds to NQCI
Pursuant to the terms of the Binding Memorandum of Understanding, dated as of August 7, 2009 (the “Memorandum”), the Sellers agreed to mutually cooperate in order for us to consummate a transaction involving an exclusive license and/or sale to a third party (the “Proposed Transaction”) of a part, substantially all or all of our technology and other intellectual property rights licensed to us by NQCI under the License Agreement, dated as of September 1, 2006, and which transaction also contemplated an arrangement with respect to the Polymer Technology (herein referred to as “supersorbent”) (the “Licensed Technology”), or any other transaction (a “Transaction”) involving the sale, license or other disposition by us of a part, substantially all or all of the Licensed Technology. The Sellers further agreed that upon the consummation of a Proposed Transaction, they will allocate any license fees and any other additional consideration received in such transaction between the Sellers under the terms of the Partial Final Award (as defined below).

Pursuant to the terms of the Memorandum and subject to the terms of the Asset Purchase Agreement, NQCI was entitled to receive (i) 36.96% of the cash proceeds to be received by us in a Proposed Transaction (which amount is intended to represent an amount equal to 39% of the net royalty payments provided for by the terms of the Partial Final Award issued on April 13, 2009 by the arbitrator in the arbitration proceeding between the Sellers and NQCI (the “Partial Final Award”)), following the deduction therefrom of our expenses incurred in connection with the Proposed Transaction, plus $1,871,430 in attorneys’ fees and costs payable by us to NQCI pursuant to the terms of the Partial Final Award, and (ii) 39% of any other consideration to be received by us in connection with a Proposed Transaction.

Therefore, pursuant to the terms of the Memorandum, pursuant to the terms of the Asset Purchase Agreement, NQCI shall receive $5,700,000 of the Cash Purchase Price, $1,871,430 is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award, and shall be entitled to receive 40% of any HD WAK Royalty and 60% of any Supersorbent Royalty payments. For a more detailed discussion of the payment arrangements between the Sellers in connection with the Asset Purchase Agreement, see “Proposal No. 1: Approval of the Asset Sale — Description of the Arbitration Proceeding and Other Transactions Entered Into With NQCI; Payment of a Portion of the Aggregate Consideration Under the Asset Purchase Agreement to NQCI.”

Summary of Terms of the Plan of Liquidation and Complete Dissolution

Plan of Liquidation
The consummation of the Plan of Liquidation is contingent upon our stockholders approving the Plan of Liquidation. For detailed information regarding the Plan of Liquidation, see “Proposal No. 2 – Approval of the Plan of Liquidation and Dissolution.” A copy of the Plan of Liquidation is attached to this Proxy Statement as Exhibit B.

Modification or Abandonment of the Plan of Liquidation
Our Board of Directors may modify, amend or abandon the Plan of Liquidation, notwithstanding stockholder approval, to the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). We will not amend the Plan of Liquidation under circumstances that would require additional stockholder solicitations without complying with applicable law.

Liquidating Trust
Subject to stockholder approval of the Asset Sale and the Plan of Liquidation, the consummation of the Asset Sale and our Board of Directors not amending or abandoning our Plan of Liquidation, we anticipate transferring to the Liquidating Trust all of our Remaining Assets and Remaining Liabilities, any remainder of our portion of the Cash Purchase Price remaining after payment of certain of our liabilities and our right to the Royalty Payments. Prior to the mailing of this Proxy Statement, our Board of Directors approved the terms of the Liquidating Trust Agreement, in the form attached to this Proxy Statement as Exhibit C. We anticipate establishing the Liquidating Trust contemporaneously with the closing of the Asset Sale. The term of the Liquidating Trust will be 10 years and the interests in the trust will be non-transferable, subject to certain exceptions as required by law. Kelly J. McCrann, our Chairman and Chief Executive Officer, will be the trustee of the Liquidating Trust (the “Trustee”) and will receive certain compensation for such services, as more fully discussed under Proposal No. 2. We anticipate that such transfer to the Liquidating Trust will be made as soon as practicable after the closing of the Asset Sale. For detailed information regarding the terms of the Liquidating Trust, see “Proposal No. 2 – Approval of the Plan of Liquidation and Dissolution – Terms of the Liquidating Trust.”

Anticipated Timing and Projected Amount of Transfer to the Liquidating Trust
Subject to stockholder approval of the Asset Sale and the Plan of Liquidation, the consummation of the Asset Sale, our Board of Directors not amending or abandoning our Plan of Liquidation and satisfaction of our and the Liquidating Trust’s liabilities and expenses, we anticipate that the Trustee will make distribution(s) of the liquidation proceeds from the Liquidating Trust, if any, upon the receipt of any Royalty Payments to be paid to us by FUSA.

As of the date hereof, we are unable to estimate what the liquidation proceeds per share of our common stock outstanding as of the Record Date would be. The actual distribution amount(s) will be determined and the final distribution will be made by the Trustee in his sole discretion after the realization over-time of the cash value, if any, of the Royalty Payments, and settlement and satisfaction of all our and the Liquidating Trust’s liabilities and expenses. We anticipate that none of the Cash Purchase Price will be distributed to our stockholders in light of the fact that currently our total liabilities and obligations significantly exceed our total assets.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q:	What is the purpose of the Special Meeting?

A:	At the Special Meeting, our stockholders will consider and vote on the following proposals:

1.
to approve the sale (the “Asset Sale”) of substantially all of our assets (the “Assets”) pursuant to the Asset Purchase Agreement, dated as of December 14, 2009, entered into by and among FUSA, Xcorporeal, Operations and NQCI, in the form attached to this Proxy Statement as Exhibit A (the “Asset Sale Proposal”);

2.
to approve our voluntary dissolution and liquidation pursuant to a Plan of Liquidation and Dissolution (the “Plan of Liquidation”), attached to this Proxy Statement as Exhibit B, providing for, among other things, in the event that the Asset Sale is approved by our stockholders and the Asset Sale is subsequently consummated, the transfer of all of our assets remaining after the Asset Sale, including rights to certain payments under the Asset Purchase Agreement (collectively, the “Remaining Assets”), together with all of our liabilities and obligations remaining prior to such transfer (the “Remaining Liabilities”), to the Liquidating Trust (as defined below) and, if the Asset Sale is not approved or consummated, authority to our Board of Directors to dispose of all of our Assets, and, in either case, our complete liquidation and dissolution contemplated by the Plan of Liquidation (the “Plan of Liquidation Proposal”). The transfer of all of our Remaining Assets and Remaining Liabilities to the Liquidating Trust pursuant to the Plan of Liquidation will be contingent upon approval by our stockholders of the Asset Sale and the subsequent consummation of the Asset Sale. For a more detailed discussion of the Plan of Liquidation, see “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution of Xcorporeal — Principal Provisions of the Plan of Liquidation;”

3.
to approve any proposal to adjourn the Special Meeting to a later date to solicit additional proxies in favor of the approval of either or both of the Asset Sale Proposal or the Plan of Liquidation Proposal, if there are insufficient votes for approval of either or both of such proposals at the time of the Special Meeting (the “Adjournment Proposal”); and

4.	to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Q:	What is our Board of Directors’ recommendation with respect to the Asset Sale Proposal, the Plan of Liquidation Proposal and the Adjournment Proposal?

A:	Our Board of Directors (the “Board of Directors”):

•	determined that the Asset Sale and other transactions contemplated by the Asset Purchase Agreement, are fair to, advisable and in the best interests of us and our stockholders;

•	approved in all respects the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement;

•
determined that the Plan of Liquidation, including the transfer of all our Remaining Assets to the Liquidating Trust, subject to the approval of the Asset Sale by our stockholders and the subsequent consummation of the Asset Sale, and the other transactions contemplated by the Plan of Liquidation, are fair to, advisable and in the best interests of us and our stockholders;

•	approved and adopted in all respects the Plan of Liquidation and the transactions contemplated thereby; and

•	determined that the adoption of the Adjournment Proposal is advisable and in the best interests of us and our stockholders.

Accordingly, our Board of Directors recommends that you vote: (1) “FOR” the approval of the Asset Sale Proposal, (2) “FOR” the approval of the Plan of Liquidation Proposal and (3) “FOR” the approval of the Adjournment Proposal.

Q:	Are there risks I should consider before deciding on the proposals?

A:
Yes. You should carefully consider the risk factors set forth under the caption “Risk Factors” beginning on page 53 of this Proxy Statement in evaluating whether to approve the Asset Sale Proposal, the Plan of Liquidation Proposal and the Adjournment Proposal. These risk factors should be considered along with any other information included or incorporated by reference herein, including any forward-looking statements made herein. See “Where You Can Find More Information.”

Q:	What is Xcorporeal’s current business?

A:
We are a medical device company that has been engaged in developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. These devices will seek to provide patients with improved, efficient and cost effective therapy. We hope that the platform will lead to the following three products:

•	A Portable Artificial Kidney, or “PAK”, for attended care Renal Replacement Therapy, or “RRT”, for patients suffering from Acute Renal Failure, or “ARF”
•	A PAK for home hemodialysis for patients suffering from End Stage Renal Disease, or “ESRD”
•	A Wearable Artificial Kidney, or “WAK”, for continuous ambulatory hemodialysis for treatment of ESRD

We are a development stage company and we have previously focused much of our efforts on development of the PAK. We have generated no revenues to date and have been unprofitable since our inception. Because of our lack of resources and difficulty in obtaining financing, our existing cash reserves will not be sufficient to satisfy our liabilities and other obligations and we will not be able to develop any of our products, submit 510(k) notifications or PMA applications to the FDA, conduct clinical trials or otherwise commercialize any of our products, and therefore, are proposing to sell substantially all of our assets to FUSA as described herein. If the Asset Sale is not consummated or if the Plan of Liquidation is not approved by our stockholders for any reason, we will discontinue our operations and liquidate our assets and/or will be forced to seek protection under bankruptcy laws.

The Asset Sale and the Plan of Liquidation and Possible Distribution(s) to Stockholders

Q:	What assets are we proposing to sell?

A:
We are proposing to sell to FUSA substantially all of our assets consisting of our assets, properties, intellectual property and intellectual property rights used in connection with the operation of our business, excluding the Remaining Assets, which consist of our (i) cash, restricted cash and cash equivalents, (ii) accounts receivable, (iii) marketable securities and (iv) website.

FUSA will purchase our only business segment, which consists of the business related to our extra-corporeal platform and development of any products to be derived therefrom. For more information about the Remaining Assets we will retain and payment terms under the Asset Purchase Agreement, please see “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal ─ Description of the Asset Purchase Agreement ─ Assets to be Retained by the Company” and “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal ─ Description of the Asset Purchase Agreement ─ Purchase Price”, respectively.

Q:	Why has the Board of Directors recommended the Asset Sale and the Plan of Liquidation?

A:
The deterioration of the economy over the last 18 months and the economic conditions particularly affecting development-stage health care related companies, coupled with the prolonged delay in reaching a resolution with respect to the arbitration proceeding with NQCI commenced in December 2006 (the “Arbitration”) and the consummation of the Technology Transaction (as defined below) has significantly adversely affected us. Many of the expectations on which we had based our 2008 and 2009 business development plans slowly eroded as a result of the lengthy Arbitration which continued into the second quarter of 2009. The possibility of an adverse decision in the Arbitration with respect to our ownership right to the Technology (as defined below) was a major factor in our inability to secure debt or equity financing. Accordingly, we have had to modify or curtail our activities and business operations. In addition, in response to the general economic downturn affecting the development of our products and liquidity condition, we instituted a variety of measures in an attempt to conserve cash and reduce our operating expenses. As a result and after making several attempts to identify and implement a business plan that could be successful over the long term and an exhaustive search for a strategic and product development partner, our Board of Directors determined that it is in the best interests of the Company and our stockholders to (i) enter into the Asset Purchase Agreement with FUSA and consummate the Asset Sale, (ii) dissolve and liquidate the Company pursuant to the Plan of Liquidation, including subject to the approval by our stockholders of the Asset Sale and the Plan of Liquidation and the consummation of the Asset Sale, transfer all of our Remaining Assets and Remaining Liabilities to the Liquidating Trust. After an extensive review of a range of strategic alternatives for the Company, including our continuing as an independent entity, exploring mergers and acquisitions and any possible financing arrangements and considerable efforts to maximize the value of our assets, the Board of Directors believes that the Asset Purchase Agreement presents the best offer for the sale of the Assets and to maximize stockholder value and recommends the Asset Sale to our stockholders. Our Board of Directors also determined that the Plan of Liquidation was the most advantageous plan for the dissolution and liquidation of the Company and therefore approved and recommends the Plan of Liquidation to our stockholders. See “Proposal No. 1: To Approve the Sale of Substantially All of the Assets of the Company – History of the Asset Sale” and “Proposal No. 2: To Approve the Plan of Liquidation of the Company – Background and Reasons for the Proposed Liquidation and Dissolution.”

Q:	Who is the buyer in the Asset Sale?

A:
The buyer is Fresenius USA, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Fresenius Medical Care Holdings, Inc. Fresenius Medical Care is the world's largest integrated provider of products and services for individuals undergoing dialysis because of chronic kidney failure, a condition that affects more than 1,770,000 individuals worldwide. Fresenius Medical Care is a part of Fresenius SE, a global health care group with products and services for dialysis, the hospital and the medical care of patients at home. The principal offices of Fresenius Medical Care North America are located at 920 Winter Street, Waltham, MA 02451-1457. The telephone number of Fresenius North America is (781) 699-9000.

Q:	What are the expected proceeds and other consideration to be received from the Asset Sale?

A:
Pursuant to the Asset Purchase Agreement, the aggregate cash consideration (the “Cash Purchase Price”) that will be paid by FUSA to the Sellers on the Closing Date is $8,000,000, $200,000 which was previously paid to us as an exclusivity fee, $3,800,000 of which will be paid on the closing date of the Asset Sale (the “Closing Date”), $2,000,000 will be paid on April 1, 2010 and $2,000,000 will be paid on April 1, 2011. $2,300,000 is our portion of the Cash Purchase Price, of which $200,000 was previously paid to us as the exclusivity fee, $1,650,000 will be paid to us on the Closing Date, $375,000 will be payable to us on April 1, 2010 and $75,000 will be payable to us on April 1, 2011. Of the Cash Purchase Price being paid to NQCI, per the agreement of the Sellers, $1,871,430 will be paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009.

In addition, during the life of the patents included in the HD WAK Technology (as defined below) (the “HD WAK Patents”) the Company will be entitled to certain royalty payments from the sale of wearable hemodialysis (“HD WAK”) devices in each country where such sales infringe valid and issued claims of the Sellers’ HD WAK Patents issued in such country (“HD WAK Devices Royalty”) and the attendant disposables that incorporate the HD WAK Technology (as defined below) (“Attendant Disposables”), not to exceed a certain maximum amount per patient per week in a country where such sales infringe valid and issued claims of the HD WAK Patents issued in such country (the “Attendant Disposables Royalty”, and together with the HD WAK Devices Royalty, the “HD WAK Royalty”).  Such payment for Attendant Disposables will not be payable with regard to Attendant Disposables that incorporate any technology for which a Supersorbent Royalty (as defined below) is paid by FUSA to any Seller or any of their affiliates. NQCI will be entitled to certain amounts in respect of the HD WAK Royalty.

Additionally, during the life of any patents included in the Supersorbent Technology (as defined below) (the “Supersorbent Patents”), the Company will be entitled to certain royalty payments on each supersorbent cartridge sold per patient in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country less any and all royalties payable to The Technion Research and Development Foundation Ltd. (“TRDF”) pursuant to the Research Agreement and Option for License, dated June 16, 2005 (the “Research Agreement”), or any subsequently executed license agreement between TRDF and FUSA. Such payment for supersorbent cartridges will not be payable with regard to supersorbent cartridges that incorporate any HD WAK Technology for which a HD WAK Royalty is paid by FUSA to any Seller or any of their affiliates (the “Supersorbent Royalty,” and together with the HD WAK Royalty, the “Royalty Payments”). NQCI will be entitled to certain amounts in respect of the Supersorbent Royalty. For a more detailed discussion of the principal provisions of the Asset Purchase Agreement, see “Proposal No. 1: Approval of the Sale of Substantially All of the Assets of Xcorporeal — Description of the Asset Purchase Agreement” and for a more detailed discussion of the aggregate consideration to be provided under the Asset Purchase Agreement, see “Proposal No. 1: Approval of the Sale of Substantially all of the Assets of Xcorporeal — Description of the Asset Purchase Agreement - Purchase Price.”

FUSA also granted to the Sellers an option to obtain a perpetual, worldwide license to the Supersorbent Technology for use in healthcare fields other than renal. The option will be exercisable during the twelve-month period following FUSA’s receipt of regulatory approval for the sale of a supersorbent product in the United States or European Union, which the Company expects will require further development of the supersorbent technology with TRDF and successful completion of clinical trials by FUSA. In the event that such option becomes exercisable and a Seller exercises the option, the consideration payable to FUSA by such Seller(s) for the exercise of the option will consist of a payment in the amount of $7,500,000, payable in immediately available funds, and a payment of an ongoing royalty in amount equal to the lesser of $0.75 per supersorbent cartridge and $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country.

We anticipate that none of the Cash Purchase Price will be distributed to our stockholders in light of the fact that currently our total liabilities and obligations significantly exceed our total assets. See “Proposal No. 2: Approval of the Plan of Liquidation and Dissolution of Xcorporeal — Estimated Distribution to Stockholders.”

Q:	How was the amount of the aggregate consideration to be received in the Asset Sale determined?

A:
The Board of Directors organized a process in connection with the sale of the Company or the Assets in order to maximize the net proceeds of any sale transaction. The Board of Directors hired William Blair & Company, a nationally-recognized investment bank and financial advisor (“William Blair”), to broadly canvass the market with a view towards identifying all possible acquirers of the Company or the Assets. William Blair and Synergy Partners (a Pacific Rim investment banker and agent) approached approximately 65 potential investors, partners and/or acquirers, worldwide, to determine their level of interest in the Company’s operations and technology. Once we and William Blair had identified those parties with an interest in discussing a possible transaction, we engaged in concurrent discussions with all such parties as a way of validating and maximizing the purchase price, or potential economics of partnering to further develop the Company’s technology and bringing related products to market. In order to create an informal “auction” environment, we let each prospective acquirer know that discussions with other parties were taking place. In connection with these discussions, we made available to the prospective acquirers information related to us necessary for the conduct of their due diligence including, without limitation, publicly available information, analyst reports, market data and relevant publications highlighting the Company’s activities and accomplishments. In addition, we evaluated partnering with certain strategic parties while potentially selling certain of our assets to other parties worldwide. In the case of FUSA, the negotiations involved considerable focus on the sale of substantially all of the Assets.  FUSA did not express any interest in acquiring the equity of the Company. As the Company’s product development has been focused on ultimately commercializing a hemodialyis device for chronically ill patients to treat themselves at home, based upon FUSA’s expertise in hemodialysis and its desire to develop a device that can be marketed for home use for chronically ill dialysis patients, FUSA recognized the potential value in the Company’s technology.

Q:	When will the Asset Sale be completed?

A:
The Asset Purchase Agreement provides that we must satisfy certain conditions before the Asset Sale will close including, without limitation, (i) that the representations and warranties of the Sellers contained in the Asset Purchase Agreement are true and correct in all respects as of the date of the Asset Purchase Agreement and as of the Closing Date, (ii) the requirement to obtain the approval of the Asset Sale by each of the Seller’s stockholders holding the majority of the outstanding voting securities of such Seller (the “Stockholder Approvals”), (iii) that certain third party consents are obtained by the Sellers, (iv) that no Material Adverse Effect (as defined below) shall have occurred with respect to the Assets or, recognizing the constraints of the Sellers’ financial situation, the Business since the date of the Asset Purchase Agreement and no fact or circumstance shall have occurred or arisen since the date of the Asset Purchase Agreement that would reasonably be expected to have such a Material Adverse Effect, (v) that the Research Agreement shall have been validly assigned to FUSA and the exclusive license for use of the Supersorbent Technology in any and all medical applications, as contemplated by the Research Agreement, shall have been executed and delivered to FUSA, and (vi) certain other customary conditions. Subject to the satisfaction of the closing conditions, we expect to consummate the Asset Sale on or before February 28, 2010. We anticipate that the Asset Sale will close soon after our stockholders approve the Asset Sale, if they do.

Q:	What will happen if the Asset Sale and the Plan of Liquidation is approved?

If the Asset Sale is consummated and the Plan of Liquidation is approved, we will move forward with the complete liquidation and dissolution of the Company and will transfer all of our Remaining Assets and Remaining Liabilities to the Liquidating Trust. The Plan of Liquidation gives the trustee of the Liquidating Trust (the “Trustee”) the authority to sell the Remaining Assets. Stockholder approval of the Plan of Liquidation also will constitute approval of any and all such future Remaining Asset sales. Pursuant to the terms of the Liquidating Trust, the Trustee will pay or adequately provide for the payment of all of our known obligations and liabilities prior to any distributions to our stockholders. The Trustee then will be authorized to convert all of the Remaining Assets into cash, on such terms and to such parties, as the Trustee determines in his sole discretion without requiring further stockholder approval, in order to pay off all of our liabilities and distribute any remaining cash proceeds from the Liquidating Trust to our stockholders. We are unable to determine at this point the amount(s) that will be distributed to our stockholders from the Liquidating Trust. If any amounts become available for distribution in the future, they will also be distributed from the Liquidating Trust.  See “Proposal No.2: Approval of the Plan of Liquidation of Xcorporeal ─ Nature, Amount and Timing of Liquidating Distributions.”

Q:	What will happen if the Asset Sale is not approved but the Plan of Liquidation is approved?

A:
If our stockholders approve the Plan of Liquidation, but the Asset Sale is not approved or is not consummated, we will move forward with the complete liquidation and dissolution of the Company. The Plan of Liquidation gives our Board of Directors the authority to sell all of our assets. Stockholder approval of the Plan of Liquidation also will constitute approval of any and all such future asset sales. If this happens, our Board of Directors will be authorized to sell and liquidate our assets, including the Assets, on such terms and to such parties, which may include FUSA, as the Board of Directors determines in its sole discretion without requiring further stockholder approval. Because the Board of Directors believes that the Asset Purchase Agreement presents the best offer for the sale of the Assets and because of our already extremely limited resources, if the Asset Sale is not consummated for whatever reason, we will be forced to discontinue our operations and/or proceed with a liquidation in bankruptcy. Under such circumstances, it is highly doubtful that there would be any assets to distribute to our stockholders.

Q:	What will happen if both the Asset Sale and the Plan of Liquidation are not approved?

A:
If the Asset Sale is not consummated and the Plan of Liquidation is not approved, whether due to lack of stockholder approval or other reasons, and if we are otherwise unsuccessful in consummating the sale of our assets, we expect that that we would not make any liquidating distributions to our stockholders whatsoever. To the extent of availability of our already substantially depleted assets, our Board of Directors would continue to manage the Company as a publicly-owned entity and would explore what, if any, alternatives would be then available for the future of our business, including continuing to explore our dissolution and other potential liquidation events for the Company, including seeking to contact other potential acquirers, if any, of the Company or our assets. Considering our recent financial performance and our depleted assets, our assets would most likely be then reduced to 0 over the next 30 days. We will attempt, if possible, to further reduce our monthly cash burn rate and take certain other additional measures, including deferral of payments to certain parties, in order to provide an additional 30 days for us to hold the Special Meeting to give the opportunity to our stockholders to vote on the Asset Sale and the Plan of Liquidation. All of our remaining assets most likely would then be used to maintain our curtailed operations until such time that we would have little or no assets and we will be forced to discontinue operations and/or proceed with a liquidation in bankruptcy. Under such circumstances, it is highly doubtful that there would be any assets to distribute to our stockholders.

Q:	What will happen if the Asset Sale is approved, but the Plan of Liquidation is not approved?

A:
If the Asset Sale is approved, but the Plan of Liquidation is not approved by our stockholders, we would complete the Asset Sale under the Asset Purchase Agreement. We would not make any liquidating distributions to our stockholders in the near term and will attempt to maximize cash remaining after satisfying our liabilities by negotiating possible reduced payments for our remaining obligations. We would continue to manage the Company as a publicly-owned entity, would  expect to continue to incur the substantial costs of being a public company and will explore what, if any, alternatives are then available for the future of our business, including “going dark.” However, our already substantially depleted resources and proceeds of the Asset Sale would then be further diminished, which would most likely result in the curtailment of our operations and/or require us to file for bankruptcy. In such event, our Board of Directors may also consider making a second attempt to solicit a vote of the stockholders to approve the Plan of Liquidation. Under such circumstances, it is highly doubtful that there would be any assets to distribute to our stockholders.

Q:	How will the Company use the Transaction Proceeds of the Asset Sale?

A:
We intend to use much of our share of the Cash Purchase Price to pay our outstanding liabilities and obligations. It is anticipated that currently none of the Cash Purchase Price will be available for distribution to our stockholders in light of the fact that currently our total liabilities and obligations significantly exceed our total assets.  We will attempt to maximize cash remaining after satisfying our liabilities by negotiating possible reduced payments for our remaining obligations. A portion of our share of the Cash Purchase Price may also be used by to fund our day-to-day operations prior to our dissolution. We intend to retain as much of the non-cash Remaining Assets as possible for conversion into cash and eventual distribution, if any, to our stockholders pursuant to the Plan of Liquidation. In addition, cash distributions to our former stockholders will be made from the Liquidating Trust to the extent the Royalty Payments exceed the Remaining Liabilities and the expenses of the Liquidating Trust. If the Plan of Liquidation is not approved by our stockholders, our share of the Cash Purchase Price and our Remaining Assets will be used by us to satisfy our liabilities and obligations, and to the extent any part of our share of the Cash Purchase Price remains thereafter, to fund our attempt to obtain financing and to identify and establish a successful business model for the Company. Considering our recent financial performance and extremely limited resources, it is unlikely that we would be able to obtain additional equity or debt financing. If we were unable to obtain sufficient capital, we would deplete our available limited resources and may be required to discontinue operations and/or proceed with a liquidation in bankruptcy.

Q:	What will our business be after the Asset Sale?

A:
After the closing of the Asset Sale, if the Plan of Liquidation is approved by our stockholders, we and Operations will file a certificate of dissolution with the State of Delaware. Thereafter, our sole activities will relate to the liquidation and winding up of the Company and Operations pursuant to the Plan of Liquidation. If the Plan of Liquidation is not approved by our stockholders, we will attempt to obtain financing and/or identify and establish a successful business model. Considering our recent financial performance, it is unlikely that we would be able to obtain additional equity or debt financing. If we were unable to obtain sufficient capital, we would deplete our available limited resources and may be required to discontinue operations and/or proceed with a liquidation in bankruptcy.

Q:	What actions will our Board of Directors take if the Plan of Liquidation is approved?

A:	(i) If the Asset Sale and the Plan of Liquidation is approved by our stockholders, we will take the following actions:

•  complete the Asset Sale and the closing of the Asset Purchase Agreement;
•  file a certificate of dissolution for each of Xcorporeal and Operations with the Secretary of State of the State of Delaware;
•  establish the Liquidating Trust and transfer to the Liquidating Trust all of our Remaining Assets and the Remaining Liabilities;
•  pursuant to the terms of the Liquidating Trust, the Trustee will pay or adequately provide for the payment of all of our known obligations and liabilities prior to any distributions to our stockholders;
•  attempt to maximize cash remaining after satisfying our liabilities by negotiating possible reduced payments for our remaining obligations; and
•  the trustee of the Liquidating Trust will distribute in accordance with the Liquidating Trust’s governance documents pro rata in one or more liquidating distributions over time to or for the benefit of our former stockholders and beneficiaries of the Liquidating Trust any available cash or cash equivalents obtained from the conversion into cash of all of the rights and assets transferred to the Liquidating Trust.

(ii) If the Asset Sale is not approved by our stockholders, but the Plan of Liquidation is approved by our stockholders, we will take the following actions:

•  attempt to sell all of our Assets on available terms most favorable to us;
•  discontinuing our operations and liquidating our assets and conduct our business operations only to the extent necessary to wind up our business affairs;
•  file a certificate of dissolution with the Secretary of State of the State of Delaware;
•  attempt to maximize cash remaining after satisfying our liabilities by negotiating possible reduced payments for our remaining obligations;
•  attempt to pay or adequately provide for the payment of all of our known obligations and liabilities, to the extent of our then available resources;
•  to the extent of our then available resources, establish a contingency reserve designed to satisfy any additional unknown or contingent liabilities or acquire insurance to protect us against such liabilities; and/or
•  seek protection under bankruptcy laws. Due to the fact that our liabilities and obligations significantly exceed our assets, it is highly doubtful that there would be any cash or cash equivalents to distribute to our stockholders.

For more information, see “Proposal No. 2: To Approve the Plan of Liquidation of the Company — Principal Provisions of the Plan of Liquidation.”

Q:	What is the Liquidating Trust?

A:
In order to be able to take advantage of no-action positions taken by the staff of the SEC in several No-Action Letters allowing registrants whose securities are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who are otherwise not eligible to deregister under applicable rules of the Exchange Act, to deregister from their Section 13(a) and Section 15 reporting obligations, we plan to establish a Liquidating Trust which will exist only for the limited purpose of effecting liquidation of all of our assets and liabilities within the 10-year period from the establishment date of the Liquidating Trust. In connection therewith and pursuant to our Plan of Liquidation, if the Plan of Liquidation and the Asset Sale are approved by our stockholders, we intend to transfer to the Liquidating Trust all of our Remaining Assets and all of our liabilities and obligations not paid off as of the Closing Date (the “Remaining Liabilities”).

Q:	What are the terms of the Liquidating Trust?

A;
If the Plan of Liquidation and the Asset Sale are approved by our stockholders, our Board of Directors intends to transfer our share of the right to any Royalty Payments and the other Remaining Assets, if any, together with all of the Remaining Liabilities, to the Liquidating Trust established for the benefit of our stockholders, which rights and assets would thereafter be sold or distributed on terms approved by the Trustee of such trust. The purpose of the Liquidating Trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders, to distribute or sell such property on terms satisfactory to the Trustee, and to distribute to our stockholders any net proceeds of such sale after paying any liabilities assumed by the Liquidating Trust. The Liquidating Trust will also assume all of our Remaining Liabilities and will be obligated to pay any expenses and Remaining Liabilities that remain unsatisfied.

The Liquidating Trust will be established pursuant to a Liquidating Trust Agreement to be entered into with an affiliate of Kelly J. McCrann, our Chairman and Chief Executive Officer, to act as trustee thereunder, as approved by our Board of Directors (the “Trustee”), substantially in the form attached hereto as Exhibit C. The Liquidating Trust will assume all of our obligations and liabilities with respect to the assets transferred to the Liquidating Trust, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities relating to these transferred assets, and any such conveyances to the Liquidating Trust will be in trust for our stockholders. The transfer to the Liquidating Trust and distribution of interests therein to our stockholders, if any, will enable us to divest ourselves of the trust property and permit our stockholders to enjoy the economic benefits of ownership of such property and the Royalty Payments whose fair value on the date of this Proxy Statement is uncertain.

Upon the determination by the Trustee that all of the Liquidating Trust’s liabilities have been satisfied, but in any event, not more than 10 years from the date of its creation, the Liquidating Trust will, to the fullest extent permitted by law, make a final distribution of any remaining assets to the holders of the beneficial interests of the trust.

The adoption of the Plan of Liquidation by our stockholders constitutes full and complete stockholder approval of the appointment of the liquidating trustee of the Liquidating Trust, the execution of Liquidating Trust Agreement and the transfer of our assets to the Liquidating Trusts.

Q:	What will stockholders receive in the liquidation?

A:
As of the date hereof, we cannot determine what amount(s) will be available to distribute to our stockholders. If we receive our share of the Royalty Payments, if the products underlying the technology being sold to FUSA as part of the Assets is successfully developed and if we incur no additional liabilities, amounts may become available for distribution to our stockholders in the future, and if so, will be distrusted from the Liquidating Trust. However, our Board of Directors has determined that approving the Asset Sale would increase the probability that we will be able to distribute liquidation proceeds from the Liquidating Trust to our stockholders. See “Proposal No. 2: To Approve the Plan of Liquidation of the Company — Nature, Amount and Timing of Liquidating Distributions.”

Q:	When will stockholders receive payment of any available liquidation proceeds?

A:
We presently expect to transfer the Remaining Assets and the Remaining Liabilities to the Liquidation Trust, as soon as practicable after the Special Meeting and in connection with the filing of a certificate of dissolution for each of Xcorporeal and Operations with the Secretary of State of the State of Delaware. Upon our receipt of our share of the Royalty Payments, if any, and/or conversion into cash of the present value of the stream of Royalty Payments due to us under the Asset Purchase Agreement, if any, and after satisfaction of all of our liabilities and obligations and the costs and liabilities associated with the establishment and maintenance of the Liquidating Trust, the remaining cash amounts, if any, will be distributed by the Trustee to our stockholders as the Trustee determines in his sole discretion in accordance with the terms of the Liquidating Trust. As of the date hereof, however, we are not able to predict the precise nature, amount or timing of any distributions, due primarily to our inability to predict the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation and the amount, if any, of the Royalty Payments due to us or the present value that the Trustee would be able to realize upon conversion of the stream of Royalty Payments due to us under the Asset Purchase Agreement into cash. If the Asset Sale and the Plan of Liquidation is approved by our stockholders, once the Remaining Assets have been transferred to the Liquidating Trust, the Trustee, in his sole discretion, will determine the actual amount and timing of all distributions to our stockholders. See, “Proposal No. 2: To Approve the Plan of Liquidation of Xcorporeal — Liquidation Distributions” and “Risk Factors — Risks Related to the Plan of Liquidation.”

Q:	Do our executive officers and/or directors have any interest in the Plan of Liquidation or Asset Sale?

A:
Certain of our executive officers have employment, change in control and other agreements that provide for severance payments full vesting of all unvested equity awards if any such executive officer's employment is terminated for any reason in connection with a change in control or if we terminate their employment at any time without cause or if they are constructively terminated and/or certain other payments in the event we successfully consummate the Asset Sale.

The consummation of the Asset Sale may be deemed a change of control under these agreements and/or may trigger certain severance payments to our executive officers. The employment of each of these executive officers will be terminated by us either prior to or during the wind down of our activities. In either case, such terminations may be deemed terminations in connection with a change in control and/or require such other severance payments. The change of control, severance payments and/or certain other payments that would be due by the Company to our executive officers will be in the amount up to $1,924,300, if our executive officers are terminated as a result of the Asset Sale or if the Asset Sale is successfully consummated, assuming no excise tax gross-up payments are due. In particular, Kelly J. McCrann, our Chairman and Chief Executive Officer, Robert Weinstein, our Chief Financial Officer and Secretary, and Dr. Victor Gura, our Chief Medical and Scientific Officer, may be entitled to severance payments in the amount up to $325,000, $286,500 and $1,312,800, respectively, under their employment agreements. In addition, if the Asset Sale is consummated, Mr. McCrann will be entitled to a payment of $432,500 as a sale transaction success fee. Furthermore, in connection with certain restructuring efforts previously undertaken by us to reduce our operating expenses, Messrs. McCrann and Weinstein and Dr. Gura, may be entitled to receive deferred compensation in the amount of approximately $95,563, $83,531 and $82,050, respectively, our other employees may be entitled to receive deferred compensation, in the aggregate, of approximately $60,000, and a member of our Board of Directors may be entitled to receive deferred compensation in the amount of approximately $70,000. Additionally, as of February 15, 2010, we estimate that certain of our employees would be entitled to receive accrued vacation pay, in the aggregate, of approximately $150,000.

In addition, Mr. McCrann (or an entity affiliated with Mr. McCrann) will also serve as the Trustee of the Liquidating Trust and under the terms of the Liquidating Trust Agreement, in the form attached to this Proxy Statement as Exhibit C, will receive the following compensation for his services as the Trustee: 10% of the aggregate Royalty Payments received by the Liquidating Trust up to $10 million and 5% of any Royalty Payments in excess thereof. Mr. McCrann will also be entitled to reimbursement of his expenses incurred as Trustee on behalf of the Liquidating Trust.

As of September 30, 2009, there were 1.16 million shares of common stock underlying unvested stock options held by our executive officers that will vest as a result of the Asset Sale. The weighted-average exercise price of those stock options is $3.25 per share. None of these stock options have an exercise price at or below $0.065, the last reported sale price of our common stock as quoted on the Pink Sheets Electronic OTC Market (the “Pink Sheets”) on December 16, 2009. Since we do not anticipate that any substantial amount of our share of the Cash Purchase Price will be available for distribution to our stockholders, we anticipate that none of these stock options will be exercised. In addition, as of November 12, 2009, our executive officers and/or directors also held 6,352,596 shares of common stock that will be entitled to the same per share liquidating distributions from the Liquidating Trust, if any, that will be made to the other shares of common stock outstanding. See “Proposal No. 1: Approval of the Asset Sale — Interests of Our Executive Officers and/or Directors in the Asset Sale and the Plan of Liquidation.”

Additionally, on the Closing Date a joint venture to be formed by FUSA and Dr. Gura may enter into an employment agreement with Dr. Gura, pursuant to which Dr. Gura would assist FUSA in the further development of the Assets for a certain period after Closing Date, at a set salary to be determined by FUSA and Dr. Gura. In addition, Dr. Gura may receive an ownership stake in such joint venture. On the Closing Date, FUSA will not enter into any other employment or consulting arrangements with any of our executive officers or employees. Other than described herein, we do not know whether FUSA will enter into any employee or consulting arrangements thereafter with any of our executive officers or employees and FUSA has not notified us of any intention to do so to date.

Q:	What happens to my shares of common stock after the dissolution of the Company?

A:
If the Asset Sale and the Plan of Liquidation are approved by our stockholders and the Asset Sale is consummated, the transfer of the Remaining Assets and Remaining Liabilities to the Liquidating Trust under the Plan of Liquidation or the wind up of our affairs under the Plan of Liquidation will be in complete cancellation of all of the outstanding shares of our common stock. From and after the effective date of the certificate of dissolution to be filed by the Company with the Secretary of State of the State of Delaware (the “Final Record Date”), and subject to applicable law, our common stock will be treated as no longer being outstanding and each holder of our common stock shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Liquidation or the trust agreement governing the Liquidating Trust, as applicable. To the extent any amounts become available for distribution in the future as a result of the Liquidating Trust receiving any Royalty Payments, they will also be distributed pro-rata from the Liquidating Trust. The actual distribution amount will be determined and the final distribution will be made by the Trustee in his sole discretion after the realization over-time of the cash value, if any, of the Royalty Payments, and settlement and satisfaction of all our liabilities and expenses.

Q:	Should I send in my stock certificates now?

A:
No. You should not forward your stock certificates before receiving instructions to do so. As a condition to being a beneficiary of the Liquidating Trust and receipt of any distribution to the stockholders as beneficiaries thereof or receipt of any distribution pursuant to our Plan of Liquidation, if the Asset Sale is not consummated for whatever reason, our Board of Directors, in its absolute discretion, may require the stockholders to (i) surrender their certificates evidencing their shares of common stock to us or (ii) furnish us with evidence satisfactory to the Board of Directors of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors. If surrender of stock certificates should be required following the dissolution, we will send you written instructions regarding such surrender. Any distributions otherwise payable by us to our stockholders who have not surrendered their stock certificates, if requested to do so, will be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property).

Q:	Can I still sell my shares?

A:
You may sell your shares at this time in accordance with the federal and state securities rules and regulations. If the Plan of Liquidation is approved by our stockholders, the Board of Directors, in its absolute discretion, may direct that our stock cease being traded on the Pink Sheets and that our stock transfer books be closed and recording of transfers of common stock discontinued. From and after the Final Record Date, and subject to applicable law, our common stock will be treated as no longer being outstanding and each holder of our common stock shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with the Plan of Liquidation and/or the trust agreement governing the Liquidating Trust, as applicable. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. See “Proposal No. 2: To Approve the Plan of Liquidation of Xcorporeal — Trading of Interests in any Liquidating Trust” and “Proposal No. 2: To Approve the Plan of Liquidation of Xcorporeal — Trading of Our Common Stock.”

Q:	Does the Asset Sale or the dissolution and liquidation of the Company require any regulatory approvals?

A:
We are not aware of any United States federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Asset Sale or the dissolution and liquidation of the Company, except for compliance with the applicable regulations of the SEC in connection with this Proxy Statement and compliance with the General Corporation Law of the State of Delaware (the “DGCL”). Additionally, the dissolution of the Company requires that we obtain a certificate from the department of revenue for the State of Delaware certifying that every license fee, tax, increase, or penalty of the Company has been paid or provided for.

Q:	Does the Plan of Liquidation involve any risk of liability to stockholders?

A:
As of the date of this Proxy Statement, no distributions have been made to our stockholders. However, as part of our Plan of Liquidation, we are obligated to pay, or make provision for the payment of, our expenses and our fixed and contingent liabilities. Under the DGCL, a stockholder could be held personally liable to our creditors for any deficiency, to the extent of such stockholder’s previous distributions from us in liquidation, if we fail to make adequate provision for the payment of our expenses and liabilities.  Moreover, if a stockholder has paid taxes on distributions previously received by the stockholder, a repayment of all or a portion of the prior distribution could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable by that stockholder. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder. Because no distributions have been made to our stockholders as of the date hereof, we do not believe there is any material risk of liability to our stockholders resulting from our fixed and contingent liabilities.

General Information About Voting

Q:	Who is entitled to vote?

A:
The Record Date for the Special Meeting is January ___, 2010. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date there were _________ shares of our common stock and no shares of our preferred stock outstanding. Except as otherwise required by law, the holders of shares of our common stock vote together as a single class on all matters presented to the stockholders.

Q:	How many votes are required to authorize and approve the Asset Sale Proposal, the Plan of Liquidation Proposal and the Adjournment Proposal?

A:
At the Special Meeting, our stockholders will consider and vote on the Asset Sale Proposal, the Plan of Liquidation Proposal and the Adjournment Proposal as separate proposals. The approval of each of the Asset Sale Proposal and the Plan of Liquidation Proposal requires the affirmative vote of the holders of a majority of shares of our common stock outstanding as of the Record Date and entitled to vote thereon. The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon. Members of our Board of Directors and our executive officers who hold (or are deemed to hold) as of November 12, 2009 an aggregate of 6,352,596 shares of our common stock (approximately ___% of the outstanding shares of our common stock as of the Record Date) have indicated that they will vote for the approval of each of the proposals at the Special Meeting.

Q:	Do I have dissenters’ rights?

A:
No. Under the DGCL, stockholders will not have dissenters’ rights in connection with the Asset Sale or the Plan of Liquidation. Section 262 of the DGCL provides that appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 of the DGCL. Because the transactions contemplated under the Asset Purchase Agreement or by the Plan of Liquidation will not involve a merger or consolidation of the Company, our stockholders will not have appraisal rights in connection with the Asset Sale or the Plan of Liquidation.

Q:	What if my shares are held in “street name” by a broker?

A:
If you are the beneficial owner of shares held in “street name” by a broker (or banker or other nominee), your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Stockholders should follow the directions provided by brokers regarding how to instruct brokers to vote the shares.

Q:	How many shares must be present to hold the Special Meeting and how are votes counted?

A:
A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum. Your shares will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or by the Internet, or if you vote at the Special Meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Special Meeting.

Under the rules of various national and regional securities exchanges, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (generally referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters such as the approval of the Asset Sale Proposal and the Plan of Liquidation Proposal. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting “AGAINST” the Asset Sale Proposal and the Plan of Liquidation Proposal and will have no effect on the Adjournment Proposal.

Q:	What if a quorum is not present at the Special Meeting?

A:
If we do not have a quorum at the Special Meeting or if we do not have sufficient affirmative votes in favor of the foregoing proposals, we may, subject to stockholder approval of the Adjournment Proposal, adjourn the Special Meeting to a later time to permit further solicitation of proxies, if necessary, to obtain additional votes in favor of the foregoing proposals. In addition, we may adjourn the Special Meeting without notice, other than by the announcement made at the Special Meeting. Under our Bylaws, we can adjourn the Special Meeting by approval of the holders of a majority of Common Stock having voting power present in person or represented by proxy thereat. We are soliciting proxies to vote in favor of adjournment of the Special Meeting, regardless of whether a quorum is present, if necessary to provide additional time to solicit votes in favor of approval of either or both of the Asset Sale Proposal and the Plan of Liquidation Proposal.

Q:	Who is bearing the costs of the solicitation of proxies in connection with the Special Meeting?

A:
We will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders by telephone, facsimile or other electronic means or in person. Following the original mailing of the Proxy Statement and other soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. We will reimburse any of these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may engage an agent to assist us in the solicitation of proxies. If we do so, such agent’s fee and services will be consistent with our past arrangements and within the range of what is common for companies with similar operations and a number of stockholders similar to us.

Q:	How do I vote?

All stockholders may vote by mail. Registered stockholders (who own their shares in their own name) and most beneficial stockholders (who own shares through a bank, broker or other nominee) also may vote by telephone or the Internet. If one of these options is available to you, we strongly encourage you to use it because it is faster and less costly. Registered stockholders can vote by telephone by calling 1-800-_________ or on the Internet at www.___________.com. Please have your proxy card in hand when calling or going online. To vote by mail, please sign, date and mail your proxy card in the envelope provided.

If you own your shares through a bank, broker or other nominee you should follow the separate instructions that the record stockholder provides to you. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

If you attend the Special Meeting in person, you may request a ballot when you arrive. If your shares are held in the name of your bank, broker or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date for voting.

Q:	Can I change my vote after I submit my proxy?

A:
Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•     voting again by Internet or by telephone;
•     signing another proxy with a later date;
•     giving written notice of the revocation of your proxy to our Secretary prior to the Special Meeting; or
•     voting in person at the Special Meeting.

Q:	What happens if I do not give specific voting instructions?

A:
Stockholders of Record. If you are a stockholder of record and you:

•     Indicate when voting on the Internet or telephone that you wish to vote as recommended by our Board of Directors or
•     if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the nominee who holds your shares with specific voting instructions, the nominee will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF A VOTE “AGAINST” THE APPROVAL OF THE ASSET SALE PROPOSAL AND PLAN OF LIQUIDATION PROPOSAL. Please provide voting instructions to the nominee that holds your shares by carefully following their instructions.

Q:	How do I access proxy materials on the Internet?

A:
Stockholders can access our Notice of Special Meeting and Proxy Statement and a form of a proxy card on the Internet on the “Investors”, sub-category “SEC Filings”, section of our website at www.xcorporeal.com. Our public filings can also be accessed at the SEC’s web site at www.sec.gov. See “Where You Can Find More Information.”

Q:	What if other matters come up at the Special Meeting?

A:
The matters described in this Proxy Statement are the only matters we know of that will be voted on at the Special Meeting. If any other matter or matters are properly brought before the Special Meeting or any adjournment or postponement of the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Q:	What do stockholders need to do now?

A:
After carefully reading and considering the information contained and incorporated by reference in this Proxy Statement, each stockholder should vote by Internet or by telephone or complete and sign his or her proxy card and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable us to conduct business at the meeting.

Q:	Who should I contact with questions?

A:
If you have any additional questions about the Asset Sale Proposal, the Plan of Liquidation Proposal, the Adjournment Proposal or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact our Investor Relations Department at Xcorporeal, Inc., 80 Empire Drive, Lake Forest, CA 92630 or (949) 600-4640. Our public filings can also be accessed at the SEC’s web site at www.sec.gov. See “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters. Statements in this Proxy Statement that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements are only predictions and reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “continue,” “plan,” “forecast,” or other similar words. Such forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur, are necessarily estimates reflecting the best judgment of our senior management on the date on which they were made, or if no date is stated, as of the date of this Proxy Statement. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described below under the caption “Risk Factors”, in the section captioned “Risk Factors” of our Annual Report on Form 10-K (the “Annual Report”) filed with the SEC on March 31, 2009, and in the sections captioned “Risk Factors” of our Quarterly Reports on Form 10-Q (each, a “Quarterly Report”), filed with the SEC on May 15, 2009, August 13, 2009 and November 16, 2009, respectively, that may affect the operations, performance, development and results of our business. Because these factors could cause our actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should understand that, in addition to those factors discussed below under the caption “Risk Factors” and in the section captioned “Risk Factors” of our Annual Report and our Quarterly Reports, factors that could affect our future results and could cause our actual results to differ materially from those expressed in such forward-looking statements, as well as factors that could affect the Sellers’ ability to consummate the Asset Sale, include, but are not limited to:

•	the effect of receiving a “going concern” statement in our independent registered public accounting firm’s report on our 2008 financial statements;
•	our significant capital needs and ability to obtain financing both on a short-term and a long-term basis;
•	our ability to successfully research and develop marketable products and our ability to obtain regulatory approval to market and distribute such products;
•	anticipated trends and conditions in the industry in which we operate, including regulatory changes;
•	general economic conditions;
•	the Sellers’ ability to obtain the approval of the assets sale and plan of liquidation by the Sellers’ stockholders;
•	the Company’s ability to satisfy its liabilities and obligations out of the proceeds of the transactions described herein and other available resources, if any;
•	the Company’s ability to distribute any remaining cash to its stockholders; and
•	other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the SEC.

Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this Proxy Statement as anticipated, believed, estimated, expected or intended.

These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Proxy Statement may not occur. You should review carefully sections captioned “Risk Factors” included in our Annual Report and our Quarterly Reports and the risks discussed under the caption “Risk Factors” below for a more complete discussion of these and other factors that may affect our business.

PROPOSAL NO. 1: APPROVAL OF THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF XCORPOREAL

General Overview

At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal to approve the sale of substantially all of our Assets to FUSA, including all of our assets, properties and rights used in our business, excluding our (i) cash, restricted cash and cash equivalents, (ii) accounts receivable, (iii) marketable securities, (iv) website and (v) insurance policies.

As consideration for the sale of substantially all of our assets to FUSA, on the closing date of the Asset Sale (the “Closing Date”) we will receive (a) $2,100,000, which is our portion of the Cash Purchase Price, in addition to $200,000 which was previously paid to us as the exclusivity fee, of which $1,650,000 will be paid to us on the Closing Date, $375,000 will be paid to us on April 1, 2010 and $75,000 will be paid to us on April 1, 2011, and (b) our share of the Royalty Payments (as defined below). In addition, of the portion of the Cash Purchase Price being paid to NQCI, per the agreement of the Sellers, $1,871,430 is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009.

The Asset Sale will be made pursuant to the Asset Purchase Agreement. The material terms of the Asset Purchase Agreement are presented below under the caption “Description of the Asset Purchase Agreement” and a copy of the Asset Purchase Agreement is attached to this Proxy Statement as Exhibit A. Stockholders are urged to carefully review the Asset Purchase Agreement in its entirety.

Background of the Asset Sale

In late 2007, we began to explore strategic alternatives available to us, including the possible sale of some of our assets or the equity of the Company. In February 2008, we engaged William Blair & Company (“William Blair”) as our financial advisor in connection with a possible private placement or the sale of our securities or merger, sale or exchange of 50% or more of our authorized capital stock or sale of some or all of our assets. At such time, our intent was to execute our modified business plan to continue the development of the PAK. Around this time, based on deteriorating economic conditions and our inability to obtain debt or equity financing, our Board of Directors began to discuss whether to sell the equity of the Company as a single entity or to sell certain of our assets in one or more transactions at an acceptable price. We did not believe that raising additional capital through an equity or debt offering was achievable given the ongoing arbitration with NQCI and the private investors which we contacted regarding such capital investments specifically indicated to us that the uncertainty of the outcome of the arbitration with NQCI was the reason why capital financing was unavailable to us. After extensive discussions, our Board of Directors concluded that sale of certain of our assets was the preferred course of action insofar as the proceeds of such sale would have allowed us to continue to develop certain of our products to be derived from the extra-corporeal platform technology. Moreover, the Board of Directors noted that even if a single buyer existed, a better aggregate price might be obtained by selling individual assets to buyers with a specific interest in them.

In March 2008, in light of our continuing deteriorating liquidity position, ongoing severe economic recession and our inability to obtain additional debt or equity financing, the Board of Directors reconsidered its strategy of selling certain of our assets and concluded that sale of the equity of the Company to a single buyer was the preferred course of action insofar as it would save time, minimize transaction expenses and provide the greatest possibility of a distribution to our stockholders. However, the Board of Directors also noted that there might not be a single buyer for our range of technologies. As a result of the foregoing considerations, the Board of Directors authorized our management to explore the sale of the equity of the Company to a single buyer as a preferred course of action, but agreed to study the response of buyers in order to validate the decision to pursue a single transaction.

We, William Blair and Synergy Partners, a Pacific Rim investment banker and agent (“Synergy”), prepared a list of more than 60 prospective acquirers and financing sources and we began making contact with them in March 2008. More than 30 prospective acquirers and investors expressed preliminary interest in all or parts of the Company and requested additional information, and out of those 5 potential acquirers also visited us. By late 2008, we concluded that none of the prospective buyers were interested in acquiring the equity of the Company and that either no bids would be forthcoming or bids would be significantly below what our Board of Directors believed to be the fair value of the Company due to the all-or-none requirement. However, a few prospective acquirers had a strong interest in acquiring our technology related to the PAK.

In September 2008, our former Chief Executive Officer, Dan Goldberger, visited two potential acquirers to determine their level of interest in either partnering with us or acquiring the equity of the Company. Both of these parties agreed to conduct further due diligence and provide their level of interest in a transaction.

In October 2008, Kelly J. McCrann, our Chairman and Chief Executive Officer, traveled to several locations worldwide to gauge the level of interest of three other potential strategic partners that expressed interest in a possible transaction with us.

In November 2008, Mr. McCrann, Dr. Victor Gura, our Chief Medical Officer, Barry Fulkerson (our chief engineer) and Robert Weinstein, our Chief Financial Officer, attended the American Society of Nephrology conference held in Philadelphia, Pennsylvania. We privately debuted, under signed confidentiality agreements, our PAK prototype and displayed our WAK to a select group of parties that we believed might be interested such devices, some of which had already been contact by us. Based upon Mr. McCrann’s visits to the three potential strategic partners, we were approached by a third-party which is engaged in the manufacture and commercialization of dialysis and other medical devices (“Development Partner”), regarding an interest in partnering with us to develop a continuous renal replacement therapy (“CRRT”) device using our platform technology. As a result of our initial discussions, we facilitated the start of its due diligence process.

Several discussions and meetings, both at our headquarters and offices of the Development Partner, were held between Mr. McCrann, Dr. Gura, and two of our senior product engineers along with the Development Partner’s senior product development team.  After several discussions and meetings, a preliminary term sheet for the development of a CRRT device was drafted in December 2008. After subsequent negotiations over the contents of the term sheet, in March 2009, the Development Partner provided the Company a draft memorandum of understanding (“MOU”) expanding the terms outlined in the December 2008 term sheet. After providing the MOU, the Development Partner informed us that they would have to postpone their decision to move forward with this project based upon general economic conditions and other development projects the Development Partner was pursuing.

In light of our then diminishing resources, consisting primarily of capital raised through a private placement that closed during the fourth quarter 2006, and the apparent lack of interest in the Assets by the prospective acquirers exploring the acquisition of all of our assets in a single transaction, our Board of Directors continued to consider strategies for continuing to operate the Company as a going concern, again exploring the sale of some of the Assets, this time to a wider group of prospective acquirers without the requirement of buying the equity of the Company, or shutting down the Company’s business operations, liquidating assets and distributing any remaining cash proceeds to our stockholders. However, at such time, few prospective acquirers expressed an interest in aggressively pursuing the acquisition of our Assets due to the uncertain surrounding the outcome of the arbitration proceeding with NQCI, which commenced in 2006 and continued into the second quarter of 2009.

Given these circumstances, in late March 2009, Mr. McCrann began a preliminary dialogue with Mr. Ben Lipps, Chairman of the Board of Fresenius Medical Care Holdings, Inc. (“Fresenius Medical Care”), to determine the interest of Fresenius Medical Care to acquire certain or all of our Assets. From April 2009 to June 2009, Mr. McCrann and Mr. Lipps, along with Mohsen Reihany, senior advisor to Mr. Lipps, exchanged numerous telephone calls concerning a potential proposal by Fresenius Medical Care to purchase substantially all of our Assets. During the same period that discussions with Fresenius Medical Care were taking place, Mr. McCrann also held several preliminary discussions with another potential acquirer, whom he visited in October 2008. The other party expressed interest in acquiring certain of our assets but did not submit a final offer nor pursued extensive due diligence of the Company or our assets.

In June 2009, Fresenius Medical Care commenced its extensive due diligence review of our Company and our assets.

During the period from September 2008 to late September 2009, our Board of Directors held nine meetings to discuss the potential financing sources, strategic partners and potential third parties who may have been interested in acquiring our assets. The Board of Directors provided guidance relating to the Development Partner transaction, the ongoing discussions with companies interested in acquiring certain of our assets and the final decision to pursue the sale of substantially all of our assets to Fresenius Medical Care or its affiliates.

In addition, in the spring of 2009, Mr. McCrann engaged in discussions with a certain third party introduced to us by Synergy. Following the initial rounds of preliminary discussions to determine the third party’s interest in purchasing certain of the Assets, the chairman of the board and the head of the medical group of such third party visited our operating facility in Lake Forest in order to observe the demonstration of certain of our products. These meetings were followed by the engineers and sales representatives of the third party also visiting our operating facility later in the spring of 2009. However, following such discussions and visits of our operating facility, the third party informally indicated that it was only interested in our PAK technology, and subsequently ceased all discussions with us. During such discussions, our management apprised our Board of Directors of the status of the dialogue and the third party’s acquisition intent (or the lack thereof) with respect to our Assets. Our efforts to engage in further discussions with this party have not provided any meaningful results or proposals since.

Additionally, during the later parts of the summer 2009 and beginning of September 2009, Mr. McCrann engaged in discussions with another potential strategic acquirer to gauge its interest in purchasing certain and/or all of our Assets. Such strategic acquirer expressed an informal interest in certain of our assets, and specifically the WAK. During this time, the head of development for renal technology of such strategic acquirer visited our operating facility to further discuss its expression of interest, however, as a result of such visits no formal expression of interest was indicated to us and our efforts to engage in further discussions with this party have not provided any meaningful results or proposals to date. Throughout this process, our management apprised our Board of Directors of the status of the talks and this potential strategic acquirer’s intent (or the lack thereof) with respect to our Assets.

On August 6, 2009, our Board of Directors held a telephonic meeting with our management and counsel to the Company to discuss the status of negotiations with interested bidders. Management also discussed the current status of discussions with Fresenius Medical Care and was authorized to negotiate a letter of intent with Fresenius Medical Care or its affiliates. Management reported to the Board of Directors that discussions with the Development Partner continued and that other discussions now were focused on specific assets, rather than a transaction for the equity of the Company.

On September 9, 2009, we reviewed the terms of a transaction proposed by FUSA, a wholly-owned subsidiary of Fresenius Medical Care, in a draft non-binding term sheet for the acquisition of all of the Assets, which also included proposed provisions prohibiting us from soliciting other offers. The non-binding term sheet indicated that any further efforts by FUSA would be subject to its remaining due diligence and confirmation by FUSA and its counsel of certain approvals that would allow it to proceed with the transaction.

Following our review of FUSA’s non-binding term sheet, our management had several telephonic discussions with FUSA, including its willingness to increase their purchase price. In connection with such discussions, FUSA continued to indicate that it was not interested in acquiring the equity of the Company through the purchase of all of our outstanding shares of common stock.

On September 21, 2009, the Sellers and FUSA executed an exclusivity letter (the “Exclusivity Letter”) pursuant to which the Sellers agreed to grant FUSA access to the books, records, personnel, properties, contracts and other data of the Sellers, subject to reasonable time, location and other restrictions for the purpose of FUSA further conducting its’ “due diligence” of the Seller’s operations in connection with FUSA’s intent in purchasing substantially all of the assets of the Sellers. The Sellers also agreed that, until the later of (i) December 21, 2009 and (ii) the date on which any of the parties provided the others with written notice that negotiations to execute a definitive agreement were terminated (which any of the parties were entitled to do in their sole discretion), they would not directly or indirectly (i) solicit or take any other action to facilitate any offers from third parties with respect to the acquisition of the Company or a part or all of the Assets, (ii) enter into an agreement to facilitate, approve or endorse such proposal or in connection with such proposal, abandon or terminate the proposed transaction between the Sellers and FUSA or (iii) enter into discussions, inquire or furnish information with respect to any such proposal (a “Acquisition Proposal”).

The Board of Directors held telephonic meetings with management to discuss the status of the transaction with FUSA, including a detailed discussion of the terms of the non-binding term sheet with FUSA. During the later of such meetings, the Board of Directors determined that the Asset Sale would maximize stockholder value and that the Company’s best change to receive any royalty payment(s) from the sale of its assets is to consummate the Asset Sale and thereby, indirectly partnering with FUSA, the world's largest integrated provider of products and services for individuals undergoing dialysis because of chronic kidney failure. The Board of Directors also determined that approving the Asset Sale would increase the probability that we will be able to distribute liquidation proceeds from the Liquidating Trust to our stockholders.

On November 28, 2009, our Board of Directors approved the Asset Purchase Agreement and the sale of the Assets to FUSA as described in this Proxy Statement. Under the Asset Purchase Agreement, the Sellers have agreed to restrictions similar to those contained in the Exclusivity Letter until the earlier of the consummation of the Asset Sale and the termination of the Asset Purchase Agreement in accordance with its terms; provided, that we may prior to obtaining approval of the Asset Sale contemplated by this Proxy Statement engage in negotiations or discussions with any party that has made an unsolicited bona fide Acquisition Proposal and, subject to certain conditions, furnish nonpublic information regarding the Company to such party, provided that our Board of Directors may only take such actions if it has determined in good faith, after consultation with its advisors, that such action is required in order for the Board of Directors to comply with its fiduciary obligations to our stockholders under applicable law. We agreed to promptly notify FUSA of any Acquisition Proposal, the terms thereof and requests related thereto. In addition, in consideration of FUSA signing the Asset Purchase Agreement, the Sellers agreed that in connection with the termination of the Asset Purchase Agreement as a result of any Seller proceeding with a Superior Proposal, contemporaneously with the closing of a transaction contemplated by a Superior Proposal, such terminating Seller shall be obligated to pay a termination fee of $2,500,000 to FUSA.  In the event such terminating Seller is the Company, the Company also agreed to reimburse FUSA for, among other things, all its reasonably incurred development expenses in connection with the provision of the Services (as defined below) by certain personnel of the Company to FUSA.

We will promptly consider in good faith any proposed alteration of the terms of the Asset Purchase Agreement in response to any Acquisition Proposal.

The Sellers and FUSA executed the Asset Purchase Agreement on December 14, 2009 and we publicly announced this transaction on December 18, 2009.

THE FOLLOWING SECTION OF THE PROXY STATEMENT DESCRIBES MATERIAL ASPECTS OF THE PROPOSED SALE OF SUBSTANTIALLY ALL OF OUR ASSETS. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE ASSET SALE, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE ASSET SALE.

Description of the Asset Purchase Agreement

The following is a brief summary of certain key provisions of the Asset Purchase Agreement. This description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this Proxy Statement as Exhibit A. Stockholders are urged to read the Asset Purchase Agreement in its entirety.

Purchase and Sale of Assets

Out of the assets being sold by the Sellers to FUSA, we agreed to sell and FUSA agreed to purchase all of the Assets and rights of the Company consisting of the following:

•
all of our patents, trademarks, trade names, and other intellectual property, including domain names (the “Business IP Rights”) that comprise, are used, are held for use, or are intended for use by the Company in connection with or relating to the designs for portable hemodialysis devices (the “PAK Technology”);

•
the Business IP Rights that comprise, are used or are held for use by the Company in connection with or relating to the designs for continuous renal replacement therapy devices (the “CRRT Technology”);

•	the Business IP Rights that comprise, are used or are held for use by the Company in connection with or relating to the designs for wearable hemodialysis devices (the “HD WAK Technology”);
•	the Business IP Rights that comprise, are used or are held for use by the Company in connection with or relating to the designs for wearable ultrafiltration devices (the “WUD Technology”);
•
the Business IP Rights that comprise, are used or are held for use by the Company in connection with or relating to the designs for wearable continuous renal replacement therapy devices (the “WAK CRRT Technology”);

•	the Business IP Rights that comprise, are used or are held for use by the Company in connection with or relating to the development of the supersorbent technology (the “Supersorbent Technology”);
•	all of our other intellectual property used in connection with our business;
•
all software used internally by the Company (and collectively with the PAK Technology, the CRRT Technology, the HD WAK Technology, the WUD Technology, the WAK CRRT Technology and the Supersorbent Technology, the “Business Intellectual Property”);

•	our tangible property and equipment;
•	all of our personal property leases;
•	certain contracts or agreements to which we are a party relating to our business;
•	all permits relating to our business to the extent that such permits are transferable;
•	subject to certain exceptions, all of our books and records relating to our business; and
•	all goodwill associated with our business and the Business Intellectual Property.

FUSA will not be assuming any liabilities arising out of the operation of the business or liabilities associated with the Sellers’ ownership or use of any of the Assets prior to the closing of the Asset Purchase Agreement.

.	Purchase Price

The aggregate consideration (the “Aggregate Consideration”) for the Assets to be paid by FUSA to the Sellers consists of the following:

•
aggregate cash payments in the amount of $8,000,000 (the “Cash Purchase Price). The Cash Purchase Price shall be paid to the Sellers as follows: (a) an exclusivity fee in the amount of $200,000 previously paid by FUSA to us, (b) $3,800,000 on the date of closing (the “Closing Date”) of the transactions (the “Transactions”) contemplated under the Asset Purchase Agreement (the “Closing”), of which we and NQCI will receive $1,650,000 and $2,150,000, respectively, (c) $2,000,000 on April 1, 2010 (the “First Installment”), of which we and NQCI will receive $375,000 and $1,625,000, respectively, and (d) $2,000,000 on April 1, 2011 (the “Second Installment”), of which the Company and NQCI will receive $75,000 and $1,925,000, respectively. In the aggregate, if the Asset Sale is consummated, we will receive $2,300,000 and NQCI will receive $5,700,000 of the Cash Purchase Price. In addition, of the Cash Purchase Price being paid to NQCI, $1,871,430 is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award issued on April 13, 2009 (the “Partial Final Award”).

•
during the life of the patents included in the HD WAK Technology (the “HD WAK Patents”) we will be entitled to royalty payments equal to 60% of (i) 2% of the net revenues received by FUSA from the sale of wearable hemodialysis (“HD WAK”) devices in each country where such sales infringe valid and issued claims of the Sellers’ HD WAK Patents issued in such country (“HD WAK Devices Royalty”) plus (ii) $0.75 per treatment for the attendant disposables that incorporate the HD WAK Technology (“Attendant Disposables”), not to exceed a maximum of $1.50 per patient per week in a country where such sales infringe valid and issues claims of the HD WAK Patents issued in such country (the “Attendant Disposables Royalty”, and together with the HD WAK Devices Royalty, the “HD WAK Royalty”). Such payment for Attendant Disposables will not be payable with regard to Attendant Disposables that incorporate any technology for which a Supersorbent Royalty (as defined below) is paid by FUSA to any Seller or any of their affiliates.  NQCI will be entitled to the remaining 40% share of the HD WAK Royalty; and

•
During the life of any patents included in the Supersorbent Technology (the “Supersorbent Patents”), we will be entitled to royalty payments equal in an amount to 40% of (i) the lesser of $0.75 per supersorbent cartridge or $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country less (B) any and all royalties payable to The Technion Research and Development Foundation Ltd. (“TRDF”) pursuant to the Research Agreement and Option for License, dated June 16, 2005 (the “Research Agreement”), or any subsequently executed license agreement between TRDF and FUSA. Such payment for supersorbent cartridges will not be payable with regard to supersorbent cartridges that incorporate any HD WAK Technology for which a HD WAK Royalty is paid by FUSA to any Seller or any of their affiliates (the “Supersorbent Royalty,” and together with the HD WAK Royalty, the “Royalty Payments”). NQCI will be entitled to the remaining 60% share of the Supersorbent Royalty.

The allocation of the Aggregate Consideration between the Sellers is consistent and was agreed to in accordance with the terms of the Memorandum (as defined below) and the Partial Final Award.

FUSA also granted to the Sellers an option to obtain a perpetual, worldwide license to the Supersorbent Technology for use in healthcare fields other than renal. The option will be exercisable during the twelve-month period following FUSA’s receipt of regulatory approval for the sale of a supersorbent product in the United States or European Union, which the Company expects will require further development of the supersorbent technology with TRDF and successful completion of clinical trials by FUSA. In the event that such option becomes exercisable and a Seller exercises the option, the consideration payable to FUSA by such Seller(s) for the exercise of the option will consist of a payment in the amount of $7,500,000, payable in immediately available funds, and a payment of an ongoing royalty in the amount equal to the lesser of $0.75 per supersorbent cartridge and $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country.

Assets to be Retained by the Company

We will retain all assets not sold to FUSA, including the following:

•	our cash, restricted cash and cash equivalents;
•	our accounts receivable;
•	our marketable securities;
•	our website, including its content, look and feel, verbiage and images;
•	our insurance policies;
•	security deposits for our corporate and operating facilities;
•	our share of the Cash Purchase Price, which is equal to $2,300,000;
•	our share of the Royalty Payments;
•	certain computer and office equipment; and
•	our minute book, stock records, corporate seal and our and our employees’ corporate and personal, financial and SEC records.

FUSA will purchase our only business segment, which consists of the business related to our extra-corporeal platform and development of any products to be derived therefrom.

Representations and Warranties of the Company

In the Asset Purchase Agreement, we made certain customary representations and warranties to FUSA regarding:

•	organization, standing and power, and authority;
•	financial statements;
•	condition of acquired tangible assets; taxes; title to the purchased assets;
•	lack of infringement of or by our intellectual property;
•	compliance with laws, licenses and permits;
•	employee benefits, labor, and environmental matters; and
•	absence of litigation, required consents, and broker, finder and investment banking fees.

These representations and warranties may be subject to certain exceptions that are set forth in exhibits and schedules to the Asset Purchase Agreement.

Representations and Warranties of FUSA

FUSA made certain customary representations and warranties to the Sellers regarding organization and standing, authority and authorization, absence of litigation that is effecting or which could affect the legality, validity or enforceability of the Asset Purchase Agreement and the Transactions, brokers’ fees and availability of funds to pay the cash portion of the Aggregate Consideration for the Assets.

Conduct Prior to Closing

In order to obtain the approval of the Asset Sale, the Asset Purchase Agreement and the Transactions by our stockholders, our Board of Directors agreed: (a) to hold a meeting of our stockholders for the purpose of voting to approve and adopt the Asset Purchase Agreement and the Transactions contemplated hereby and, subject to the fiduciary duties of our Board of Directors, to (i) recommend approval and adoption of the Asset Purchase Agreement and the Transactions by our stockholders and include in any proxy or information statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval, (b) as promptly as practicable to prepare this Proxy Statement, (c) at or prior to the closing, to deliver to FUSA a certificate of our Secretary setting forth the voting results from our stockholder meeting and (d) otherwise to use our reasonable best efforts to hold our stockholders meeting as soon as practicable after the date of the Asset Purchase Agreement. In addition, NQCI agreed, acting through its board of directors, subject to and in accordance with applicable law and its certificate of incorporation and by-laws, as soon as practicable, to solicit the written consent of its stockholders to approve and adopt the Asset Purchase Agreement and the Transactions.

Until the closing of Asset Purchase Agreement, we are obligated to carry on our business in the ordinary course in substantially the same manner as previously conducted immediately prior to the execution of the Asset Purchase Agreement. We also agreed to: (a) use our best efforts to carry on our business and our affairs in such a manner so that our representations, warranties and covenants contained in the Asset Purchase Agreement shall continue to be accurate and correct throughout such period, and on and as of the Closing Date as if made by us on the Closing Date, (b) promptly notify FUSA, in writing, of any material development with respect to our business or any of our assets or properties, (c) confer with FUSA concerning operational matters of a material nature, and (d) use our best efforts, recognizing the constraints of our financial condition, (i) to preserve intact our present business organization, (ii) to keep available the services of our present officers and employees, (iii) to preserve our relationships with customers, suppliers and others having business dealings with us, and (iv) not to do or permit to be done any action that would result in a Material Adverse Effect.  “Material Adverse Effect” means (in the case of either (x) or (y)) that (x) there has not been any fact, event, circumstance or change affecting or relating to Xcorporeal, Operations which, individually or, in the aggregate, has had a material adverse effect on the financial condition or results of operations of Xcorporeal and Operations, taken as a whole and (y) there has not been any fact, event, circumstance or change affecting or relating to NQCI which, individually or in the aggregate, has had a material adverse effect on the financial condition or results of operations of NQCI.

The parties further agreed not to issue or make any press release or other public statements or otherwise announce the transactions described in the Asset Purchase Agreement, except as approved by the parties in writing.

Until the closing of the Asset Purchase Agreement, we will afford FUSA and its officers, authorized employees, accountants, counsel and other authorized representatives reasonable access during normal business hours to the properties, books, records and personnel of the business, as FUSA may reasonably request (subject to any limitations that are reasonably required to preserve any applicable attorney client privilege or third party confidentiality obligation).

The Sellers also agreed to certain other covenants customary of the transactions of this nature.

Conditions Precedent to Each Party’s Obligations

The obligation of the parties to effect the Transactions is subject to the satisfaction, at or before the closing, of the following conditions:

•	the approval of the Asset Sale by each of the Seller’s stockholders holding the majority of the outstanding voting securities of such Seller (the “Stockholder Approvals”);

•
that no governmental authority  of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and having the effect of making the Transactions illegal or otherwise prohibiting or materially restricting consummation of the Transactions; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted; and

•	that certain third party consents are obtained by the Sellers.

Conditions Precedent to FUSA’s Obligations

          The obligation of FUSA to purchase the Assets is subject to the satisfaction, at or before the closing, of the following conditions:

•
that the representations and warranties of the Sellers contained in the Asset Purchase Agreement are true and correct in all respects as of the date of the Asset Purchase Agreement and as of the Closing Date;

•	the Sellers shall have performed in all material respects all obligations required to be performed by them under the Asset Purchase Agreement at or prior to the closing;

•
that no Material Adverse Effect (as defined below) shall have occurred with respect to the Assets or, recognizing the constraints of the Sellers’ financial situation, the Business since the date of the Asset Purchase Agreement and no fact or circumstance shall have occurred or arisen since the date of the Asset Purchase Agreement that would reasonably be expected to have such a Material Adverse Effect;

•	no fact or condition shall have arisen that would preclude in any material respect FUSA from taking title in the Assets;

•
prior to or concurrently with the closing, FUSA and us shall have negotiated and delivered a WAK/PAK Technology Assignment of License assigning to FUSA all of our licensed rights to current and future intellectual property comprised of certain U.S. patents and patent applications relating to PAK Technology and WAK HD Technology;

•	FUSA shall have received from counsel to the Sellers, one or more customary legal opinions; and

•
the Research Agreement shall have been validly assigned to FUSA and the exclusive license for use of the Supersorbent Technology in any and all medical applications, as contemplated by the Research Agreement, shall have been executed and delivered on terms and conditions substantially as set forth in Appendix C to the Research Agreement and otherwise on terms and conditions reasonably satisfactory to FUSA; such license shall be in the name of and for the benefit of FUSA or shall be in the name of and for the benefit of NQCI and shall be assigned to FUSA at the Closing with the written consent of TRDF.

          Conditions Precedent to Our Obligations

          Our obligation to consummate the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction of the following conditions:

•
that the representations and warranties of FUSA shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) as of the date of the Asset Purchase Agreement, and except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the closing; and

•	that FUSA shall have performed in all material respects all obligations required to be performed by it under the Asset Purchase Agreement at or prior to closing.

          The Closing

          The closing of the Asset Purchase Agreement will take place on such date and at such time and place as may be mutually agreed upon by the parties as soon as practicable after the satisfaction or waiver of all conditions in the Asset Purchase Agreement.

          Survival of Representations and Warranties and Indemnification

From the closing until April 1, 2011 (the “Survival Period”), in the event either of the Sellers, on one hand, and FUSA, on the other hand (each, as applicable, an “Indemnifying Party ”) breaches any of its representations, warranties or covenants contained in the Asset Purchase Agreement, except that the representations and warranties of the Sellers with respect to organization and standing, authority, the Assets being free and clear of all encumbrances (except as provided in the disclosure schedules to the Asset Purchase Agreement), certain other representation and warranties regarding the Assets, intellectual property and brokers shall survive as long as FUSA is required to pay the Royalty Payments to the Sellers or until termination of the Asset Purchase Agreement in accordance with its terms, and provided that FUSA, in the event of a breach by any of the Sellers, or the Sellers, in the event of a breach by FUSA (each, as applicable, an “ Indemnified Party ”) makes a written claim for indemnification to the other, then the Indemnifying Party shall indemnify and hold harmless the Indemnified Party, in the event the Indemnifying Party is FUSA, from and against any and all Damages incurred by or suffered to Sellers or its affiliates by reason of (a) any of the Assumed Liabilities (as defined below), including the failure of FUSA to pay, discharge or perform any of the Assumed Liabilities as and when due; and (b) any breach of any representation or warranty of FUSA contained herein, and in the event the Indemnifying Parties are the Sellers, from and against any and all Damages incurred by or suffered to FUSA or its affiliates by reason of (x) any liability or obligation relating to any Seller or the Assets, other than Assumed Liabilities, and (y) any breach of any representation or warranty of Sellers contained in the Asset Purchase Agreement.  In the event of the final determination of any liability under the Asset Purchase Agreement from Sellers to FUSA, FUSA may, upon written notice to Sellers, setoff or recoup, in whole or in part, such amounts from the First Installment, the Second Installment and the Royalty Payments. “Damages” means any loss, liability, claim, damage and expense, including reasonable attorneys’ fees.

The indemnification liability for the Sellers is capped at $2,000,000 plus the amount of Royalty Payments that have been paid, or are due and payable, to Sellers under the Asset Purchase Agreement. In addition, neither Seller will have any indemnification liability (for indemnification or otherwise) until the aggregate amount of all Damages actually incurred or suffered by FUSA under the Asset Purchase Agreement exceeds $50,000 (the “Threshold Amount”) and then only for the amount of the damages exceeding the Threshold Amount.

Exclusivity

The Sellers have agreed, similar to the restrictions contained in the Exclusivity Letter, that until the earlier of the consummation of the Asset Sale and the termination of the Asset Purchase Agreement in accordance with its terms (the “Termination Date”), they would not directly or indirectly (i) solicit or take any other action to facilitate any offers from third parties with respect to the acquisition of the Company or a part or all of the Assets, (ii) enter into an agreement to facilitate, approve or endorse such proposal or in connection with such proposal, abandon or terminate the Asset Sale transaction or (iii) enter into discussions, inquire or furnish information with respect to any such proposal (a “Acquisition Proposal”); provided, that the Sellers may prior to obtaining approval of the Asset Sale contemplated by this Proxy Statement engage in negotiations or discussions with any party that has made an unsolicited bona fide Acquisition Proposal and, subject to certain conditions, furnish nonpublic information regarding the Company to such party, provided that our Board of Directors may only take such actions if it has determined in good faith, after consultation with its advisors, that such action is required in order for the Board of Directors to comply with its fiduciary obligations to our stockholders under applicable law (the “Superior Proposal”). We agreed to promptly notify FUSA of any Acquisition Proposal, the terms thereof and requests related thereto. We will promptly consider in good faith any proposed alteration of the terms of the Asset Purchase Agreement in response to any Acquisition Proposal. In addition, the parties agreed that in connection with the termination of the Asset Purchase Agreement as a result of any Seller proceeding with a Superior Proposal, contemporaneously with the closing of a transaction contemplated by a Superior Proposal, such terminating Seller shall be obligated to pay a termination fee of $2,500,000 to FUSA.  In the event such terminating Seller is the Company, the Company also agreed to reimburse FUSA for, among other things, all its reasonably incurred development expenses in connection with the provision of the Services (as defined below) by certain personnel of the Company to FUSA.

Termination

The Asset Purchase Agreement may be terminated under certain circumstances, including:

•	by the mutual agreement of FUSA and the Sellers;
•
by the Sellers or FUSA if any governmental authority shall have issued a final order, decree or ruling or taken any other action, which has the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under the Asset Purchase Agreement;

•
by the Sellers if the board of directors of any Seller determines in good faith that it has received a Superior Proposal (as defined below) and that it is required to terminate the Asset Purchase Agreement in order to comply with its fiduciary duties, and otherwise complies with certain terms of the Asset Purchase Agreement;

•	by FUSA if the Stockholder Approvals have not been obtained on or before February 28, 2010; and
•	subject to certain limitations, by FUSA or any Seller, if the closing has not occurred on or before February 28, 2010 and the Asset Purchase Agreement has not previously been terminated.

Any termination of the Asset Purchase Agreement would be effective immediately upon delivery of a valid written notice of the terminating party to the other parties. If any party terminates the Asset Purchase Agreement, all obligations of the parties terminate without any liability of any party to any other party (except for any liability of any party for willful breaches of the Asset Purchase Agreement).

In connection with the termination as a result of any Seller proceeding with a Superior Proposal, contemporaneously with the closing of a transaction contemplated by a Superior Proposal, such terminating Seller shall be obligated to pay a termination fee of $2,500,000 to FUSA. In the event such terminating Seller is the Company, we also agreed to reimburse FUSA for, among other things, all of its reasonably incurred development expenses in connection with the provision of the Services (as defined below) by certain of our personnel to FUSA.

Side Agreement

In connection with the Asset Purchase Agreement, the Company entered into a side agreement, dated December 14, 2009 (the “Side Agreement”), with FUSA pursuant to which (i) subject to the approval of the lessor, FUSA agreed on the Closing Date to assume the lease agreement of our operating facility located at 80 Empire Drive, Lake Forest, California 92630 (the “Lease”) and in consideration of such assumption, we agreed to pay to FUSA on the Closing Date the amount of $175,000, representing approximately six months of rent and common area expenses that are expected to be incurred by FUSA under the Lease following the Closing Date, (ii) FUSA engaged us to perform such consulting, advisory and related services through certain Key Personnel (as defined in the Side Agreement) to and for FUSA as may be reasonably requested from time to time by FUSA and its affiliates (the “Services”), for the period beginning on November 16, 2009 and ending on the Closing Date, unless sooner terminated in accordance with the terms of the Side Agreement, and in consideration for the Services rendered by us during such term, FUSA agreed to pay to us a cash fee, payable in semi-monthly installments, at the annual rate for the full-time services of each of the Key Personnel, as more fully described in the Side Agreement, and (iii) in consideration of FUSA having incurred and continuing to incur certain expenses on our behalf, we agreed to reimburse FUSA for certain of its expenses reasonably incurred on our behalf, including, tooling, prototyping and intellectual property maintenance expenses, all reasonably documented third party expenses incurred by FUSA in negotiating and documenting the transactions contemplated by the Asset Purchase Agreement and the Side Agreement (including FUSA’s reasonable attorneys’ fees and expenses), consulting fees and certain other miscellaneous consulting expenses, in the event the closing under the Asset Purchase Agreement does not take place as a result of the Company consummating a Superior Proposal. The material terms of the Side Agreement are summarized above and a copy of the Side Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 18, 2009. Stockholders are urged to carefully review the Side Agreement in its entirety.

Voting Agreement

In connection with the execution of the Asset Purchase Agreement, certain of the Sellers’ executive officers and/or directors executed a Stockholder Voting Agreement (the “Voting Agreement”).  Under the Voting Agreement, such directors and/or executive officers of the Company have committed (i) to vote all of the shares of the Company’s common stock owned by them as of December 14, 2009, together with all shares of our common stock acquired by them as a result of the exercise of any options owned by them as of such date, in favor of the adoption of the Asset Purchase Agreement and the approval of the Asset Sale, and (ii) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.  The shares subject to the Voting Agreement constitute approximately 41.9% of our outstanding common stock as of November 12, 2009, and more than 50% of NQCI’s outstanding voting securities. The terms of the Voting Agreement are summarized above and a copy of the Voting Agreement was filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 18, 2009. Stockholders are urged to carefully review the Voting Agreement in its entirety.

On November 28, 2009, our Board of Directors approved, subject to stockholder approval, the Asset Purchase Agreement and the transactions contemplated thereunder, including the sale of substantially all of our assets to FUSA, and voted to recommend that our stockholders approve the Asset Purchase Agreement and the Asset Sale. We are now seeking stockholder approval of the Asset Purchase Agreement and the Asset Sale.

Description of the Arbitration Proceeding and Other Agreements Entered Into With NQCI

The following is a brief summary of certain key provisions of the Partial Final Award issued on April 13, 2009 in our arbitration proceeding with NQCI as such relate to the Asset Purchase Agreement and certain key provisions of the Binding Memorandum of Understanding and the Agreement, dated as of August 7, 2009 (the “Memorandum”), and Stipulation Regarding Partial Final Award, dated as of August 7, 2009 (the “Stipulation”), entered into between us, Operations and NQCI. These descriptions are qualified in their entirety by reference to the descriptions of our legal proceedings set forth in our Annual Report and Quarterly Reports and by reference to the Memorandum and the Stipulation, copies of which were attached to our Quarterly Report on Form 10-Q for the six months ended June 30, 2009, as Exhibits 10.1 and 99.2, respectively. Stockholders are urged to read the full descriptions of our legal proceedings set forth in our Annual Report and Quarterly Reports and the Memorandum and the Stipulation in their entirety.

Arbitration Proceeding with NQCI and the Issuance of the Partial Final Award

On December 1, 2006, we initiated the arbitration proceeding (the “Proceeding”) against NQCI for its alleged breach of the License Agreement (as defined below). On April 13, 2009, the arbitrator (the “Arbitrator”) in the Proceeding issued a Partial Final Award, which resolved the remaining issues that were pending for decision in the Proceeding. The Partial Final Award provided that we shall have a perpetual exclusive license (the “Perpetual License”) in the Technology (as defined in the Merger Agreement, dated as of September 1, 2006, or the “Merger Agreement”, among the Sellers and the License Agreement, dated as of September 1, 2006 (the “License Agreement”), between us and NQCI) primarily related to the WAK and any other Technology contemplated to be transferred under the Technology Transaction. Under the terms of the Partial Final Award, in consideration of the award of the Perpetual License to us, NQCI was awarded a royalty of 39% of all net income, ordinary or extraordinary, to be received by us (the “Royalty”) and NQCI is to receive 39% of any shares received in any merger transaction to which Xcorporeal or Operations may become a party. In addition, the Partial Final Award provided that we were obligated to pay NQCI $1,871,430 for its attorneys’ fees and costs previously awarded by the Arbitrator in an order issued on August 13, 2008, that NQCI’s application for interim royalties and expenses was denied and that NQCI was not entitled to recover any additional attorneys’ fees.

Binding Memorandum of Understanding

On August 7, 2009, to clarify, resolve and settle certain issues and any disputes that have arisen between us and NQCI with respect to the Partial Final Award, we and Operations entered into the Memorandum with NQCI. Under the terms of the Memorandum, among other things, the parties agreed to: (i) assign and transfer all of their rights, title and interest in and to certain technology comprised of a certain U.S. Patent Application and related intellectual property (as described in the Memorandum) (the “Polymer Technology”) to a limited liability company to be formed under the laws of the State of Delaware (the “Joint Venture”), which was to be jointly owned by the parties and through which the parties would jointly pursue the development and exploitation of the Polymer Technology, and (ii) negotiate, execute and deliver within 60 days following the date of the Special Meeting an operating agreement governing the operation of the Joint Venture based on the terms set forth in the Memorandum (the “Operating Agreement”). However, as a result of the execution of the Asset Purchase Agreement and the intended transfer of all or substantially all of the Sellers’ assets thereunder, including all of the Sellers’ intellectual property, to FUSA, the parties have since abandoned their efforts to pursue the Operating Agreement.

Agreement and Stipulation Regarding Partial Final Award

In connection with the issuance of the Partial Final Award and the execution of the Memorandum, on August 7, 2009 Operations entered into the Stipulation with NQCI. Pursuant to the terms of the Stipulation, Operations and NQCI agreed (i) not to challenge the terms of the Partial Final Award or any portion of such award, (ii) that any of the parties may, at any time, seek to confirm all but not part of the Partial Final Award through the filing of an appropriate petition or motion with the appropriate court and in response to such action to confirm the Partial Final Award, no party will oppose, object to or in any way seek to hinder or delay the court’s confirmation of the Partial Final Award, but will in fact support and stipulate to such confirmation, and (iii) to waive any and all right to appeal from, seek appellate review of, file or prosecute any lawsuit, action, motion or proceeding, in law, equity, or otherwise, challenging, opposing, seeking to modify or otherwise attacking the confirmed Partial Final Award or the judgment thereon. In addition, under the terms of the Stipulations, as of December 1, 2009, NQCI has not attempted to execute on or file any motion, petition or application or commence any proceeding seeking the collection of any attorneys’ fees that have been awarded in NQCI’s favor under the terms of the Partial Final Award (the “Collection Action”), which was intended to allow the Parties a sufficient period within which to execute the Asset Purchase Agreement. In addition, in accordance with the terms of the Memorandum and as a result of the execution of the Asset Purchase Agreement, NQCI agreed not to proceed with the Collection Action until April 1, 2010 (the “Extension Date”) and the Extension Date shall automatically be further extended for a period of 60 days for each amendment to this Proxy Statement that we will file with the SEC in response to comments made by the SEC.

Payment of a Portion of the Aggregate Consideration to NQCI

Pursuant to the terms of the Memorandum and the terms of the Asset Purchase Agreement and subject to the consummation of the Asset Sale, the Sellers have agreed that upon the consummation of the Asset Sale, they will allocate the Cash Purchase Price, the Royalty Payments and any other additional consideration received pursuant to the Asset Purchase Agreement as follows:

•	the Cash Purchase Price shall be paid to the Sellers as follows:

o	an exclusivity fee in the amount of $200,000 previously paid by FUSA to the Company,

o	$3,800,000 on the Closing Date (the “Initial Payment”),

o	$2,000,000 on April 1, 2010 as the First Installment,

o	$2,000,000 on April 1, 2011 as the Second Installment,

▪	from the Initial Payment, we and NQCI shall receive $1,650,000 and $2,150,000, respectively,

▪	from the First Installment, we and NQCI shall receive $375,000 and $1,625,000, respectively, and

▪	from the Second Installment, we and NQCI shall receive $75,000 and $1,925,000, respectively,

•	during the life of any HD WAK Patents, we will be entitled to 60% of the HD WAK Royalty and NQCI will be entitled to the remaining 40% share of the HD WAK Royalty, and

•	during the life of any Supersorbent Patents, we will be entitled 40% of the Supersorbent Royalty payments NQCI will be entitled to the remaining 60% share of the Supersorbent Royalty.

In the aggregate, if the Asset Sale is consummated, we would receive $2,300,000 (including the exclusivity fee of $200,000) and NQCI shall receive $5,700,000 of the Cash Purchase Price.  In addition, of the Cash Purchase Price being paid to NQCI, $1,871,430  is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award.

In the event that for any reason the timing or the amount of the payments under the terms of the Asset Purchase Agreement is other than as contemplated above, pursuant to the terms of the Memorandum the Sellers agreed to make such equitable adjustments as are required to preserve, to the maximum extent possible, the intent of the distribution of Transaction Proceeds pursuant to the provisions of the Memorandum. In the event that Asset Sale is not approved by our stockholders or we do not consummate the Asset Sale or if the terms of the Asset Sale are other than what is contemplated under the Memorandum and the Sellers instead consummate an alternative transaction, the Sellers agreed to apply the methodology specified in the Memorandum to the maximum extent possible in order to allocate between them the proceeds of such Transaction.

Interests of Our Executive Officers and/or Directors in the Asset Sale and Plan of Liquidation.

Certain of our executive officers have employment, change in control and other agreements that provide for severance payments full vesting of all unvested equity awards if any such executive officer's employment is terminated for any reason in connection with a change in control or if we terminate their employment at any time without cause or if they are constructively terminated and/or certain other payments in the event we successfully consummate the Asset Sale.

The consummation of the Asset Sale may be deemed a change of control under these agreements and/or may trigger certain severance payments to our executive officers. The employment of each of these executive officers will be terminated by us either prior to or during the wind down of our activities. In either case, such terminations may be deemed terminations in connection with a change in control and/or require such other severance payments. The change of control, severance payments and/or certain other payments that would be due by the Company to our executive officers will be in the amount up to $1,924,300, if our executive officers are terminated as a result of the Asset Sale or if the Asset Sale is successfully consummated, assuming no excise tax gross-up payments are due. In particular, Kelly J. McCrann, our Chairman and Chief Executive Officer, Robert Weinstein, our Chief Financial Officer and Secretary, and Dr. Victor Gura, our Chief Medical and Scientific Officer, may be entitled to severance payments in the amount up to $325,000, $286,500 and $1,312,800, respectively, under their employment agreements. In addition, if the Asset Sale is consummated, Mr. McCrann will be entitled to a payment of $432,500 as a sale transaction success fee.  Furthermore, in connection with certain restructuring efforts previously undertaken by us to reduce our operating expenses, Messrs. McCrann and Weinstein and Dr. Gura, may be entitled to receive deferred compensation in the amount of approximately $95,563, $83,531 and $82,050, respectively, our other employees may be entitled to receive deferred compensation, in the aggregate, of approximately $60,000, and a member of our Board of Directors may be entitled to receive deferred compensation in the amount of approximately $70,000.  Additionally, as of February 15, 2010, we estimate that certain of our employees would be entitled to receive accrued vacation pay, in the aggregate, of approximately $150,000.

In addition, Mr. McCrann (or an entity affiliated with Mr. McCrann) will also serve as the Trustee of the Liquidating Trust and under the terms of the Liquidating Trust Agreement, in the form attached to this Proxy Statement as Exhibit C, will receive the following compensation for his services as the Trustee: 10% of the aggregate Royalty Payments received by the Liquidating Trust up to $10 million and 5% of any Royalty Payments in excess thereof. Mr. McCrann will also be entitled to reimbursement of his expenses incurred as Trustee on behalf of the Liquidating Trust.

As of September 30, 2009, there were 1.16 million shares of common stock underlying unvested stock options held by our executive officers that will vest as a result of the Asset Sale. The weighted-average exercise price of those stock options is $3.25 per share. None of these stock options have an exercise price at or below $0.065, the last reported sale price of our common stock as quoted on the Pink Sheets on December 16, 2009. Since we do not anticipate that any substantial amount of our share of the Cash Purchase Price will be available for distribution to our stockholders, we anticipate that none of these stock options will be exercised. In addition, as of November 12, 2009, our executive officers and/or directors also held 6,352,596 shares of common stock that will be entitled to the same per share liquidating distributions from the Liquidating Trust, if any, that will be made to the other shares of common stock outstanding.

Additionally, on the Closing Date a joint venture to be formed by FUSA and Dr. Gura may enter into an employment agreement with Dr. Gura, pursuant to which Dr. Gura would assist FUSA in the further development of the Assets for a certain period after Closing Date, at a set salary to be determined by FUSA and Dr. Gura. In addition, Dr. Gura may receive an ownership stake in such joint venture. On the Closing Date, FUSA will not enter into any other employment or consulting arrangements with any of our executive officers or employees. Other than described herein, we do not know whether FUSA will enter into any employee or consulting arrangements thereafter with any of our executive officers or employees and FUSA has not notified us of any intention to do so to date.

No Opinion of Financial Advisor

Our Board of Directors has not received any opinion from a financial advisor or other third party that the cash payment to be received by us in the Asset Sale is fair, from a financial point of view, to us and our stockholders. Over the past several months, we have engaged in extensive discussions and negotiations with other potential interested acquisition parties. As a result, our Board of Directors believes that it has a good understanding of the perceived market value of the Assets and what a disinterested third party would be willing to pay. Accordingly, our Board of Directors believes that the financial consideration offered by FUSA is fair to us and our stockholders.

Accounting Treatment

Under generally accepted accounting principles, upon consummation of the Asset Sale, we will remove the net assets sold from our consolidated balance sheet and record the gain or loss on the sale, net of transaction, severance and other related costs in its consolidated statement of operations.

Certain Federal Income Tax Consequences to the Company

The following summary of the anticipated federal income tax consequences to us of the Asset Sale is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the Asset Sale. This summary is based upon the Internal Revenue Code of 1986 (the “Code”), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities, possibly with retroactive effect. No rulings have been requested or received from the Internal Revenue Service (“IRS”) as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

The Asset Sale will be treated for federal income tax purposes as a taxable sale upon which gain or loss will be recognized by us. The amount of gain or loss recognized by us with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the Asset Sale will include the amount of cash received, the fair market value of any other property received, and total liabilities assumed or taken subject to by FUSA. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules prescribed under Section 1060(a) of the Code. Our basis in our assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether gain or loss is recognized by us will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset.

Generally, the proposed sale of substantially all of our operating assets will not produce any separate and independent federal income tax consequences to our stockholders.

Each stockholder is urged to consult his or her own tax advisor as to the federal income tax consequences of the Asset Sale, and as to any state, local, foreign or other tax consequences based on his or her particular facts and circumstances.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE STOCKHOLDER’S PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES AND OTHER TAX CONSEQUENCES TO THE STOCKHOLDER OF THE ASSET SALE, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY CHANGES IN SUCH LAWS.

Votes Required for the Approval of the Sale of Substantially All of the Assets of Xcorporeal

The approval of the Asset Sale requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE ASSET SALE IS IN THE BEST INTERESTS OF OUR COMPANY AND OUR STOCKHOLDERS. THE BOARD OF DIRECTORS HAS APPROVED THE ASSET PURCHASE AGREEMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ASSET SALE PROPOSAL.

PROPOSAL NO. 2: APPROVAL OF THE PLAN OF LIQUIDATION OF XCORPOREAL

General

At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal to voluntarily dissolve and liquidate the Company and to transfer to the Liquidating Trust any available proceeds and payment rights received from the sale of our assets and any other assets not used to satisfy our liabilities and obligations. If this proposal is approved and the Asset Sale is consummated, the trustee of the Liquidating Trust may make distributions to our stockholders in the future as beneficiaries of the trust. A copy of the Plan of Liquidation and the Liquidating Trust Agreement is attached to this Proxy Statement as Exhibit B and Exhibit C, respectively. Stockholders are urged to carefully review the Plan of Liquidation and the Liquidating Trust Agreement in their entirety.

Background and Reasons for the Proposed Liquidation and Dissolution

The deterioration of the economy over the last 18 months, coupled with the prolonged delay in our ability to reach a resolution with respect to the consummation of the Technology Transaction, has significantly adversely affected us. Many of the expectations on which we had based our 2008 and 2009 business development plans slowly eroded as a result of the lengthy arbitration proceeding with NQCI commenced in 2006 and continuing into the second quarter of 2009. The possibility of an adverse decision in the arbitration proceeding with respect to our ownership right to the Technology has been a major factor in our inability to secure debt or equity financing. Accordingly, during the first nine months of 2009, we modified certain of our activities and business and instituted a variety of measures in an attempt to conserve cash and reduce our operating expenses. Our actions included: termination of employment of 20 of our employees or a reduction of approximately 77% of our labor force, deferral of compensation for 5 of our 6 employees with continued deferral for 3 of our 6 employees, reaching an agreement with the landlord for our operating facility in Lake Forest, CA, to apply $88,865, in lieu of reimbursement of such amount to us expended for the incurred improvements at such facility, toward rent payments with $45,605 applied as of September 30, 2009, refocusing our available assets and employee resources on the development of the PAK, agreeing to a direct reimbursement arrangement for PAK related research and development expenses with a certain third party with which we have agreed to an exclusivity period to negotiate a potential cooperative transaction, continuing vigorous efforts to minimize or defer our operating expenses, searching to obtain additional financing to support our operations and to satisfy our ongoing capital requirements in order to improve our liquidity position and continuing to prosecute our patents and take other steps to perfect our intellectual property rights. In light of the unprecedented economic slowdown, lack of access to capital markets and prolonged arbitration proceeding with NQCI, we were compelled to undertake the efforts outlined above in order to remain in the position to continue our operations. For a more detailed discussion of our restructuring efforts, please see section entitled “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments” in our Quarterly Report on Form 10-Q for the nine month period ended September 30, 2009, filed with the SEC on November 16, 2009.

Due to our continuing substantially deteriorating financial position, we have continued some of the actions outlined above and will continue our efforts to streamline our operations in order to conserve any available resources. Our management evaluated any possible strategic alternatives, including entering into a transaction for the sale of substantially all or all of our assets, a business combination with another entity in a transaction where we would not be the surviving entity, licensing of certain of our intellectual property rights, as a means to further develop our technologies, discontinuing our operations and liquidating our assets and/or seeking protection under bankruptcy laws.

Unfortunately, none of the strategic alternatives that we pursued resulted in any agreements or transactions that offered long range success for the Company or means of securing additional financing. Because we have been unable to raise financing sufficient to support our operations and to satisfy our ongoing financing requirements, we have been unable to develop any of our products, submit 510(k) notifications to the FDA, conduct clinical trials or otherwise commercialize any of our products. In addition, we have been unable to take any efforts to continue the development of the PAK.

After an extensive review of a range of our strategic alternatives, including our continuing as an independent entity, exploring mergers and acquisitions and any possible financing arrangements and considerable efforts to maximize the value of our assets, our Board of Directors believes that the Asset Purchase Agreement presents the best offer for the sale of the Assets that will maximize stockholder value. If the Asset Sale is consummated and the Plan of Liquidation is approved, the Board of Directors believes that such actions would increase the probability that we will be able to distribute liquidation proceeds from the Liquidating Trust to our stockholders as soon as practicable, including any Royalty Payments made to us by FUSA that could be available in the future for distribution to our stockholders.

As a result of the conditions outlined above and in connection with the execution of the Asset Purchase Agreement, our Board of Directors has determined that it is in the Company’s and our stockholders’ best interests to proceed with the Plan of Liquidation.

As of September 30, 2009, we had cash and cash equivalents and marketable securities of approximately $0.3 million, excluding restricted cash. Based upon our restructuring efforts taken to date, including the voluntary deferral of 50% of the salaries of our three officers, we have been expending cash at a rate below $0.1 million per month, and expect to expend such resources at the same rate for the remainder of the 2009 fiscal year. Under the current economic conditions and based on our current cash and cash equivalent resources and salary deferrals, including the exclusivity fee in the amount of $200,000 received by us in September 2009, and using assumptions that by nature are imprecise, our management believes that we will run out of cash in less than 30 days. We will attempt, if possible, to further reduce our monthly cash burn rate and take certain other additional measures, including deferral of payments to certain parties, in order to provide an additional 60 days for us to hold the Special Meeting to give the opportunity to our stockholders to vote on the Asset Sale and the Plan of Liquidation. In addition, in accordance with the terms of the Stipulation and the Memorandum, we are obligated to pay damages, costs and legal fees in connection with the arbitration proceeding with NQCI described above in an amount of $1,871,430. Moreover, our current liabilities significantly exceeded our current assets as of September 30, 2009 and as of the date of this Proxy Statement. Therefore, because we have been unsuccessful in our efforts to secure additional capital or sell any or all of our Assets, this has caused a material adverse effect on our plan of operations and unless the Asset Sale is consummated, we will forced to file for bankruptcy and/or cease our operations.

Prior to the mailing of this Proxy Statement, in connection with the Asset Sale, our Board of Directors adopted the Plan of Liquidation and Dissolution of Xcorporeal, Inc. and directed that it be submitted to our stockholders for approval at the Special Meeting.

In considering the Plan of Liquidation, our Board of Directors carefully considered the terms of the Plan of Liquidation and the dissolution process under Delaware law, as well as other available strategic alternatives. As part of our Board of Directors’ evaluation process, they considered the risks and timing of each alternative available to us, as well as management’s financial projections, and consulted with management and our legal and financial advisors. In approving the Plan of Liquidation, our Board of Directors considered several of the factors set out above as well as the following factors:

•
seeking to make available for distribution to our stockholders rights with the potential to yield the maximum amount of cash in the quickest period of time and taking such actions would increase the probability that we will be able to distribute liquidation proceeds from the Liquidating Trust to our stockholders as soon as practicable, including any Royalty Payments made to us by FUSA under the Asset Purchase Agreement;

•
the Board of Directors believes that such actions would increase the probability that we will be able to distribute liquidation proceeds from the Liquidating Trust to our stockholders as soon as practicable, including any Royalty Payments;

•	the significant costs associated with our ongoing operations, which we had already reduced to the extent management believed reasonable to permit continuation of our operations;
•	the significant uncertainties as to our ability to obtain the future financing required to permit us to execute our business strategy given the crises in the debt and equity capital markets;
•	the substantial accounting, legal and other expenses associated with being a small publicly-traded company in light of our existing and expected history of losses;
•
the ability to settle contingent liabilities and if such contingent liabilities cannot be settled to the satisfaction of our Board, the ability to seek confirmation from a court that all liabilities are satisfied prior to liquidation;

•
the terms and conditions of the Plan of Liquidation, including the provisions that permit our Board to revoke the plan if our Board determines that, in light of new proposals presented or changes in circumstances, dissolution and liquidation are no longer advisable and in the best interests of the Company and our stockholders;

•
the fact that Delaware corporate law requires that the Plan of Liquidation be approved by the affirmative vote of holders of a majority of the shares of our common stock entitled to vote, which ensures that our Board will not be taking actions of which a significant portion of our stockholders disapprove; and

•
the reduced cost of setting up the Liquidating Trust and implementing the Plan of Liquidation, coupled with the termination of our registration and reporting obligations under the Exchange Act, compared to the cost of operating a scaled-down public company.

Our Board of Directors also considered a number of potentially countervailing factors in its deliberations concerning the Plan of Liquidation, including:

•	the uncertainty of the timing, nature and amount of any Royalty Payments and resulting liquidating distributions to stockholders;
•	the risks associated with the sale of the Assets to FUSA and any remaining non-cash assets as part of the Plan of Liquidation; and
•
the fact that, if the Plan of Liquidation is approved by our stockholders, stockholders would generally not be permitted to transfer shares of our common stock after the effective date of the Plan of Liquidation.

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our Board of Directors, but addresses the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the Plan of Liquidation and the complexity of these matters, our Board of Directors did not quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors. After taking into account all of the factors set forth above, as well as others, our Board of Directors agreed that the benefits of the Asset Sale followed by our liquidation and dissolution outweigh the risks.

Transfer to the Liquidating Trust; Nature; Amount; Timing

The Cash Purchase Price and net cash proceeds, if any, of our remaining assets, together with any other cash held by us, will not be distributed to our stockholders, as we expect that after deduction for expenses and a Contingency Reserve (as defined below), our liabilities will exceed our assets. However, we intend to transfer to the Liquidating Trust, after deduction of expenses, our share of the rights to any Royalty Payments and any other rights and assets remaining after the Asset Sale (the “Remaining Assets”) and not used to satisfy our liabilities and obligations, if any, together with all of our then remaining liabilities and obligations not satisfied prior our liquidation (the “Remaining Liabilities”). We intend that any distributions to our stockholders by the Trustee of the Liquidating Trust (as defined below) will be in the form of cash. Nevertheless, no distributions will be made until such time as we have determined the amount of the Contingency Reserve, which is not expected to occur until after the closing of the Asset Sale, and until the Trustee has determined the monetary value of the Royalty Payments and other Remaining Assets, if any, and the Trustee has been able to monetize such payment rights and assets.

The proportionate interests of all of our stockholders in the Royalty Payments and other Remaining Assets, if any, to be transferred to the Liquidating Trust, will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and after such date, any distributions made by the Liquidating Trust will be made solely to stockholders of record on the Final Record Date. The actual nature, amount and timing of all distributions will be determined by the Trustee, in his sole discretion, and will depend upon the Trustee’s ability to convert the Royalty Payments and other Remaining Assets, if any, into cash and pay and settle our Remaining Liabilities, as well as the expenses associated with the Liquidating Trust. However, there can be no assurances that even if the Asset Sale is consummated and the Plan of Liquidation is approved, there will be sufficient assets for the Trustee to make eventual distributions to our stockholders. Further, our Board of Directors has the right to abandon or amend the Plan of Liquidation to the extent permitted by the DGCL. If our Board of Directors determines that the abandonment or amendment of the Plan of Liquidation would be in the best interest of our stockholders and therefore abandons or amends the terms of the Plan of Liquidation, transfer and distribution of liquidation proceeds and other rights may be significantly delayed and may not occur as currently contemplated in the Plan of Liquidation. See below “─ Abandonment and Amendment.”

 If the Asset Sale is consummated, our Board of Directors believes that we will not have sufficient assets to pay our current liabilities and obligations and to make cash distributions directly to our stockholders (not as a result of any distributions from the Liquidating Trust). We will attempt to maximize cash remaining after satisfying our liabilities by negotiating possible reduced payments for our remaining obligations. The actual distribution amount(s) of any distribution(s) will be determined and the final distribution will be made by the Trustee in his sole discretion after the realization over-time of the cash value, if any, of the Royalty Payments, and settlement and satisfaction of all our liabilities and expenses.

Other factors that may affect the per share distribution amount to stockholders include the actual amount of expenses we incur for such things as legal and accounting fees related to the Asset Sale and the Plan of Liquidation, operating expenses and other liabilities we incur that would reduce the per share distribution amount. Such factors could reduce the estimated distribution amounts and, in particular, could reduce the estimated distribution amount at the low recovery end of the range to zero.

Terms of the Liquidating Trust

If the Plan of Liquidation and the Asset Sale are approved by our stockholders, our Board of Directors intends to transfer our share of the right to any Royalty Payments and the other Remaining Assets, if any, together with all of the Remaining Liabilities, to the Liquidating Trust established for the benefit of our stockholders, which rights and assets would thereafter be sold or distributed on terms approved by the Trustee of such trust. The purpose of the Liquidating Trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders, to distribute or sell such property on terms satisfactory to the Trustee, and to distribute to our stockholders any net proceeds of such sale after paying any liabilities assumed by the Liquidating Trust. Our Board of Directors may amend the provisions of our Plan of Liquidation without approval by our stockholders, to the extent permitted by the DGCL; provided, however, that our Board of Directors shall not abandon the Plan of Liquidation following the filing of the Certificate of Dissolution without first obtaining stockholder consent. Notwithstanding the foregoing, to the extent that a distribution from, or transfer to, the Liquidating Trust of any asset or property cannot be effected without the consent of a governmental authority, no such distribution or transfer will be effected without such consent. The Liquidating Trust will also assume all of our Remaining Liabilities and will be obligated to pay any expenses and Remaining Liabilities that remain unsatisfied. If the Contingency Reserve transferred to the Liquidating Trust is exhausted, such expenses and liabilities will be satisfied out of the Liquidating Trust’s other unsold assets.

The Liquidating Trust will be established pursuant to a Liquidating Trust Agreement, in the form attached to this Proxy Statement as Exhibit C, to be entered into between us and Mr. McCrann, our Chairman and Chief Executive Officer, or an entity appointed by Mr. McCrann to act as trustee thereunder, as approved by our Board of Directors (the “Trustee”). Under a standard liquidating trust, property is transferred to one or more liquidating trustees, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the applicable liquidating trust agreement and immediately thereafter or when the Trustee deems appropriate to do so, interests in the liquidating trust are distributed to the trust’s beneficiaries. The Trustee, in his, her or its capacity as trustee, will assume all of our obligations and liabilities with respect to the assets transferred to the Liquidating Trust, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities relating to these transferred assets, and any such conveyances to the Trustee will be in trust for our stockholders. The transfer to the Liquidating Trust and distribution of interests therein to our stockholders, if any, will enable us to divest ourselves of the trust property and permit our stockholders to enjoy the economic benefits of ownership of such property and the Royalty Payments whose fair value on the date of this Proxy Statement is uncertain. We anticipate that the interests would be evidenced only by the records of the Liquidating Trust, that there would be no certificates or other tangible evidence of such interests, and that no holder of our stock would be required to pay any cash or other consideration for the interests to be received in the distribution, if any, subject to the surrender of the stock certificates held by such stockholder. Such interests in the Liquidating Trust will not be transferable other than by will, intestate succession or operation of law.

Upon the determination by the Trustee that all of the Liquidating Trust’s liabilities have been satisfied, but in any event, not more than 10 years from the date of its creation, the Liquidating Trust will, to the fullest extent permitted by law, make a final distribution of any remaining assets to the holders of the beneficial interests of the trust.

The adoption of the Plan of Liquidation by our stockholders constitutes full and complete stockholder approval of the appointment of the liquidating trustee(s) of the Liquidating Trust, the execution of Liquidating Trust Agreement and the transfer of our assets to the Liquidating Trusts. As more fully discussed herein, subject to stockholder approval of the Asset Sale and the Plan of Liquidation, we intend to transfer our share of the Royalty Payments and the other Remaining Assets, if any, together with all of our Remaining Liabilities, to the Liquidating Trust. In addition, our Board of Directors believes the flexibility provided by the Plan of Liquidation with respect to the Liquidating Trust to be necessary, advisable, and appropriate.

Trading of Interests in the Liquidating Trust

Interests in the Liquidating Trust that may be distributed to our stockholders will not be transferable other than by will, intestate succession or operation of law.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically substantially burdensome. In order to curtail expenses, we intend to, after filing our certificate of dissolution, to rely on the positions taken by the staff of the SEC in a series of no-action letters issued to third parties not related to us allowing registrants whose securities are registered under Section 12(g) of the Exchange Act and who are otherwise not eligible to deregister under applicable rules of the Exchange Act, to deregister from their Section 13(a) reporting obligations. In order to be able to take advantage of such no-action positions taking by the staff of the SEC, we plan to establish the Liquidating Trust which will exist only for the limited purpose of effecting liquidation of all of our assets remaining after the Asset Sale and liabilities within the 10-year period from the establishment date of the trust. In connection therewith, the terms of the Liquidating Trust will restrict the ability of the beneficiaries of the trust to transfer their interests in the Liquidating Trust. We anticipate that, if such relief were granted, we would continue to file Current Reports on Form 8-K to disclose material events relating to our dissolution and liquidation along with any other reports that the SEC might require. However, the SEC may not grant any such relief and we or the Liquidating Trust, as applicable, may be required to continue to comply with the periodic reporting and proxy requirements of the Exchange Act and incur the costs associated with such reporting requirements which will reduce the cash available for distribution to our stockholders, if any.

As our stockholders may be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to the Liquidating Trust which is treated as a grantor trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the Liquidating Trust interest holders, even though such holders will not readily be able to realize the value of such interests to pay such taxes or otherwise. See “Material U.S. Federal Income Tax Consequences of the Plan of Liquidation or the Receipt of Non-liquidating Distributions” below.

Nature, Amount and Timing of Liquidating Distributions

The amount of the Liquidating Trust’s distributions will depend on a number of factors, including, but not limited to, the value of the any Royalty Payments received by us, our liabilities existing on the date of the approval and adoption of the Plan of Liquidation (including severance payments), our operating expenses that accrue following approval and adoption of the Plan of Liquidation and the amount of any claims that may be asserted against us. The expenses of the Liquidating Trust will include professional fees and other expenses of liquidation and although we intend to work diligently to minimize such expenses, they may be significant.

Other factors that may affect the per share distribution amount to stockholders include the actual amount of expenses we incur for such things as legal and accounting fees related to the Asset Sale and the Plan of Liquidation, operating expenses and other liabilities we incur that would reduce the per share distribution amount. Such factors could reduce the estimated distribution amounts and, in particular, could reduce the estimated distribution amount at the low recovery end of the range to zero.

The Plan of Liquidation is Contingent Upon the Approval and Consummation of the Asset Sale

In lieu of satisfying all of our liabilities and obligations prior to making any transfers to the Liquidating Trust and eventual distributions by the Trustee to our stockholders, we may instead reserve assets deemed by management and our Board of Directors to be adequate to provide for such liabilities and obligations.

Uncertainties as to the precise value of the Royalty Payments and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including, but not limited to, operating costs such as salaries, directors' fees, income taxes, payroll and local taxes, legal, accounting and miscellaneous office expenses), although currently declining, will continue to be incurred following stockholder approval of the Asset Sale and the approval and adoption of the Plan of Liquidation. These expenses will reduce the amount of assets available for ultimate distribution to our stockholders, if any, and, while a precise estimate of those expenses cannot currently be made, our management and Board of Directors estimates that available cash will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and we will make every effort to maximize any distributions to be made to our stockholders. However, no assurances can be given that available cash and amounts received on the Asset Sale and the sale of our remaining assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received on the Asset Sale and the sale of our remaining assets are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash to our stockholders will be reduced and could be eliminated.

Estimated Distribution to Stockholders

Subject to the approval of our stockholders of the Asset Sale and the Plan of Liquidation and the consummation of the Asset Sale, the following table shows our management's estimate of cash proceeds and outlines our best estimate of potential distributions that could be made by the Trustee from the Liquidating Trust to our stockholders as of the date of this Proxy Statement. Our independent registered public accounting firm has not performed any procedures with respect to the information in the following table and, accordingly, does not express any form of assurance on that information. The following estimates are not guarantees and they do not reflect the total range of possible outcomes. The actual amount of Royalty Payments that may be received by us, if any, cannot be determined as of the date of this Proxy Statement. The table assumes that we will complete the proposed Asset Sale by February 28, 2010. Our current intention is to file the Certificate of Dissolution of the Company as soon as practicable after the completion of the Asset Sale. As the Trustee liquidates the Royalty Payments, if any, due to us by FUSA under the Asset Purchase Agreement and we liquidate any other Remaining Assets and pay off our outstanding liabilities, the Trustee may distribute liquidation proceeds, if any, to our stockholders as the Trustee deems appropriate in its sole discretion under the terms of the Liquidating Trust. A creditor could seek an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. To the extent the closing of the Asset Sale is delayed beyond February 28, 2010, the date on which FUSA has the right to terminate the Asset Purchase Agreement, we anticipate that we will be unable to continue as a going concern and will be forced to liquidate and/or file for bankruptcy.

         The amount, if any, that the Trustee will ultimately distribute to our stockholders following liquidation, is heavily dependent on the success of the technology being sold to FUSA and the value of the Royalty Payments. The actual amount of Royalty Payments that may be received by us, if any, cannot be determined as of the date of this Proxy Statement.

The following table is not a guarantee of the final result of the potential contractual liabilities referenced above, but rather, merely presents possible outcomes of our highest and lowest estimates in the amount of our contractual liabilities that will exist as of the Closing Date and the per share amount of our portion of the Cash Purchase Price that would be then available for distribution, if any, by the Trustee to our stockholders depending on certain possible outcomes related to the value of such contractual liabilities. The actual amount of Royalty Payments that may be received by us in the future, if any, cannot be determined as of the date of this Proxy Statement.

	High (1)		Low (2)
	(in thousands, except per share)
Assets
Net Proceeds of Asset Sale (3)		$2,262		$2,262
Cash & cash equivalents at closing		$0		$0
All other assets		$0		$0
Total Assets		$2,262		$2,262

Liabilities
Accounts payable		$1,096		$584
Accrued expenses (4)		$401		$329
Asset Sale expenses (5)		$1,016		$616
Wind down liabilities (6)		$3,095		$1,040

Total Liabilities		$5,608		$2,569

Net negative balance of cash available as a result of the Asset Sale		$(3,346)		$(307)
Net cash available for transfer to the Liquidating Trust as of the Closing Date		$0		$0
($ per share based on 15,154,687 shares outstanding as of December 18, 2009)	$	N/A	$	N/A

(1)	The low estimate assumes the highest amount of our contractual liabilities that we would expect to be liable for as of the Closing Date.
(2)	The high estimate assumes the most favorable resolution of our known contractual liabilities existing as of the Closing Date.
(3)
Represents $2,100,000 as our portion of the Cash Purchase Price (not including $200,000 received by us as the exclusivity fee) and includes receipt of $300,000 underlying the letter of credit issued to the landlord of our operating facility less $175,000 payable to FUSA in connection with its assumption of such lease pursuant to a side agreement, dated as of December 14, 2009, plus return of our a security deposit of $37,000 deposited with the landlord upon the execution of such lease.

(4)	Includes $261,144 of deferred compensation payable to our executive officers.
(5)	Includes $432,500 of sale transaction success bonus payable to our Chief Executive Officer.
(6)
Wind down liabilities primarily consist of the estimated severance costs of $611,500 and up to approximately $1.924 million that may be due to our executive officers less amounts paid through the expected Closing Date (as more fully discussed herein), and a range of estimates on additional expenses including up to approximately $740,000 as the remaining payments due under the lease of our principal executive offices and legal fees associated with the wind down of approximately $88,000.

We will attempt, if possible, to negotiate and take certain other additional measures, including deferral of payments to certain parties, in order to reduce our aggregate liabilities.

Sale of our Assets

Subject to the approval of our stockholders of the Plan of Liquidation, the Plan of Liquidation gives our Board of Directors the authority to sell all or substantially all our remaining assets following our dissolution.  Approval of the Plan of Liquidation constitutes stockholder approval of any and all such sales and we do not anticipate that we will require any further stockholder vote with respect to the approval of the specific terms of any particular asset sale approved by our Board of Directors. We may conduct sales by any means, including by competitive bidding or private negotiations. The prices at which we will be able to sell our rights to any Royalty Payments will depend largely on factors beyond our control, including, without limitation, the value of such rights, the condition of the technology being sold to FUSA, FUSA’s ability to develop such technology, the financial condition of FUSA, the condition of financial markets, the availability of financing to prospective purchasers of our rights to Royalty Payments and regulatory approvals, as applicable.  In addition, we may not obtain as high a price for any rights to Royalty Payments as we might secure if we were not in liquidation.

If the Asset Sale and the Plan of Liquidation is approved by our stockholders, we intend to transfer to the Liquidating Trust our rights to Royalty Payments and other Remaining Assets, if any, together with all of our Remaining Liabilities.

Our sale of an appreciated asset will result in the recognition of taxable gain to the extent that the proceeds from the sale of such asset exceeds our tax basis in such asset. We believe that we have sufficient useable net operating losses to offset substantially all of the federal income or gain that could be recognized by us for federal income tax purposes. As a result, we anticipate being subject only to the alternative minimum tax and related state tax liabilities, if any.

Principal Provisions of the Plan of Liquidation

Once the Plan of Liquidation is effective, the steps below will be completed at such times as our Board of Directors, in its absolute discretion, deems necessary, appropriate or advisable. A copy of the Plan of Liquidation is attached to this Proxy Statement as Exhibit B.

If the Asset Sale and the Plan of Liquidation is approved by our stockholders, we will take the following actions.

We will complete the Asset Sale and the closing of the Asset Purchase Agreement. Our officers will negotiate and consummate the sales of our other Remaining Assets and settle our contractual commitments and other liabilities insofar as our Board of Directors deems such sales necessary, appropriate or advisable. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. On or before the date of the Special Meeting, we will establish the Liquidating Trust on the terms of the Liquidating Trust Agreement, attached hereto as Exhibit C, and as summarized herein.

We will file certificate of dissolution with the State of Delaware pursuant to Section 275 of the DGCL. Our dissolution will become effective, in accordance with Section 275 of the DGCL, upon proper filing of the certificate of dissolution with the Secretary of State of Delaware (the “Dissolution Date”). Pursuant to the DGCL, we will continue to exist for three years after the Dissolution Date or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Moreover, we will continue after such period for the purpose of pending legal actions.

Pursuant to the terms of the Liquidating Trust, the Trustee will pay or adequately provide for the payment of all of our known obligations and liabilities prior to any distributions to our stockholders. The Trustee of the Liquidating Trust will then distribute in accordance with the trust’s governance documents pro rata in one or more liquidating distributions over time to or for the benefit of our former stockholders and beneficiaries of the Liquidating Trust any available amount(s) of the Royalty Payments due to us or the present value that the Trustee would be able to realize upon conversion of the stream of Royalty Payments due to us under the Asset Purchase Agreement into cash.

We intend to transfer to the Liquidating Trust our share of the rights to Royalty Payments and our other Remaining Assets, if any, and all of our Remaining Liabilities.

If the Asset Sale is not approved by our stockholders, but the Plan of Liquidation is approved by our stockholders, we will take the following actions.

We will attempt to sell all our assets on available terms most favorable to us. Our officers will negotiate and consummate the sales of all of our assets and properties insofar as our Board of Directors deems such sales necessary, appropriate or advisable. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors.

If the Asset Sale is not approved by our stockholders, but the Plan of Liquidation is approved by our stockholders, due to our recent financial conditioned, our already substantially depleted resources and in light of our aggregate liabilities exceeding our assets, we will be forced to discontinue our operations and/or seek protection under bankruptcy laws.  In such event, we do not believe that any cash or cash equivalents will be available for distribution to our stockholders.

We will file a certificate of dissolution with the State of Delaware pursuant to Section 275 of the DGCL. Our dissolution will become effective, in accordance with Section 275 of the DGCL, on the Dissolution Date. Pursuant to the DGCL, we will continue to exist for three years after the Dissolution Date or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Moreover, we will continue after such period for the purpose of pending legal actions.

From and after the Dissolution Date, we will not engage in any business activities except to the extent necessary to preserve the value of our assets, wind down our business and affairs, and distribute our assets in accordance with the Plan of Liquidation and pursuant to Section 278 of the DGCL.

We will pay or adequately provide for the payment of all of our known obligations and liabilities. We will establish a contingency reserve designed to satisfy any additional unknown or contingent liabilities or acquire insurance to protect us and our stockholders against such liabilities. Finally, we will distribute pro rata in one or more liquidating distributions to or for the benefit of our stockholders any available cash or cash equivalents obtained from the conversion of all of our assets into cash, net of our liabilities. Due to our liabilities and obligations significantly exceeding our assets, most likely we would have no cash or cash equivalents to distribute to our stockholders.

Plan of Liquidation

The Plan of Liquidation provides that our Board of Directors will liquidate our assets in accordance with any applicable provision of the DGCL, including Sections 280 or 281. Without limiting the flexibility of our Board of Directors, our Board may, at its option, cause us to follow the procedures set forth in Sections 280 and 281(a) of the DGCL, which provide for us to: (1) give notice of the dissolution to all persons having a claim against us and publish such notice, (2) offer to any claimant on a contract whose claim is contingent, conditional or unmatured security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the DGCL, (3) petition the Delaware Court of Chancery to determine the amount and form of security that would be reasonably likely to be sufficient to provide compensation for (A) claims that are the subject of pending litigation against us and not barred under Section 280, (B) claims of contingent creditors who have rejected our offer of security, and (C) claims that have not been made known to us at the time of dissolution, but that, based on facts known to us, are likely to arise or become known within five years (or longer, but no more than 10 years, in the discretion of the Delaware Court of Chancery), (4) pay all claims made against us and not rejected, (5) post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL, and (6) pay or make provision for all other claims that are mature, known and uncontested or finally determined to be owing. In connection with any such proceedings, the Court may appoint a guardian to protect the interests of unknown future claimants.

Notwithstanding the foregoing, we will not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan of Liquidation by our stockholders will constitute full and complete authority for our Board and officers, without further stockholder action, to proceed with our dissolution and liquidation in accordance with Section 281(b) of the DGCL, which requires the adoption of a plan of distribution pursuant to which the dissolved corporation is to pay or make reasonable provision for all claims and obligations known to the corporation, make such provision as is reasonably likely to compensate any claim against the corporation that is the subject of a pending action, and make such provision as is reasonably likely to compensate certain potential future claimants. If there are insufficient assets, the plan must provide for payment according to priority, and pro rata distribution to creditors of equal priority. Any remaining assets may be distributed to stockholders.

We may, from time to time, make liquidating distributions of our remaining funds and unsold assets, if any, in cash or in kind, to the holders of record of shares of our common stock at the close of business on the Dissolution Date. Such liquidating distributions, if any, will be made to the holders of shares of our Common Stock on a pro rata basis; all determinations as to the time for and the amount and kind of distributions will be made by our Board, in its absolute discretion. No assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims, and to make any cash distributions to our stockholders.

We will close our stock transfer books and discontinue recording transfers of shares of our common stock on the Dissolution Date, at which time our capital stock and stock certificates evidencing shares of our common stock will not be assignable or transferable on our books.

Conduct Following Adoption of the Plan of Liquidation

Assuming that the Plan of Liquidation is approved and adopted, subject to our stockholders’ approval of the Asset Sale and the subsequent consummation of the Asset Sale, we intend to continue the process of scaling back our operations and winding down our affairs.

If the Asset Sale and the Plan of Liquidation is approved by our stockholders, following the Dissolution Date our activities will be limited to winding down our affairs and transferring our Remaining Assets and Remaining Liabilities to the Liquidating Trust.

If the Asset Sale is not approved by our stockholders, but the Plan of Liquidation is approved by our stockholders, following the Dissolution Date our activities will be limited to winding down our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan of Liquidation. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our Board determines to be in our and our stockholders’ best interests.

Pursuant to the Plan of Liquidation, we will continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation and our Bylaws and any contractual arrangements for actions taken in connection with the Plan of Liquidation and the winding down of our affairs. Our Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover our indemnification obligations under the Plan of Liquidation. Upon the Liquidation Effective Time, we will obtain and fully pay for insurance policies that provide coverage for events occurring on or before the Liquidation Effective Time with a claims period of six years from and after the Liquidation Effective Time from insurance carriers with the same or better credit ratings as our current insurance carriers with respect to directors’ and officers’ liability insurance with benefits and levels of coverage that are no less favorable than those on our existing policies.

In connection with the winding down of our affairs, it is also our intent to reduce the size of our Board of Directors following the completion of the Asset Sale and prior to the Liquidation Effective Time to the extent our Board of Directors deems appropriate. To the extent not necessary to comply with any applicable laws, some of our directors may also resign from our Board of Directors prior to the completion of the Asset Sale.

Contingent Liabilities; Contingency Reserve

Under the DGCL, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following the Dissolution Date, we will pay, to the extent of our funds and assets available, all expenses and fixed and other known liabilities, or set aside as a contingency reserve, assets which we believe to be adequate for payment thereof (the “Contingency Reserve”).

We are currently unable to estimate with precision the amount of any Contingency Reserve that may be required, but any such amount will be deducted before the determination of amounts available for distribution to stockholders.

The actual amount of any Contingency Reserve will be based upon estimates and opinions of management and our Board of Directors and derived from review of our estimated operating expenses, including, but not limited to, accrued liabilities, anticipated compensation payments, estimated legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses, other expenses accrued in our financial statements, and contractual liability claims related to our real estate leases. There can be no assurance that the Contingency Reserve in fact will be sufficient. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, we will distribute to our stockholders any remaining portion of the Contingency Reserve. The remaining portion of the Contingency Reserve will be paid to the holders of shares of our common stock on a pro rata basis.

Abandonment and Amendment

Under the Plan of Liquidation, our Board of Directors may modify, amend or abandon the Plan of Liquidation, notwithstanding stockholder approval, to the extent permitted by the DGCL. We will not amend or modify the Plan of Liquidation under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL or the federal securities laws, as applicable. We have no present plan or intention to modify, amend or abandon the Plan of Liquidation.

If our Board of Directors determines that the abandonment or amendment of the Plan of Liquidation would be in the best interest of our stockholders and therefore abandons or amends the terms of the Plan of Liquidation, distribution of liquidation proceeds may be significantly delayed and may not occur as currently contemplated in the Plan of Liquidation. The most likely reason for abandoning the Plan of Liquidation would be to pursue a strategic transaction of some kind, which likely would require us to seek stockholder approval.

Plan of Liquidation Expenses and Indemnification

In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Liquidation, we may, in the absolute discretion of our Board of Directors, pay any brokerage, agency, legal and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Liquidation, including, but not limited to, the payment of retainer fees to any such persons.

Pursuant to the Plan of Liquidation, we will continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation and our Bylaws and any contractual arrangements for actions taken in connection with the Plan of Liquidation and the winding down of our affairs. Our Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover our indemnification obligations under the Plan of Liquidation. On or before the date we transfer to the Liquidating Trust our rights to Royalty Payments and other Remaining Assets, if any, together with all of our Remaining Liabilities (the “Liquidation Effective Time”), we will obtain and fully pay for insurance policies that provide coverage for events occurring on or before the Liquidation Effective Time with a claims period of six years from and after the Liquidation Effective Time from insurance carriers with the same or better credit ratings as our current insurance carriers with respect to directors’ and officers’ liability insurance with benefits and levels of coverage that are no less favorable than those on our existing policies.

Listing and Trading of Our Common Stock

After we close our stock transfer books, the prices of our common stock will cease to be reported on the Pink Sheets Electronic OTC Market (the “Pink Sheets”). During the liquidation period, we would continue to be subject to certain public company obligations and public company reporting requirements under the federal securities laws. After the Final Record Date, we will make appropriate filings with the SEC to allow us to cease filing certain periodic and current reports and other information with the SEC.

Interests of Our Executive Officers and/or Directors in the Asset Sale and the Plan of Liquidation

For information regarding severance, change of control and other payments that would be triggered by the Asset Sale and the interests of our executive officers and/or directors in the Plan of Liquidation, see “Proposal No. 1: Approval of the Asset Sale—Interests of Our Executive Officers and/or Directors in the Asset Sale and the Plan of Liquidation.”

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution.

Absence of Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights for their shares of our common stock in connection with the transactions contemplated by the Plan of Liquidation or to any similar rights of dissenters under Delaware law.

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material U.S. Federal income tax consequences of the Plan of Liquidation or the receipt of non-liquidating distributions to us and our stockholders, but does not purport to be a complete analysis of all the potential tax effects. EACH STOCKHOLDER IS ADVISED TO CONSULT HIS, HER OR ITS TAX ADVISOR FOR ACTUAL TAX CONSEQUENCES TO HIM, HER OR IT OF THE PLAN OF LIQUIDATION OR THE RECEIPT OF NON-LIQUIDATING DISTRIBUTIONS.  The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury Regulations, the IRS rulings and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts. Distributions may occur at various times and in more than one tax year, and it is possible that no distribution will be made. No assurances can be given that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation or the receipt of non-liquidating distributions, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. The failure to obtain a ruling from the IRS or an opinion of counsel results in less certainty that the anticipated tax treatment summarized herein will be obtained. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the Company’s and/or our stockholder level, thus reducing the benefit to our stockholders and us from the liquidation or from non-liquidating distributions.

Tax Consequences to the Company

After the approval of the Plan of Liquidation and until the liquidation is complete, we will continue to be subject to tax on our taxable income. We will generally recognize income, gain or loss on sales of our property or collection of claims pursuant to the Plan of Liquidation. Upon any distribution of property to our stockholders, we will generally recognize gain or loss as if such property was being sold to our stockholders at its fair market value.

Tax Consequences to Our Stockholders

As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (1) the sum of the amount of cash and the fair market value of any property distributed to such stockholder, if any, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (2) such stockholder's tax basis for his, her or its shares of our common stock. A stockholder's tax basis in his or her shares will depend upon various factors, including, but not limited to, the stockholder's cost and the amount and nature of any distributions received with respect thereto. A stockholder's gain or loss will be computed on a “per share” basis. We expect to make more than one liquidating distribution to our stockholders, each of which will be allocated proportionately to each share of our common stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of our common stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds his, her or its tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. If a stockholder is required to return any distribution, any payments by a stockholder in satisfaction of any liability not covered by the Contingency Reserve, which is described in greater detail elsewhere in this Proxy Statement, generally would produce a loss in the year paid, which loss could fail to cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed. Gain or loss recognized by a stockholder will generally be treated as capital gain or loss provided the shares are held as capital assets. Such gain or loss will be subject to tax at the short-term or long-term capital gain tax rate, depending on the period for which such shares are held by the stockholder. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations. We will provide our stockholders and the IRS with a statement each year of the amount of cash and the fair market value of any property distributed to the stockholders during that year, at such time and in such manner as required by the Treasury Regulations.

Liquidating Trust

In the event we transfers our Remaining Assets to the Liquidating Trust for the benefit of the stockholders, we intend to treat any such liquidating trust as a grantor trust of the stockholders. Assuming the liquidating trust is properly characterized as a grantor trust, our stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the Liquidating Trust in a taxable transaction and then having contributed such property to the trust. The amount of the deemed distribution to the stockholders, if any, generally will be reduced by the amount of any known liabilities assumed by the Liquidating Trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Former holders of common stock of the Company, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any income, gain or loss recognized by such liquidating trust, whether or not they receive any actual distributions from the liquidating trust, and accordingly may recognize taxable income without the receipt of cash. As a result, our stockholders will not be taxable when distributions are actually made by the Liquidating Trust and, if our stockholders never receive an amount previously treated as income as a distribution from the Liquidating Trust, the stockholders may be entitled to a loss deduction. Our stockholders would receive annual statements from the Liquidating Trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding

Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the Plan of Liquidation.  The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder's U.S. federal income tax liability.

Taxation of Non-U.S. Stockholders

Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Liquidation or the receipt of non-liquidating distributions.

State and Local Income Tax Consequences

Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating or non-liquidating distributions. State and local tax laws may differ in various respects from federal income tax law. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan of Liquidation or the receipt of non-liquidating distributions.

The foregoing summary of certain income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Plan of Liquidation may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the tax consequences of the Plan of Liquidation or the receipt of non-liquidating distributions.

Votes Required for the Approval of the Plan of Liquidation

The approval of the Plan of Liquidation requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Recommendation of Our Board of Directors

PRIOR TO THE MAILING OF THIS PROXY STATEMENT, OUR BOARD OF DIRECTORS: (1) DETERMINED THAT THE LIQUIDATION, AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, ARE FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS, (2)  APPROVED IN ALL RESPECTS THE PLAN OF LIQUIDATION AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND (3) RECOMMENDED THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE PLAN OF LIQUIDATION.

PROPOSAL NO. 3: APPROVAL OF ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING
TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF EITHER OR BOTH OF
PROPOSAL NO. 1 AND PROPOSAL NO. 2

As described above, our Board of Directors has determined that Proposals No. 1 and No. 2 are in the best interests of our stockholders and recommends that you vote “FOR” both of these proposals. Because approval of these proposals is a necessary step to completing the Asset Sale and the dissolution and liquidation of the Company, we may elect to adjourn the Special Meeting to solicit additional proxies in favor of either or both of these proposals if it appears at the time of the Special Meeting that an insufficient number of votes will be cast to approve either or both of these proposals.

Votes Required for the Approval to Adjourn the Special Meeting to Solicit Additional Proxies in Favor of the Approval of Either or Both of Proposals No. 1 and No. 2

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF PROPOSAL NO. 3 TO APPROVE ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF EITHER OR BOTH OF PROPOSALS NO. 1 AND NO. 2, IF THERE ARE INSUFFICIENT VOTES FOR SUCH APPROVAL AT THE TIME OF THE SPECIAL MEETING.

RISK FACTORS

          You should carefully consider the risks described below, together with all the other information included in this Proxy Statement, before making a decision about voting on the proposals submitted for your consideration.

Risks Related to Dual Proposals No. 1 and No. 2

          Our stockholders could approve the Asset Sale but vote against the Plan of Liquidation, or disapprove of the Asset Sale but approve the Plan of Liquidation.

          If our stockholders approve and we complete the Asset Sale, we will have minimal operations and assets with which to generate revenues and cash, and expect to retain only those employees required to wind down our business. We do not intend to invest in another operating business. If the Plan of Liquidation is not approved, we will proceed with the Asset Sale, pay all of our liabilities and obligations that are not assumed by FUSA to the extent we have available cash and assets to do so, and use some of the cash received from the Asset Sale to pay ongoing operating expenses. In such event, our Board of Directors may consider making a second attempt to solicit a vote of the stockholders to approve the Plan of Liquidation.

          If the Asset Sale is not approved or is otherwise not consummated, we will continue to explore dissolution and other potential liquidation events for the Company, and will seek to contact other potential acquirers of the Company or our assets. After an extensive review of a range of strategic alternatives for the Company, including our continuing as an independent entity, exploring mergers and acquisitions and any possible financing arrangements and considerable efforts to maximize the value of our assets, the Board of Directors believes that the Asset Purchase Agreement presents the best offer for the sale of the Assets and increases the probability that our stockholders may receive any distributions in the future as a result of our share of any Royalty Payments to be paid by FUSA to the Sellers. If stockholders approve the Plan of Liquidation, but the Asset Sale is not approved or is not consummated, we will move forward with dissolution. If this happens, our Board of Directors will be authorized to sell and liquidate our Assets, on such terms and to such parties, which may include FUSA, as the Board of Directors determines in its sole discretion without requiring further stockholder approval.

Even if the Asset Sale is consummated, we cannot be certain of the amount, if any, of the distribution to our stockholders under the Plan of Liquidation.

Liquidation and dissolution may not create value to our stockholders or result in any remaining capital for distribution to our stockholders. However, these distributions are dependent upon the consummation of the Asset Sale, as well as proceeding with our anticipated Plan of Liquidation, and we cannot be certain of the precise amount available for distribution to our stockholders pursuant to the Plan of Liquidation. In addition, the amount available for distribution to our stockholders will primarily depend on how much proceeds we generate from the value of the Royalty Payments. As of the date of this Proxy Statement, we are unable to determine the value of the Royalty Payments.

Claims, liabilities and expenses from operations (including, but not limited to, operating costs such as salaries, directors’ fees, directors’ and officers’ insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred by us as we seek to close the Asset Sale and liquidate our Remaining Assets and provide for our liabilities in dissolution by transferring our Remaining Assets and all of our Remaining Liabilities to the Liquidating Trust. Satisfaction of these claims, liabilities and expenses from the Liquidating Trust will reduce the amount of assets available for ultimate distribution to our stockholders, if any. If available cash and amounts received on the sale of our assets are not adequate to provide for our obligations, liabilities, expenses and claims, the Trustee may not be able to distribute meaningful cash, or any cash at all, to our stockholders.

Risks Related to the Asset Sale

          Because of the closing conditions in the Asset Purchase Agreement and the possibility that FUSA may terminate the Asset Purchase Agreement in specific instances, we cannot be sure when, or even if, the Asset Sale will be completed.

          The closing of the Asset Sale is subject to the satisfaction of a number of closing conditions, including, among others, the requirement that each of the Sellers obtain approval of the Asset Sale by their respective stockholder. In addition, FUSA may terminate the Asset Purchase Agreement if the closing of the Asset Sale does not occur prior to February 28, 2010. We cannot guarantee that we will be able to meet the closing conditions of the Asset Purchase Agreement. If we are unable to meet the closing conditions, FUSA will not be obligated to purchase the Assets. We also cannot be sure that other circumstances, for example, a Material Adverse Effect, will not arise that would allow FUSA to terminate the Asset Purchase Agreement prior to closing of the Asset Sale. If the Asset Sale is not approved or does not close, our Board of Directors will be forced to evaluate other alternatives, which are expected to be far less favorable to us and our stockholders than the Asset Sale.

          Failure to complete the Asset Sale may seriously affect our liquidity and ability to continue as a going concern.

          The Board of Directors approved the Asset Sale and the Plan of Liquidation in part because we believe that our cash flows and assets will be sufficient only over the next 30 days to cover our operating expenses. We will attempt, if possible, to further reduce our monthly cash burn rate and take certain other additional measures, including deferral of payments to certain parties, in order to provide an additional 30 days for us to hold the Special Meeting to give the opportunity to our stockholders to vote on the Asset Sale and the Plan of Liquidation.

          If we do not complete the Asset Sale for whatever reason, our Board of Directors believes that we will be unable to obtain any form of financing to continue funding our operations. In the absence of the approval of the Asset Sale, we will not be able to meet our operating expenses and will be forced to terminate operations and/or seek protection under applicable United States bankruptcy laws, in either case, there will not be funds available for distribution to our stockholders.

We will incur significant costs in connection with the Asset Sale, whether or not it is completed.

We currently expect to incur approximately between $600,000 and up to $1,000,000 of costs related to the Asset Sale depending on our ability to negotiate with our service providers to reduce such expense amounts. These expenses include, but are not limited to, financial advisory, legal and accounting fees and expenses, employee expenses, filing fees, printing expenses, proxy solicitation and other related charges. We may also incur additional unanticipated expenses in connection with the Asset Sale. Approximately $150,000 of the costs related to the Asset Sale, such as legal fees, will be incurred regardless of whether the Asset Sale is completed. These payments will additionally decrease the remaining cash available for eventual distribution from the Liquidating Trust to our stockholders, if any, in connection with our dissolution and liquidation. If the Asset Sale is not consummated, we will be forced to cease our operations and/or resort to, bankruptcy protection and, in either case, there will not be funds available for distribution to our stockholders.

Our executive officers and/or directors have interests in the Asset Sale and the Plan of Liquidation other than, or in addition to, their interests as our stockholders generally.

Certain of our executive officers have employment, change in control and other agreements that provide for severance payments full vesting of all unvested equity awards if any such executive officer's employment is terminated for any reason in connection with a change in control or if we terminate their employment at any time without cause or if they are constructively terminated and/or certain other payments in the event we successfully consummate the Asset Sale.

The consummation of the Asset Sale may be deemed a change of control under these agreements and/or may trigger certain severance payments to our executive officers. The employment of each of these executive officers will be terminated by us either prior to or during the wind down of our activities. In either case, such terminations may be deemed terminations in connection with a change in control and/or require such other severance payments. The change of control, severance payments and/or certain other payments that would be due by the Company to our executive officers will be in the amount up to $1,924,300, if our executive officers are terminated as a result of the Asset Sale or if the Asset Sale is successfully consummated, assuming no excise tax gross-up payments are due. In particular, Kelly J. McCrann, our Chairman and Chief Executive Officer, Robert Weinstein, our Chief Financial Officer and Secretary, and Dr. Victor Gura, our Chief Medical and Scientific Officer, may be entitled to severance payments in the amount up to $325,000, $286,500 and $1,312,800, respectively, under their employment agreements. In addition, if the Asset Sale is consummated, Mr. McCrann will be entitled to a payment of $432,500 as a sale transaction success fee.  Furthermore, in connection with certain restructuring efforts previously undertaken by us to reduce our operating expenses, Messrs. McCrann and Weinstein and Dr. Gura, may be entitled to receive deferred compensation in the amount of approximately $95,563, $83,531 and $82,050, respectively, our other employees may be entitled to receive deferred compensation, in the aggregate, of approximately $60,000, and a member of our Board of Directors may be entitled to receive deferred compensation in the amount of approximately $70,000.  Additionally, as of February 15, 2010, we estimate that certain of our employees would be entitled to receive accrued vacation pay, in the aggregate, of approximately $150,000.

In addition, Mr. McCrann (or an entity affiliated with Mr. McCrann) will also serve as the Trustee of the Liquidating Trust and under the terms of the Liquidating Trust Agreement, in the form attached to this Proxy Statement as Exhibit C, will receive the following compensation for his services as the Trustee: 10% of the aggregate Royalty Payments received by the Liquidating Trust up to $10 million and 5% of any Royalty Payments in excess thereof. Mr. McCrann will also be entitled to reimbursement of his expenses incurred as Trustee on behalf of the Liquidating Trust.

As of September 30, 2009, there were 1.16 million shares of common stock underlying unvested stock options held by our executive officers that will vest as a result of the Asset Sale. The weighted-average exercise price of those stock options is $3.25 per share. None of these stock options have an exercise price at or below $0.065, the last reported sale price of our common stock as quoted on the Pink Sheets Electronic OTC Market (the “Pink Sheets”) on December 16, 2009. Since we do not anticipate that any substantial amount of our share of the Cash Purchase Price will be available for distribution to our stockholders, we anticipate that none of these stock options will be exercised. In addition, as of November 12, 2009, our executive officers and/or directors also held 6,352,596 shares of common stock that will be entitled to the same per share liquidating distributions from the Liquidating Trust, if any, that will be made to the other shares of common stock outstanding. See “Proposal No. 1: Approval of the Asset Sale — Interests of Our Executive Officers and/or Directors in the Asset Sale and the Plan of Liquidation.”

Additionally, on the Closing Date a joint venture to be formed by FUSA and Dr. Gura may enter into an employment agreement with Dr. Gura, pursuant to which Dr. Gura would assist FUSA in the further development of the Assets for a certain period after Closing Date, at a set salary to be determined by FUSA and Dr. Gura. In addition, Dr. Gura may receive an ownership stake in such joint venture. On the Closing Date, FUSA will not enter into any other employment or consulting arrangements with any of our executive officers or employees. Other than described herein, we do not know whether FUSA will enter into any employee or consulting arrangements thereafter with any of our executive officers or employees and FUSA has not notified us of any intention to do so to date.

Risks Related to the Plan of Liquidation

          If we receive less from the Asset Sale than we expect or if we must pay more for our liabilities and operating expenses than we anticipate, the rights and/or assets we transfer to the Liquidating Trust and in turn, the Trustee may not be able to distribute meaningful cash, or any cash at all, to our stockholders.

          The amount of cash ultimately distributed to stockholders from the Liquidating Trust depends on the value of the consideration we obtain from the sale of our assets and the amount of our liabilities during the liquidation process. We have attempted to estimate such revenues, liabilities and costs. However, those estimates may be inaccurate. Factors that could impact our estimates include, but are not limited to, the following:

•
If any of the estimates regarding our Plan of Liquidation, including the recovery of our estimated asset amounts (including, without limitation, our marketable securities), and the settlement of our outstanding obligations during the liquidation process, are inaccurate, the amount we transfer to the Liquidating Trust and that the Trustee may ultimate distribute to our stockholders may be reduced. For instance, if claims are asserted against us and are successful, the Trustee will have to pay these claims before making distributions, if any, to our stockholders from the Liquidating Trust.

•
We have made certain estimates regarding the cost of personnel required and other operating costs (including legal and consulting fees) necessary to liquidate and dissolve the Company, many of which could vary significantly and are dependent on the timing of closing of the Asset Sale and the sale of our other remaining assets. If the timing differs from our plans, then we may incur additional costs above our current estimates and may transfer fewer assets to the Liquidating Trust and reduce the cash that may be distributed by the Trustee to our stockholders, if any.

•
We are required to obtain certain third party consents and approvals as a condition to closing the Asset Sale. Currently, we do not expect that the cost of these consents and approvals will be significant. However, if our expectation is incorrect, the amount we distribute to our common stockholders may be reduced.

         If our stockholders do not approve our voluntary dissolution and liquidation, we will not have the resources to continue operations without seeking additional capital, which we believe would be very difficult to obtain, and our resources may diminish completely.

          We have very limited cash resources and these resources continue to diminish. As of September 30, 2009, we had cash and cash equivalents and marketable securities of approximately $0.3 million, excluding restricted cash. We project to expend cash at a rate below $0.1 million per month for the remainder of the 2009 fiscal year and the next few months based upon the recent restructuring effected by us going forward and until our cash resources run out.

We expect to continue to incur negative cash flows and net losses going forward, and absent an unforeseen source of additional capital, we expect that our cash resources will run out in the next 30 days. We will attempt, if possible, to further reduce our monthly cash burn rate and take certain other additional measures, including deferral of payments to certain parties, in order to provide an additional 30 days for us to hold the Special Meeting to give the opportunity to our stockholders to vote on the Asset Sale and the Plan of Liquidation. Considering our recent financial performance, it is unlikely that we would be able to obtain additional equity or debt financing. Therefore, unless we are able to consummate the Asset Sale by February 28, 2010, we would completely deplete our already significantly limited resources and will be forced to discontinue our operations and/or file for bankruptcy.

In addition, pursuant to the terms of the Partial Final Award, NQCI was awarded $1,871,430 in attorneys’ fees and costs consistent with the arbitrator’s order issued on August 13, 2008 related to the same. Of the portion of the Cash Purchase Price being paid to NQCI, $1,871,430 is being paid to satisfy our liability to NQCI for NQCI’s attorneys’ fees and costs awarded by the arbitrator pursuant to the terms of the Partial Final Award. Furthermore, pursuant to the terms of the Stipulation, NQCI agreed not to attempt to execute on or file any motion, petition or application or commence any proceeding seeking the collection of such attorneys’ fees (the “Collection Action”), which was intended to allow the parties a sufficient period within which to execute the Asset Purchase Agreement. In addition, in accordance with the terms of the Memorandum and as a result of the execution of the Asset Purchase Agreement, NQCI agreed not to proceed with the Collection Action until April 1, 2010 (the “Extension Date”) and the Extension Date shall automatically be further extended for a period of 60 days for each amendment to this Proxy Statement that we will file with the SEC in response to comments made by the SEC.

If we are unable to otherwise comply with the deadlines and requirements summarized above, under the terms of the Stipulation, NQCI will have the right to execute on or file any motion, petition or application or commence any proceeding seeking the collection of the sum of $1,871,430 in attorneys’ fees and costs that have been awarded in NQCI’s favor under the terms of the Partial Final Award, which may impact our ability to consummate the Asset Sale, if such transaction remains available to us at that time, or any other transaction, and would have a material adverse effect on our business and results of operations and will cause us to cease our operations and/or file for bankruptcy.

Distributions to our stockholders could be delayed.

All or a portion of the distribution(s) from the Liquidating Trust to our stockholders could be delayed, depending on many factors, including if a creditor seeks an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to our stockholders. As a result of these and other factors, the Trustee may need to hold back, for transfer to the Liquidating Trust at a later date, if at all, some or all of the estimated distributions that we expect to be made to our stockholders.

Your ability to buy or sell shares of our common stock will be impaired when our stock no longer is traded on the Pink Sheets. You may not buy or sell shares after the Plan of Liquidation is implemented when we close our stock transfer books.

Upon dissolution, our stock will no longer trade on the Pink Sheets. When our common stock ceases to trade on the Pink Sheets, your ability to obtain price quotations and buy and sell shares will be materially impaired. In addition, we will close our stock transfer books after the filing of the Certificate of Dissolution in Delaware, after which you will no longer be able to transfer shares.

          Each stockholder may be liable to our creditors for an amount up to the amount distributed to such stockholder by us if our reserves for payments to creditors are inadequate.

Once we file the certificate of dissolution with the Secretary of State of Delaware, the legal effect will be to dissolve the Company. In the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors up to the amount distributed to such stockholder in the liquidation. In such event, a stockholder could be required to return up to all amounts received as distributions pursuant to the Plan of Liquidation and ultimately could receive nothing under the Plan of Liquidation. Moreover, even though a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount will not result in a recalculation of the gain or loss on the liquidation. Instead, a stockholder’s repayment will generally be deductible as a capital loss in the year in which the contingent liability is paid, and such capital loss cannot be carried back to offset any liquidation gain recognized earlier. See “Material U.S. Federal Income Tax Consequences of the Plan of Liquidation or the Receipt of Non-liquidating Distributions.” We cannot assure you that the contingency reserve that we will establish will be adequate to cover all expenses and liabilities.

         Recordation of transfers of our common stock on our stock transfer books will be restricted as of the Final Record Date, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

We intend to discontinue recording transfers of our common stock at the close of business on the Final Record Date. Thereafter, certificates representing our common stock will be deemed cancelled and will not be assignable or transferable on the books of the transfer agent except by will, intestate succession or operation of law, and will no longer be traded in the open market. After the Final Record Date, we intend to make liquidation distributions pursuant to the Plan of Liquidation and deregister our common stock with the SEC thereby discontinuing our reporting obligations under the Exchange Act. The liquidation distributions under the Plan of Liquidation shall be in complete cancellation of all of the outstanding shares of our common stock. From and after the Final Record Date, and subject to applicable law, our common stock will be treated as no longer being outstanding and each holder of our common stock shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with the Plan of Liquidation. The proportionate interests of all of our stockholders will be fixed in our books on the basis of their respective stock holdings at the close of business on the Final Record Date. Further, after the Final Record Date, any transfers to the Liquidating Trust that we make for eventual distributions to the beneficiaries of the trust will be made solely to the stockholders of record at the close of business on the Final Record Date (except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law).

We may be required to continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses and to take advantage of the SEC’s no-action positions taking by the staff of the SEC in several No-Action Letters allowing registrants whose securities are registered under Section 12(g) of the Exchange Act and who are otherwise not eligible to deregister under applicable rules of the Exchange Act, to deregister from their Section 13(a) reporting obligations, we plan to establish a Liquidating Trust which will exist only for the limited purpose of effecting liquidation of all of our Remaining Assets and pay off of our Remaining Liabilities within the 10-year period from the establishment date of the Liquidating Trust. In connection therewith, the terms of the Liquidating Trust will restrict the ability of the beneficiaries of the Liquidating Trust to transfer their interests in the Liquidating Trust. We anticipate that we would continue to file Current Reports on Form 8-K to disclose material events relating to our dissolution and liquidation along with any other reports that may be required prior to the filing of our certificate of dissolution in accordance with the DGCL. However, if we are required to formally seek appropriate relief with the SEC in order to take advantage of the SEC’s position contained in such No-Action Letters and/or the SEC does not grant such relief, we will be required to continue to incur the costs associated with these reporting requirements which will further reduce the cash available for distribution, if any, to our stockholders.

Risks Related to Our Continuing Business Operations

If our stockholders do not approve the Asset Sale or the Plan of Liquidation, our Board of Directors believes that we will be forced to discontinue operations and/or file for bankruptcy. Any such alternative we select will have anticipated and unanticipated negative consequences. If the Asset Sale is consummated, we will cease to be an operating entity, and in the event the Asset Sale is not consummated for whatever reason, we will be required to discontinue operations and/or consider a liquidation in bankruptcy. Therefore, in either case, as a result of us ceasing to be an operating or an existing entity, the risks related to our continuing business operations would likely no longer be applicable to us. However, for a discussion of such risks please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the three, six and nine-month periods ended March 31, 2009, June 30, 2009 and September 30, 2009, respectively, filed with the SEC.

Risks Related to Our Common Stock

Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 under the Exchange Act which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•	stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for our investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent to investors disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price is volatile and accordingly, you could lose all or part of the value of your shares of our common stock.

Our common stock is traded on the Pink Sheets and trading volume is often limited and sporadic. As a result, the trading price of our common stock on Pink Sheets is not necessarily a reliable indicator of our fair market value. The market price of our common stock has historically been highly volatile and may continue to fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•	the number of shares available for sale in the market;
•	sales of our common stock by stockholders because our business profile does not fit their investment objectives;
•	actual or anticipated fluctuations in our operating results;
•	developments relating to our products and related proprietary rights;
•	actual or anticipated announcements of new data and announcements relating to our operating performance;
•	government regulations and changes thereto and regulatory investigations or determinations;
•	announcements of our competitors or their success in the biotechnology and healthcare equipment business, including those in the dialysis industry;
•	recruitment or departures of key personnel;
•	the gain or loss of significant customers;
•	the operating and stock price performance of other comparable companies;
•	developments and publicity regarding our industry; and
•	general economic and market conditions in our industry and the economy as a whole.

In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual performance, and could enhance the effect of any fluctuations that do relate to our operating results.

Over 41% of our stock is controlled by a single stockholder who has the ability to substantially influence the election of directors and the outcome of matters submitted to our stockholders.

As of November 12, 2009, Consolidated National, LLC, a limited liability company, or “CNL”, of which Terren S. Peizer, a member of our Board of Directors, is the sole managing member and beneficial owner, directly owned approximately 6.23 million shares, representing approximately 41.4% of our outstanding common stock. As a result, CNL and Mr. Peizer presently have and are expected to continue to have the ability to determine the outcome of issues submitted to our stockholders. The interests of CNL or Mr. Peizer, acting in his capacity as a stockholder, may not always coincide with our interests or the interests of our other stockholders and they may act in a manner that advances their best interests and not necessarily those of our stockholders. The ownership position of CNL and Mr. Peizer may make it difficult for our stockholders to remove our management from office should they choose to do so. It could also deter unsolicited takeovers, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Sales of common stock by our large stockholders, or the perception that such sales may occur, could depress our stock price.

The market price of our common stock could decline as a result of sales by, or the perceived possibility of sales by, our large stockholders. Most of our outstanding shares were registered on a Form S-4 registration statement in connection with our merger with pre-merger Xcorporeal, and are eligible for public resale. As of November 12, 2009, approximately 41.9% of our outstanding common stock was held by our officers, directors and affiliates and may be sold pursuant to an effective registration statement or in accordance with Rule 144 promulgated under the Securities Act or pursuant to other exempt transactions. Future sales of our common stock by our significant stockholders, including NQCI if it acquires these shares, or the perception that such sales may occur, could depress the market price of our common stock.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares of stock or raise funds through the sale of equity securities.

In the event that we are required to issue any additional shares of stock or enter into private placements to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all of our other stockholders. Further, any such issuance may result in a change in our control of our company.

We have never paid cash dividends and do not intend to do so.

We have never declared or paid cash dividends on our common stock. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our Board of Directors.

We became a publicly traded company through a merger with a public shell company, and we could be liable for unanticipated liabilities of our predecessor entity.

We became a publicly traded company through a merger between Xcorporeal, Inc. and CT Holdings Enterprises, Inc., a publicly traded “shell company” that had previously provided management expertise including consulting on operations, marketing and strategic planning and a single source of capital to early stage technology companies.  Although we believe the shell company had substantially no assets and liabilities as of the merger, we may be subject to claims related to the historical business of the shell, as well as costs and expenses related to the merger.

BENEFICIAL OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the shares of common stock beneficially owned as of November 12, 2009 by: (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) our chief executive officer and the two most highly compensated executive officers other than the chief executive officer, who were serving as executive officers at the end of our last fiscal year (collectively, the “named executive officers”) and other executive officers named in the Summary Compensation Table set forth in the “Executive Compensation” section of our 2008 Annual Report, and (iv) all such directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Title of Class of Shares Owned	Amount and Nature of Beneficial Ownership	Percent of Class
Terren S. Peizer (2)	common stock	6,652,596	42.7%
Jay A. Wolf (3)	common stock	40,000	*
Victor Gura (4)	common stock	375,000	2.4%
Kelly J. McCrann (5)	common stock	315,000	2.0%
Robert Weinstein (6)	common stock	170,000	1.1%
Hans-Dietrich Polaschegg	common stock	—	—
Marc G. Cummins (7)(8)	common stock	275,000	1.8%
All current directors and named executive officers as a group (6 persons)	common stock	7,552,596	46.2%

*     Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the address of all of the above named persons is c/o Xcorporeal, Inc., 80 Empire Drive, Lake Forest, CA 92630.
(2)
Includes 6,232,596 shares held of record by Consolidated National, LLC, of which Mr. Peizer is the sole managing member and beneficial owner. As of November 12, 2009, shares of our common stock underlying 420,000 stock options granted to Mr. Peizer’s were vested and exercisable within 60 days of November 12, 2009.

(3)	Represents shares of our common stock underlying stock options issued to Mr. Wolf’s which were vested and exercisable within 60 days of November 12, 2009.
(4)	Represents shares of our common stock underlying stock option granted to Dr. Gura which were vested and exercisable within 60 days of November 12, 2009.
(5)	Includes shares of our common stock underlying 215,000 stock options granted to Mr. McCrann which were vested and exercisable within 60 days of November 12, 2009.
(6)	Includes shares of our common stock underlying 150,000 stock options granted to Mr. Weinstein which were vested and exercisable within 60 days of November 12, 2009.
(7)	Mr. Cummins resigned as a member of our Board of Directors effective March 6, 2009.
(8)
Represents shares held of record by Prime Logic Capital, LLC and CPS Opportunities. Mr. Cummins is a Managing Partner of Prime Capital, LLC. He disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Excludes warrants to purchase 150,000 shares held by OGT, LLC, an affiliate of Prime Logic, over which Mr. Cummins disclaims beneficial ownership except to the extent of his pecuniary interest therein.

Unless otherwise indicated, we believe that all persons named in the above table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable, convertible or exchangeable within such 60 day period, have been so exercised, converted or exchanged.

Market Information

Our common stock is traded on the Pink Sheets under the symbol “XCRP.PK”. From December 7, 2007 and until September 3, 2009, our common stock was trading on the NYSE Amex (formerly American Stock Exchange) under the symbol “XCR” and prior thereto, our common stock was quoted on the Over-The-Counter Bulletin Board under the symbol “XCPL”.  Immediately prior to our merger with the pre-merger Xcorporeal on October 12, 2007, a one-for-8.27 reverse split of our common stock was executed. Historical stock prices prior to October 12, 2007 have been adjusted for this reverse stock split.

Following is a list by fiscal quarters of the split-adjusted closing sales prices of our common stock. Such prices represent inter-dealer quotations, do not represent actual transactions, and do not include retail mark-ups, markdowns or commissions. Such prices were determined from information provided by a majority of the market makers for our common stock.

	High	Low
Fiscal Year Ending December 31, 2009
4th Quarter (through December 18, 2009)	$0.15	$0.04
3rd Quarter	0.25	0.11
2nd Quarter	0.38	0.16
1st Quarter	0.60	0.12

Fiscal Year Ended December 31, 2008
4th Quarter	$0.50	$0.16
3rd Quarter	1.44	0.50
2nd Quarter	4.21	1.00
1ST Quarter	4.94	2.34

	High	Low
Fiscal Year Ended December 31, 2007
4th Quarter	$14.06	$4.27
3rd Quarter	17.45	3.39
2nd Quarter	6.62	4.30
1ST Quarter	13.89	2.40

This table reflects the range of high and low bid prices for our common stock during the indicated periods. The quotations for our common stock since September 4, 2009 as published by the Pink Sheets merely reflect the prices at which transactions were proposed, and do not necessarily represent actual transactions. Prices do not include retail markup, markdown or commissions.

          As of December 19, 2009, there were approximately 757 record holders of our common stock.

Dividend Policy

We did not pay any cash dividends in 2008 or 2007 and we do not intend to pay cash dividends in the foreseeable future.  It is our present intention to utilize all available funds for the development of our business. Our future dividend policy will depend on the requirements of financing agreements to which we may be a party. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

STOCKHOLDER PROPOSALS

We do not intend to hold an annual meeting of stockholders if the Asset Sale is completed and we file our Certificate of Dissolution with the Secretary of State of the State of Delaware. If, however, we do hold an annual meeting of stockholders and the date of such meeting is changed by more than 30 days from our 2008 annual meeting, proposals intended to be presented at that meeting would be required to be received by us at our corporate headquarters, located at Xcorporeal, Inc., Investor Relations Department, 80 Empire Drive, Lake Forest, CA 92630 or (949) 600-4640, no later than the close of business on the 10th day following the day on which the date of the annual meeting was publicly announced. To be considered for presentation at our next annual meeting of stockholders, if held, but not for inclusion in our proxy statement and form of proxy for that meeting, under our Bylaws no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the annual meeting of stockholders or is otherwise brought before the annual meeting of stockholders by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered written notice to our corporate Secretary (containing certain information specified in our Bylaws about the stockholder and the proposed action) not later than 10 days following the day on which public announcement of the date of such meeting is first made by us. In addition, any stockholder who wishes to submit a nomination to our Board of Directors must deliver written notice of the nomination within this time period and comply with the information requirements in our bylaws relating to stockholder nominations. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

HOUSEHOLDING

          Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more of our stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

          If you would like to receive your own proxy, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single proxy, follow these instructions: if your shares are registered in your own name, please contact our transfer agent, Computershare Inc. or if a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the reporting requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC's website at http://www.sec.gov.

                   You should rely only on the information contained in this Proxy Statement. No one has been authorized to provide you with information that is different from what is contained in this Proxy Statement. The date of this Proxy Statement is January ___, 2010. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date. The mailing of this Proxy Statement will not create any implication to the contrary.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and delivered to you with this Proxy Statement. This Proxy Statement incorporates by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-33874), as filed with the SEC on March 31, 2009;
•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009 (File No. 001-33874), for the quarter ended June 30, 2009 (File No. 001-33874) and for the quarter ended September 30, 2009 (File No. 001-33874), as filed with the SEC on May 15, 2009 , August 13, 2009 and November 16, 2009, respectively; and

•
our Current Reports on Form 8-K filed on April 16, 2009 (File No. 001-33874), May 21, 2009 (File No. 001-33874), August 26, 2009 (File No. 001-33874), September 10, 2009 (File No. 001-33874) and December 18, 2009 (File No. 001-33874).

In addition, all documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting or any adjournment or postponement thereof will be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

We will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents incorporated by reference herein and not otherwise delivered to such person (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Relations Department at Xcorporeal, Inc., 80 Empire Drive, Lake Forest, CA 92630 or by calling (949) 600-4640. In addition, see “Where You Can Find More Information.”

Any statement contained in a document incorporated by reference into this Proxy Statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this Proxy Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

Copies of the materials described above can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements, and other information regarding the Company. The address of the SEC website is http://www.sec.gov.

WHO CAN HELP ANSWER YOUR QUESTIONS

            If you have additional questions about the asset sale, you should contact:

Xcorporeal, Inc.
80 Empire Drive, Lake Forest, CA 92630
Attention: Investor Relations Department
Phone Number: (949) 600-4640

OTHER MATTERS

        Our Board of Directors does not presently intend to bring any other business before the Special Meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the Special Meeting except as specified in the Notice of the Special Meeting. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

IMPORTANT

Whether or not you plan to attend the Special Meeting, please vote as promptly as possible. If a quorum is not reached, we will have the added expense of re-issuing these proxy materials. If you attend the Special Meeting and so desire, you may withdraw your proxy and vote in person.

        Thank you for acting promptly.

By Order of the Board of Directors

/s/ Kelly McCrann
Chairman of the Board and Chief Executive Officer

Lake Forest, California
December 24, 2009

EXHIBIT A

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made and executed this 14th day of December, 2009 by and among Xcorporeal, Inc., a Delaware corporation (“Xcorporeal”), Xcorporeal Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Xcorporeal (“Operations”), National Quality Care, Inc., a Delaware corporation (“NQCI,” and together with Xcorporeal, Operations and NQCI, “Sellers”) and Fresenius USA, Inc., a Massachusetts corporation (“Purchaser”).

WITNESSETH:

WHEREAS, Sellers are development stage companies engaged in the development of technologies related to portable hemodialysis devices, continuous renal replacement therapy devices, wearable hemodialysis devices and wearable ultrafiltration devices, including, the development of the supersorbent renal technology, the “Business”);

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Purchaser’s willingness to enter into this Agreement, each of the stockholders of the Sellers set forth on Exhibit A (the “Stockholders”) is entering into an agreement with Purchaser in the form attached hereto as Exhibit B (the “Voting Agreements”) to vote all of the shares of voting stock of the applicable Seller owned by such Stockholder according to the terms set forth in the Voting Agreements;

WHEREAS, on or about the Closing Date, Xcorporeal and Operations intend to transfer all or substantially all of their assets (other than the Purchased Asserts) and liabilities to a liquidating trust established for the benefit of Xcorporeal’s stockholders (the “Xcorporeal Trust”). In the event of such transfer, references herein to “Xcorporeal” shall thereafter be deemed to be references to the “Xcorporeal Trust”;

WHEREAS, in connection with the execution and delivery of the letter dated September 21, 2009, among the Sellers and Purchaser, Purchaser paid to Xcorporeal a non-refundable exclusivity fee in the amount of $200,000, which will be credited against the Purchase Price (as defined herein);

WHEREAS, Sellers desire to sell to Purchaser the Purchased Assets (as defined below) in consideration for the payment of the Purchase Price, in accordance with the terms hereinafter set forth; and

WHEREAS, Purchaser desires to acquire the Purchased Assets.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.	Purchase and Sale.

1.1.
Assets To Be Sold and Purchased. Subject to the terms and conditions of this Agreement, Sellers agree to sell, convey, assign and deliver to Purchaser, free and clear of all liens and encumbrances, and Purchaser agrees to purchase from Sellers at the Closing (as hereinafter defined), all of the right, title and interest that Sellers possess as of the Closing in and to Sellers’ assets set forth in this Section 1.1. (collectively, the “Purchased Assets”):

(a)
Intellectual Property. (i) The patents, trademarks, trade names, and other intellectual property, including domain names incorporating the same, in each case whether registered or not, and wherever such rights exist, together with the right to recover for any past infringement thereof (the “Business IP Rights”) listed on Schedule 1.1(a)(i), that comprise, are used, are held for use, or are intended for use by the Sellers in connection with or relating to the designs for portable hemodialysis devices (“PAK Technology”), (ii) the Business IP Rights listed on Schedule 1.1(a)(ii), that comprise, are used or are held for use by the Sellers in connection with or relating to the designs for continuous renal replacement therapy devices (“CRRT Technology”), (iii) the Business IP Rights listed on Schedule 1.1(a)(iii), that comprise, are used or are held for use by the Sellers in connection with or relating to the designs for wearable hemodialysis devices (“HD WAK Technology”), (iv) the Business IP Rights listed on Schedule 1.1(a)(iv), that comprise, are used or are held for use by the Sellers in connection with or relating to the designs for wearable ultrafiltration devices (“WUD Technology”), (v) the Business IP Rights listed on Schedule 1.1(a)(v) that comprise, are used or are held for use by the Sellers in connection with or relating to the designs for wearable continuous renal replacement therapy devices (“WAK CRRT Technology”), (vi) the Business IP Rights listed on Schedule 1.1(a)(vi) that comprise, are used or are held for use by the Sellers in connection with or relating to the development of the supersorbent technology (“Supersorbent Technology”), (vii) all other intellectual property used in connection with the Business, other than the domain names listed on Schedule 1.1(a)(vii), whether registered or not, the right to recover for any past infringement thereof, and the right to protection of interests therein, and (viii) all software used internally by Sellers, including external facing software (clauses (i) through (viii) being collectively called the “Business Intellectual Property”);

(b)
Tangible P&E. All furniture, fixtures, equipment, computers, computer hardware, computer peripheral equipment, tools, supplies and other tangible personal property owned by Sellers, including the tangible personal property listed on Schedule 1.1(b) (the “Tangible P&E”);

(c)	Personal Property Leases. The leases listed on Schedule 1.1(c), including all Sellers’ rights with respect to the underlying personal property (the “Personal Property Leases”);

(d)
Contracts. All contracts or agreements to which any Seller is a party or is bound listed on Schedule 1.1(d) (collectively, the “Business Contracts”) (said Business Contracts, together with the Personal Property Leases, being collectively called the “Purchased Contracts”);

(e)	Permits. All permits relating to the Business to the extent that such permits are transferable;

(f)
Books and Records. All business records, tangible data, documents, files, supplier lists, business and marketing plans, creative materials, advertising, promotional materials, price lists, blueprints, specifications, designs, drawings, plans, operation or maintenance manuals, bids, invoices, sales literature, key metrics, data costs reconciliation and all other books and records (“Books and Records”); and

(g)	Goodwill. All goodwill associated with the Business and the Business Intellectual Property.

1.2.	Limitations on Assignability.

(a)
Notwithstanding anything in this Agreement to the contrary, to the extent that any of the Purchased Assets are not assignable without the consent of a third party, neither this Agreement, nor any of the instruments or documents executed and delivered in connection herewith or contemplated hereby, shall constitute an assignment or assumption thereof, or attempted assignment or attempted assumption thereof, if such assignment or attempted assignment, or assumption or attempted assumption, would constitute a breach thereof.

(b)
If, prior to the Closing, Sellers have not or cannot obtain such consent or approval necessary for the assignment and assumption of any of the Purchased Contracts (each a “Nonassigned Asset”), Sellers and Purchaser agree to use commercially reasonable efforts to secure such assignment as soon as practicable. Unless and until such Nonassigned Assets are assigned by Sellers and assumed by Purchaser, such Nonassigned Assets shall not constitute Purchased Assets, nor shall any liabilities related thereto constitute Assumed Liabilities.

1.3.
Excluded Assets. All the assets of Sellers which are not specifically included as Purchased Assets hereunder shall remain the assets of Sellers and shall not be sold or conveyed hereunder (the “Excluded Assets”). Without limiting the generality of the foregoing, the Purchased Assets shall not include (a) cash, restricted cash, cash equivalents or accounts receivable of any Seller, (b) marketable securities held by any Seller, (c) the capital stock, membership interest or other equity interest of any Seller, (d) any Seller’s websites, including each such site’s content, look and feel, verbiage and images, (e) the domain names listed on Schedule 1.3(e), (f) all employment and consultant agreements of either Seller and (g) the other assets listed on Schedule 1.3(f).

1.4.
Assumed Liabilities. The “Assumed Liabilities” shall consist solely of the liabilities and obligations arising on or after Closing under each properly assigned and assumed Purchased Contract. The Assumed Liabilities shall not include any outstanding liabilities of Sellers related to Sellers’ performance (or lack thereof) under any such Purchased Contract prior to Closing. At the Closing and subject to the terms and conditions set forth herein, Purchaser and Sellers shall execute an “Assumption Agreement”, in the form and substance reasonably satisfactory to all of the parties, whereby Purchaser will solely and exclusively undertake, assume and agree to perform, pay, become liable for and discharge when due the Assumed Liabilities.

1.5.
Excluded Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume and shall have no responsibility for any liabilities of Sellers of any nature whatsoever, including, without limitation, those arising in connection with, or related to, the Purchased Assets. Sellers shall have no responsibility for any liabilities arising in connection with, or related to, the Purchased Assets after the Closing.

1.6.
No Expansion of Third Party Rights. The assumption by Purchaser of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against Purchaser, Sellers or any affiliate of any of them as compared to the rights and remedies which such third party would have had against the Sellers had Purchaser not assumed such obligations (other than the right to enforce any Assumed Liabilities directly against Purchaser as a result of the assumption of the Assumed Liabilities by Purchaser).

2.	Purchase Price and Allocation.

2.1.
Purchase Price. Subject to the terms and conditions of this Agreement, in consideration for the sale, conveyance, assignment and delivery of the Purchased Assets, Purchaser shall deliver to Sellers, to be divided among the Sellers as set forth on Schedule 2.1, payment by wire transfer to such bank account or bank accounts as shall be specified by Xcorporeal, in immediately available funds, the sum of $8,000,000 (the “Purchase Price”) to be paid as follows:

(a)	The exclusivity fee in the amount of $200,000 previously paid by Purchaser to Xcorporeal.

(b)	$3,800,000 on the date of closing (the “Closing Payment”).

(c)	$2,000,000 on April 1, 2010 (the “First Installment”).

(d)	$2,000,000 on April 1, 2011 (the “Second Installment,” and together with the First Installment, the “Installment Payments”).

(e)
Additional quarterly payments during the life of the patents included in the HD WAK Technology (the “HD WAK Patents”), payable not later than the forty-fifth (45h) day following the end of each of Purchaser’s fiscal quarters, in an amount equal to (A) two percent (2%) of the Net Revenues actually received by Purchaser from the sale of HD WAK devices in each country where such sales infringe valid and issued claims of the HD WAK Patents issued in such country (“HD WAK Devices”) plus (B) $0.75 per treatment for the attendant disposables that incorporate the HD WAK Technology (“Attendant Disposables,” and together with the HD WAK Devices, the “Acquired Technology Products”), not to exceed a maximum of $1.50 per patient per week in a country where such sales infringe valid and issues claims of the HD WAK Patents issued in such country, provided, however, that such payment for Attendant Disposables shall not be payable with regard to Attendant Disposables that incorporate any technology for which a Supersorbent Royalty (as defined below) is paid by Purchaser to any Seller or any of their affiliates (the “HD WAK Royalty”). For purposes of this Section 2.1(e), “Net Revenues” shall mean all gross revenues received by Purchaser from the sale of Acquired Technology Products or attendant disposables, as the case may be, less: (1) royalties or the like paid to third parties on the Acquired Technology Products or attendant disposables, as the case may be, in connection with intellectual property rights owned or controlled by such third parties that are necessary to commercialize such Acquired Technology Products or attendant disposables; (2) discounts, rebates and deductions actually granted to customers based on volumes and/or revenues commercialized, or any other deductions or the like allowed (whether in cash or trade) to wholesalers or distributors or to other customers for quantity purchases, prompt payments or other special conditions; (3) credits, write-offs, collection fees, allowances or refunds, not exceeding the original invoice amount, for claims, returns, collections or bad debts, and any other allowances made for returned or deficient goods or services; (4) transportation expenses, including any and all carriage or insurance charges, packaging, freight, and costs of delivery; (5) expenses and costs resulting from recalls or product liability claims other than those arising from the process of manufacturing the Acquired Technology Products by Purchaser or by third parties (other than Sellers or their affiliates) on its behalf; and (6) sales and use taxes and other fees or taxes imposed by any government or governmental agency, including, but not limited to any import, export or customs duties. Notwithstanding anything to the contrary contained herein, Purchaser may assign any or all of its obligations with respect to the Continuing Payments to any joint venture formed between Purchaser and/or some or all of the Sellers into which the HD WAK Technology is contributed or otherwise transferred.

(f)
Additional quarterly payments during the life of any patents included in the Supersorbent Technology (the “Supersorbent Patents”), payable not later than the forty-fifth (45h) day following the end of each of Purchaser’s fiscal quarters, in an amount equal to (A) the lesser of $0.75 per supersorbent cartridge or $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country less (B) any and all royalties payable to The Technion Research and Development Foundation Ltd. (“TRDF”) pursuant to that certain Research Agreement and Option for License dated June 16, 2005 among NQCI, TRDF and Prof. Moris Eisen (the “Research Agreement”) or any subsequently executed license agreement between TRDF and Purchaser substantially reflecting the terms set forth in Appendix C to the Research Agreement, provided, however, that such payment for supersorbent cartridges shall not be payable with regard to supersorbent cartridges that incorporate any HD WAK Technology for which a HD WAK Royalty is paid by Purchaser to any Seller or any of their affiliates (the “Supersorbent Royalty,” and together with the HD WAK Royalty, the “Royalty Payments,” and together with the Installment Payments, the “Continuing Payments”).

2.2.
Allocation of Purchase Price. The parties hereto agree that the Closing Payment, and the Continuing Payments, shall be allocated among the Sellers and to the Purchased Assets as provided in Schedule 2.1 and Schedule 2.2 hereto. Neither Purchaser nor any Seller shall perform any act or permit any omission in any tax filing or otherwise which is inconsistent with the allocation set forth in Schedule 2.1 or Schedule 2.2.

2.3.
Record Keeping Regarding Royalty Payments. Purchaser shall keep complete and accurate records with respect to the amounts to be paid to Sellers as Royalty Payments hereunder. Purchaser shall provide Sellers with a statement of the calculation of the applicable amounts due hereunder, in connection with each payment. Upon reasonable prior written notice by Sellers, Purchaser shall provide Sellers’ independent third party accountants with reasonable access to Purchaser’s records necessary to determine amounts due hereunder, provided, however, that such accountants shall agree to a standard confidentiality agreement. Such examination may take place not more than once every twelve (12) months, unless an error is found in Sellers’ favor in excess of five percent (5%) of the applicable quarterly payment of the HD WAK Royalty or Supersorbent Royalty, in which case Sellers may make two (2) examinations within the subsequent twelve (12) months following discovery of the error. If an error is discovered as a result of any such examination, the party in whose favor the error was made shall within 30 days pay the amount in error. Any such examination shall be at the Sellers’ sole expense unless errors of accounting in Purchaser’s favor amounting to five percent (5%) or more of the total Royalty Payments paid to Sellers under this Agreement for the previous one year period are found in which event all reasonable and documented out-of pocket examination expenses actually incurred by Sellers shall be at Purchaser’s expense.

3.	Closing.

3.1.
Closing Time and Place. The closing of the sale and purchase of the Purchased Assets pursuant to this Agreement (the “Closing”) shall take place on such date and at such time and place as may be mutually agreed upon by the parties (the “Closing Date”).

3.2.	Deliveries by Seller. Sellers shall deliver to Purchaser at the Closing the following:

(a)	One or more executed Bills of Sale from each Seller in substantially the form of Exhibit C attached hereto, transferring the Purchased Assets owned by that Seller to Purchaser.

(b)	Any third party consents required to assign the Purchased Contracts, as noted on Schedule 3.2(b).

(c)
A copy, certified by the Secretary of each Seller, of resolutions of the Board of Directors of each Seller authorizing the execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

(d)
Evidence of the approval of the stockholders of Xcorporeal and NQCI authorizing the execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

(e)	One or more patent assignments in substantially the form attached hereto as Exhibit D, assigning all of Xcorporeal’s and NQCI’s issued patents and patent applications.

(f)	One or more trademark assignments in substantially the form of Exhibit E attached hereto.

(g)	The legal opinions required pursuant to Section 7.2(f) hereof.

(h)
Such other instruments of conveyance as Purchaser or its counsel may reasonably request in order to effect the sale, transfer, conveyance and assignment to Purchaser of valid ownership of the Purchased Assets.

3.3.	Deliveries by Purchaser. Purchaser shall deliver to Sellers at the Closing the following:

(a)	The Closing Payment, payable in cash, by wire transfer of immediately available funds, to the account or accounts and in the proportions designated in writing by Sellers.

(b)	An executed Assumption of Liabilities in the form of Exhibit F attached hereto.

(c)
A copy, certified by the Secretary of Purchaser, of resolutions of the Board of Directors of Purchaser and the Management Board of Fresenius Medical Care Management AG authorizing the execution and delivery of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

3.4.	Joint Deliveries. The parties shall each deliver at the Closing, the following:

(a)	An executed PAK Technology, WUD Technology and HD WAK Technology assignment of license in the form of Exhibit G attached hereto (the “WAK/PAK Technology Assignment of License”).

(b)	An executed assignment of any and all rights of NQCI to the Supersorbent Technology in the form of Exhibit H hereto.

4.
Representations and Warranties of Sellers. As of the Closing, Xcorporeal, represents and warrants with respect to itself and Operations, and NQCI represents and warrants with respect to itself, to Purchaser as follows:

4.1.	Organization and Standing of Sellers. Each of Xcorporeal, Operations and NQCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2.
Authority. Subject to receipt of the Stockholder Approvals, each Seller has all requisite corporate or limited liability company, as applicable, power and authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. Except as set forth on Schedule 4.2 and subject to receipt of the Stockholder Approvals, the execution and delivery of this Agreement and the agreements contemplated hereby by each Seller and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Seller. Subject to receipt of the Stockholder Approvals, this Agreement and the agreements contemplated hereby have been duly executed and delivered by each Seller and (assuming the valid authorization, execution and delivery by Purchaser) constitute the valid and binding obligations of each Seller enforceable against such Seller in accordance with their respective terms.

4.3.
Notice. Except as set forth on Schedule 4.3 (the “Required Consents”), no Seller is required to give any notice to, make any filing with or obtain any authorization, consent or approval of any person or entity in order for the parties to consummate the transactions contemplated by this Agreement.

4.4.
Claims. Except as set forth on Schedule 4.4, there are no actions, suits, investigations, claims or demands of any kind pending or, to the knowledge of any Seller, threatened against any Seller (i) in relation to the Purchased Assets; (ii) which could materially or adversely affect the Purchased Assets; or (iii) which could prevent the consummation of the transactions contemplated hereby or cause such transactions to be rescinded. Except as set forth on Schedule 4.4, there are no outstanding injunctions, judgments, orders or decrees of any kind related to the Purchased Assets.

4.5.
No Violation. Except as set forth on Schedule 4.5(a), the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, any order of any court or other agency of government or the certificate of incorporation or bylaws or certificate of organization or operating agreement of any Seller. Except as set forth on Schedule 4.5(a), no authorization, consent or approval or any order of any governmental or public authority or agency is required for the execution by any Seller of this Agreement or the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby by any Seller.

4.6.	Purchased Assets. Except as set forth on Schedule 4.6, Sellers have the right to transfer the Purchased Assets free and clear of all liens and encumbrances.

4.7.
Compliance with Laws. Except as set forth on Schedule 4.7, the Business is being, and during the thirty-six (36) month period prior to the Closing has been conducted and operated in compliance in all material respects with all domestic or foreign, federal, state or local statute, law, regulation, constitution, code, edict, proclamation, treaty, ruling, pronouncement, decision, opinion, interpretation, ordinance, rule, regulation, order, writ, injunction, directive, judgment, permit, license, decree or other requirement (“Applicable Law”) issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any applicable foreign, domestic, federal, territorial, state or local governmental authority, tribal authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing (“Governmental Authority”). During the twenty-four (24) month period prior to the Closing, no Seller has received written notification from any Governmental Authority asserting that the conduct of the Business is not in compliance with any Applicable Law. Sellers have all permits necessary for the conduct and operation of the Business as currently conducted, such permits are in full force and effect, to the knowledge of the Sellers no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the knowledge of any Seller, threatened to revoke or limit any such permit. Schedule 4.7 contains a true and complete list of all such permits under which any Seller is operating or bound, and Sellers have furnished to Purchaser true and complete copies thereof.

4.8.
Reports and Financial Statements. Except as set forth on Schedule 4.8, each of Xcorporeal and NQCI has timely (including any applicable extensions) filed all reports required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2006 (collectively, the “Company SEC Reports”), and has previously made available to Purchaser true and complete copies of all such Company SEC Reports. Such Company SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Xcorporeal included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented (subject, in the case of unaudited statements, to normal recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Xcorporeal as at the dates thereof and the consolidated results of operations and cash flows of Xcorporeal for the periods then ended. Since December 31, 2008, there has been no change in any of the significant accounting (including tax accounting) policies or procedures of Xcorporeal or Operations.

4.9.
Absence of Certain Changes or Events. Except as set forth in the Company SEC Reports filed as of the date of this Agreement and except as set forth on Schedule 4.9, since December 31, 2008, (i) Xcorporeal, Operations and NQCI have each conducted its respective businesses and operations in the ordinary course of Business and consistent with past practices and has not taken any actions that, if it had been in effect, (ii) there has not been any fact, event, circumstance or change affecting or relating to Xcorporeal, Operations which, individually or, in the aggregate, has had a material adverse effect on the financial condition or results of operations of Xcorporeal and Operations, taken as a whole and (iii) there has not been any fact, event, circumstance or change affecting or relating to NQCI which, individually or in the aggregate, has had a material adverse effect on the financial condition or results of operations of NQCI (in the case of either (ii) or (iii) a “Material Adverse Effect”).

4.10.
Litigation. Except for litigation disclosed in the notes to the financial statements included in Xcorporeal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, or in the Company SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of any Seller, threatened against any Seller or with respect to which any Seller could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto; nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against any Seller.

4.11.
Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Xcorporeal’s consolidated financial statements (or reflected in the notes thereto) included in the Company SEC Reports or in NQCI’s statement of liabilities as of October 31, 2009, as set forth on Schedule 4.11, or which were incurred after October 31, 2009, in the ordinary course of business and consistent with past practice, none of the Sellers has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which have had or could reasonably be expected to have a Material Adverse Effect.

4.12.	Payment of Taxes.

(a)
Each Seller has timely filed all federal, state and local tax returns that it was required to file. All such tax returns are correct and complete in all material respects. All taxes owed by any Seller (whether or not shown on any tax return) have been timely paid, except for those being contested in good faith. No Seller is currently the beneficiary of any extension of time within which to file any tax return. No Seller has received any notice or inquiry from any jurisdiction where such Seller has not filed tax returns to the effect that such filings may be required or that such Seller and/or any of such Seller’s properties or assets may otherwise be subject to taxation by such jurisdiction. There are no liens or other encumbrances on any of the assets of any Seller that arose in connection with any failure (or alleged failure) to pay any tax. No Seller has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. No Seller is a party to or bound by any tax allocation or sharing contract. No Seller has any liability or potential liability for the taxes of any other person or entity as a transferee or successor, by contract, or otherwise.

(b)
Each Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)
No domestic or foreign, federal, state, or local tax audits or administrative or judicial tax proceedings are pending or, to any Seller’s knowledge, threatened with respect to any Seller. No Seller has received from any domestic or foreign, federal, state, or local Governmental Authority (including jurisdictions where such Seller has not filed tax returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against such Seller.

4.13.	Real Property.

(a)
No Seller owns any real property. Schedule 4.13(a) lists as of the date hereof (i) all written leases, subleases, licenses, rental or occupancy agreements and other agreements (including all amendments) to lease, sublease, license or otherwise occupy or permit occupancy of, and describes all oral leases, subleases, licenses, rental or occupancy agreements pursuant to which any Seller leases, subleases, licenses, or otherwise rents or occupies or has agreed to lease, sublease, license or otherwise occupies or permit occupancy of, any real property, including all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property (each, a “Real Property Lease” and collectively, the “Leased Real Property”), (ii) a schedule of Leased Real Property by street address and (iii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property.

(b)
The applicable Seller is the owner and holder of all interests and leasehold estates purported to be granted by each Real Property Lease, each Real Property Lease is valid, subsisting, in full force and effect, binding upon and enforceable against such Seller and the other parties thereto in accordance with its terms; and the interests and/or leasehold estate created by each Real Property Lease is free and clear of all liens or encumbrances except means (i) mechanics’, carriers’, workers’ warehouseman’s, materialman’s, repairman’s, landlords’, or other liens arising or incurred in the ordinary course of the Business with respect to charges not yet due and payable, (ii) security interests of equipment lessors to evidence title retention; (iii) statutory liens for current taxes or assessments not yet due or payable (collectively, “Permitted Liens”). No Seller has delivered or received written notice of any alleged default by any party to a Real Property Lease and no Seller is in breach of or default under any of the Real Property Leases, nor to any Seller’s knowledge is any other party to any Real Property Lease in breach of or default under such Real Property Lease, nor does any condition exist that, with or without notice, lapse of time or the happening or occurrence of any other event, could result in a breach of or constitute a default under any Real Property Lease. No proceeding is pending or, to Seller’s knowledge, threatened for the taking or condemnation of all or any portion of the property demised under any Real Property Lease. There is no brokerage commission or finder’s fee due from any Seller and unpaid with regard to any of the Real Property Leases, or which will become due at any time in the future with regard to any Real Property Lease. Sellers have furnished to Purchaser prior to the execution and delivery of this Agreement true and complete copies of all Real Property Leases. There are no subleases or rights of occupancy with respect to the Leased Real Property.

4.14.
Assets. Each Seller has good, valid and marketable title to all of their respective properties and assets (whether real, personal, or mixed and whether tangible or intangible) included in the Purchased Assets, free and clear of all liens or encumbrances other than Permitted Liens, and, subject to Stockholder Approvals, the Sellers have the full right, power and authority to sell, transfer, assign, convey and deliver all of the Purchased Assets to Purchaser. The applicable Seller has a valid and enforceable right to use all tangible items of personal property leased by or licensed to it, free and clear of all liens or encumbrances other than Permitted Liens. Subject to reasonable wear and tear, all of Sellers’ properties and assets have been maintained in accordance with good business practice and industry standards, are in good operating condition and repair, are free from material defects (patent and latent), and are suitable for the purposes for which they are used and intended to be used. Schedule 4.14 contains an accurate and complete list of each item of Tangible P&E having a fair market value on Sellers’ books and records of at least $10,000 as of the Closing Date.

4.15.
Extent of Assets. The Purchased Assets include, without limitation, all of the real (immovable) and personal (movable) property, intangible (incorporeal) property, rights and other assets of every kind and nature whatsoever owned, leased or used by any Seller for the conduct of the Business as currently conducted and as conducted during the past twelve (12) months, excluding the Excluded Assets. The Purchased Assets, excluding the Excluded Assets and the rights and technology underlying the WAK/PAK Technology Assignment of License, constitute all the assets necessary or desirable to conduct the Business in the manner presently conducted by Sellers.

4.16.
Personal Property Leases. Schedule 4.16 is an accurate and complete list of each Personal Property Lease involving the payment by Sellers of lease payments that in the aggregate exceed $10,000 per calendar year. Sellers have provided Purchaser with correct and complete copies of all Personal Property Leases listed on Schedule 4.16. Each Personal Property Lease is valid and binding upon the applicable Seller and, to the knowledge of Sellers, enforceable against the other parties thereto in accordance with its terms. No Seller is in breach of or default under any Personal Property Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default by any Seller, or permit the termination, modification or acceleration of any obligation of such Seller under such Personal Property Lease. To the knowledge of Sellers, no other party to any Personal Property Lease is in breach thereof or default thereunder.

4.17.	Intellectual Property.

(a)
Schedule 4.17(a) sets forth a true, complete and accurate list of all Business Intellectual Property that is owned by any Seller and used in or related to the Business and identifies which Seller is the owner thereof. Except for any intellectual property of third parties from which any Seller has licensed rights pursuant to the agreements listed in Schedule 4.17(b) which identifies which Seller is the licensee thereof, Sellers exclusively own and possess all right, title and interest in and to the Business Intellectual Property free and clear of all security interests, liens, or encumbrances. No Business Intellectual Property used in or related to the Business is involved in any interference, reissue, re-examination or opposition proceeding. Except for rights acquired pursuant to the agreements listed in Schedule 4.17(b), the Excluded Assets, the Business Intellectual Property listed on Schedule 4.17(a) constitutes all of the Business Intellectual Property necessary to conduct the Business as currently being conducted, as previously conducted, and as currently proposed to be conducted.

(b)
Schedule 4.17(b) sets forth a true, complete and accurate list of all agreements pursuant to which any Business Intellectual Property is licensed to any Seller and identifies to which Seller it is so licensed. With respect to Business Intellectual Property that is licensed to any Seller and used or related to the Business, such Seller has a valid and enforceable right or license to use such Business Intellectual Property, such right or license is transferable to Purchaser without the consent of or termination right of any third party, and such right or license is being transferred under this Agreement. No Seller is in breach of any agreement pursuant to which any Business Intellectual Property is licensed to any Seller.

(c)
Schedule 4.17(c) sets forth a true, complete and accurate list of all agreements pursuant to which any Business Intellectual Property is licensed to any third party from any Seller and identifies which Seller is the licensor thereof. Except as set forth in Schedule 4.17(c), no licenses, covenants not to sue, or other rights of use have been granted to third parties with respect to any of the Business Intellectual Property, and no Seller is under no obligation to grant any of the foregoing.

(d)
The Business Intellectual Property is valid, fully subsisting, and enforceable. The applicable Seller has maintained all of the Business Intellectual Property and has paid all registration and maintenance fees to the extent necessary to validly maintain all registrations with any regulatory authorities with respect to the Business Intellectual Property. Except as set forth in Schedule 4.17(d), no fees or actions that fall due within 90 days following the Closing Date are required to maintain or otherwise avoid the abandonment of any rights included in the Business Intellectual Property. To the knowledge of Sellers, no rights in or to any Business Intellectual Property owned by or licensed to any Seller and used in connection with the Business are infringed, misappropriated or otherwise violated by any third party.

(e)
The conduct of the Business as presently, previously, and presently proposed to be conducted does not infringe the intellectual property rights of any third party. None of the Business Intellectual Property is subject to any outstanding judgment, injunction, order or decree issued against any Seller which restricts the use thereof by it and there are no pending, or to the knowledge of Sellers, threatened claims against any Seller or the Business alleging that the operation of the Business infringes or violates (or in the past infringed or violated) the rights of any third party or constitutes a misappropriation of (or in the past constituted a misappropriation of) and Business Intellectual Property right of any third party.

(f)
Except as set forth on Schedule 4.17(f), all personnel of the Business, including employees, agents, consultants, and contractors who have contributed to or participated in the conception, creation, and/or development of the Business Intellectual Property on behalf of any Seller have executed nondisclosure agreements and have executed appropriate instruments of assignment in favor of the applicable Seller giving such Seller exclusive ownership of all tangible and intangible Business Intellectual Property thereby arising. Each Seller has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all know-how and trade secrets used in the Business.

(g)
Each Seller has obtained and possesses valid licenses from third parties to use all of the third party software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its respective employees for their use. Schedule 4.17(g) lists all software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution model (including the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License and the Apache License) (“Open Source Materials”) which is used by the Company, and describes the manner in which such Open Source Materials are or were used. Sellers’ use of Open Source Materials included within the Company’s products will not require, as a condition of use, modification or distribution of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge.

4.18.
Permits. The applicable Seller possesses the permits set forth on Schedule 4.18. The permits set forth on Schedule 4.18 include all of the permits necessary for such Seller to own the respective Purchased Assets and operate the Business as conducted as of the Closing. The Business is operated in compliance in all material respects with, all permits. All of the permits listed on Schedule 4.18 are in full force and effect, and no Seller has received, during the past three (3) years, any written notice to the contrary except as set forth on Schedule 4.18.

4.19.	Contracts.

(a)
Set forth on Schedule 4.19(a) is an accurate and complete list of all Material Contracts. Sellers have delivered or made available to Purchaser a complete copy of each Material Contract included in the Purchased Contracts and all amendments thereto. The term “Material Contract” means each of the following contracts included in the Purchased Contracts relating to the Business:

(i)
Any contract (or group of related contracts) for the purchase or sale of commodities, supplies, products or other personal property, or for the furnishing or receipt of services that involves expenditures or receipts of the Business in excess of $25,000 annually and which cannot be terminated on thirty (30) or less days notice without penalty;

(ii)	Any contract not made in the ordinary course of the Business;

(iii)	Any distribution, franchise, license, sales or commission contract related to the Business;

(iv)
Any contract that includes any most favored terms, pricing, or similar provisions or that contains covenants that in any way purport to restrict the business activity of the Business (or any part thereof), limit the freedom of any Seller or the Business (or any part thereof) to engage in any line of business or to compete with any person, or limit the right of any Seller to assert claims in litigation, including, but not limited to, claims of infringement of intellectual property rights;

(v)	Any contract (or group of related contracts) involving annual revenues of more than $25,000 under which any Seller has granted price protection provisions;

(vi)	Any contract with an indemnity obligation;

(vii)	Any purchase, supply or other contract imposing on any Seller confidentiality covenants;

(viii)	Any purchase, supply or other contract, other than service contracts, imposing on any Seller nonsolicitation covenants;

(ix)
Any purchase, supply or other contract (or group of related contracts) which provides for warranties or return of product, rebates, sharing of fees, grant of discounts or similar arrangements involving annual sales by any Seller in excess of $25,000 or which provides a grant of exclusivity by any Seller to another contracting party;

(x)	Any contract (or group of related contracts) which provides for consignment or similar arrangement of tangible assets having a fair market value in excess of $25,000;

(xi)	Any collective bargaining agreement;

(xii)
Any contract for the employment of any individual on a full-time, part-time or other basis or providing severance benefits or any consulting agreement providing annual compensation in excess of $25,000;

(xiii)	Any contract under which it has advanced or loaned any amount to any of the employees of the Business;

(xiv)	Any contract that is a joint venture agreement;

(xv)	Any contract establishing any technology escrow or granting any party manufacturing rights; and

(xvi)	Any contract that is an amendment, supplement or modification (whether oral or written) in respect of any of the foregoing.

(b)
Except as set forth on Schedule 4.19(b), with respect to each of the Purchased Contracts, (i) such Purchased Contract is valid and binding upon the applicable Seller and enforceable against the other parties thereto in accordance with its terms, (ii) the applicable Seller is not in breach of or default under such Purchased Contract and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default, or permit the termination, modification or acceleration of any obligation under such Purchased Contract, and (iii) to the knowledge of Sellers, no other party to any Purchased Contract is in breach thereof or default thereunder.

4.20.
No Other Agreement.  No Seller nor any of their affiliates or representatives has any commitment or legal obligation, absolute or contingent, to any other person other than Purchaser, to sell, assign, transfer or effect a sale or other disposition of any of the Purchased Assets or the Business.

4.21.	Employee Benefit Plans and Contracts.

(a)
No liability under Title IV of ERISA has been incurred by any Seller or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to any Seller or any trade or business, whether or not incorporated, that together with any Seller would be deemed a “single employer” under Section 414 of the Code (an “ERISA Affiliate”) of incurring a liability under such Title.

(b)
To Sellers’ knowledge, neither any Seller nor any ERISA Affiliate, nor any Plan and neither any Seller nor any ERISA Affiliate has any continuing liability thereunder, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any Seller, any of the Plans, any such trust, or any trustee or administrator thereof, could, directly or indirectly, be subject to a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA, a tax imposed pursuant to Section 4975, 4976, 4980B, 4980D, 4980E, or 4980F of the Code, or any other material liability. For purposes of this Section 4.21 the “Plan” shall mean any bonus, deferred compensation, incentive compensation, equity incentive, severance pay, medical, life or other health and welfare benefit, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by any Seller or any ERISA Affiliate for the benefit of any employee, independent contractor, or consultant or former employee, independent contractor, or consultant of any Seller, whether formal or informal unless such plan, program, agreement or arrangement has been terminated.

(c)
None of the Plans is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, a “multiple employer welfare arrangement,” as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

(d)
Neither any Seller nor any ERISA Affiliate has ever sponsored, maintained or contributed to a pension plan (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

(e)
Each of the Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination (or IRS opinion letter) from the IRS in respect of each such Plan.  To the knowledge of Sellers, each of the Plans that is intended to satisfy the requirements of section 125 or 501(c)(9) of the Code satisfies such requirements.  To the Knowledge of Sellers, each of the Plans has been operated and administered in accordance with its terms and Applicable Laws, including but not limited to ERISA and the Code.

4.22.	Employees; Labor Relations.

(a)
Schedule 4.22(a) contains a true and complete list of all current directors and officers of each Seller and all current employees, independent contractors and consultants of each Seller, along with the current position and current salary and bonus for each such person.  No Seller is delinquent in payments to any of its directors, officers, employees, independent contractors or consultants for any wages, salaries, commissions, bonuses or other compensation for any services performed by them or material amounts required to be reimbursed to such directors, officers, employees, independent contractors or consultants.  To Sellers’ knowledge, no director, officer or employee of any Seller is in violation of any term of any material employment contract, independent contractor agreement for services, patent disclosure agreement, confidentiality and invention assignment agreement or any other contract relating to the relationship of such director, officer, employee with any Seller or any other party because of the nature of the business conducted or currently proposed to be conducted by Sellers.  Each employee of the Sellers, each consultant to Sellers who in the ordinary performance of such consultant’s duties on behalf of such Seller has access to confidential information respecting Sellers’ Business Intellectual Property, and each officer of each Seller has executed a customary confidentiality and assignment of inventions agreement, and copies of all such agreements have been provided to Purchaser.

(b)	No Seller is bound by any collective bargaining, labor, or similar agreements, including material local or side agreements.

(c)	Each Seller is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act or any state-law equivalent (collectively, “WARN”) and has no liabilities pursuant to WARN.

4.23.
Regulatory Compliance.  Sellers have delivered true and correct copies of the registrations, pre-market notifications, pre-market applications, pre-market approvals, and investigational device exemption applications (and any amendments or supplements thereto) related to the Business and has delivered copies of all material written communications between any Seller and the United States Food and Drug Administration (“FDA”) or any other applicable Governmental Authority regulating medical products and any existing written summaries of material discussions between such parties that describe matters that are material to assessing compliance of the Business.  The operation of the Business is in compliance in all material respects with all FDA and other comparable state and local Applicable Laws applicable to the Business, including FDA and comparable state and local rules and regulations relating to clinical studies or investigations, Good Practices, advertising and promotion, pre- and post-marketing adverse device experience and adverse device experience reporting, and all other pre- and post-marketing reporting requirements, as applicable.

4.24.
Hazardous Substances.  Each Seller is in compliance in all material respects with all Applicable Laws governing or related to environmental matters.  There are no claims pending or, to the knowledge of Sellers, threatened against any Seller or the Leased Real Property relating to any Applicable Laws governing or related to environmental matters.  Sellers have no actual or alleged liability, whether fixed or contingent, under any Environmental Law.

4.25.
Brokers.  Except for William Blair & Company, no broker, investment banker or other person or entity engaged by Seller is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

4.26.	Votes Required.

(a)
Xcorporeal.  The affirmative vote of the holders of a majority of the outstanding shares of Xcorporeal’s common stock (the “Xcorporeal Stockholder Approval”) is the only vote of the holders of any class or series of Xcorporeal’s capital stock necessary to approve the transactions contemplated by this Agreement.

(b)
NQCI.  The affirmative vote of the holders of a majority of the outstanding shares of NQCI’s common stock (the “NQCI Stockholder Approval,” and together with the Xcorporeal Stockholder Approval, the “Stockholder Approvals”) is the only vote of the holders of any class or series of NQCI’s capital stock necessary to approve the transactions contemplated by this Agreement.

4.27.
Sufficiency of Purchase Price.  Sellers have marketed the assets being sold and otherwise considered their value and have determined that the consideration being received by each Seller from Purchaser herein constitutes fair consideration and reasonably equivalent value for the assets being conveyed.  This transaction was negotiated at arms length between unrelated parties with each side represented by independent counsel.  The proceeds to be received by each Seller from the Purchase Price are sufficient to satisfy in full all of the liabilities of such Seller.

4.28.
Disclosure.  No representation or warranty made by Sellers in this Agreement and no statement contained in any document or other writing furnished or to be furnished to Purchaser or its representatives pursuant to the provisions hereof contains any untrue statement of fact or omits to state any fact necessary in order to make the statements made herein or therein not misleading.

5.	Representations and Warranties of Purchaser. As of the Closing, Purchaser represents and warrants to Sellers as follows:

5.1.	Organization and Standing of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Massachusetts.

5.2.
Authority.  Purchaser has all requisite corporate power and authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the agreements contemplated hereby by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by Purchaser.  This Agreement and the agreements contemplated hereby have been duly executed and delivered by Purchaser and (assuming the valid authorization, execution and delivery by Sellers) constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

5.3.
No Violation.  The consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, any order of any court or other agency of government or the certificate of incorporation or bylaws of Purchaser.  No authorization, consent or approval or any order of any governmental or public authority or agency is required for the execution by Purchaser of this Agreement or the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby by Purchaser.

5.4.
Financing.   The Purchaser has sufficient immediately available funds to pay, in cash, the Purchase Price and all other amounts payable pursuant to this Agreement or otherwise necessary to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. Upon the consummation of such transactions, (a) the Purchaser will not be insolvent, (b) the Purchaser will not be left with unreasonably small capital, (c) the Purchaser will not have incurred debts beyond its ability to pay such debts as they mature and (d) the capital of the Purchaser will not be impaired.

5.5.
Litigation.   As of the Closing, no suit, action, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser, which could affect the legality, validity or enforceability of this Agreement, the agreements contemplated hereby and to consummation of the transactions contemplated hereby and thereby.

5.6.
Brokers.  No broker, investment banker or other person or entity engaged by Purchaser is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

6.	Survival of Representations and Warranties; Indemnification.

6.1.
Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive consummation of the transactions contemplated hereby for a period ending on April 1, 2011, except that the representations and warranties included in Section 4.1, 4.2, 4.6, 4.14, 4.17 and 4.25 shall survive as long as Purchaser is required to pay the Royalty Payments to the Sellers hereunder (the “Survival Period”), or upon termination of this Agreement pursuant to Section 10.01, and, following the Survival Period or the termination of this Agreement, as the case may be, no party shall make any claim whatsoever for any breach of any representation or warranty hereunder, subject to this Section 6.1 and Section 10.

6.2.
Indemnification by Sellers.  Sellers shall, jointly and severally, indemnify and hold harmless Purchaser and its affiliates for any loss, liability, claim, damage and expense, including reasonable attorneys’ fees (collectively, “Damages”) incurred by or suffered to Purchaser or its affiliates by reason of:  (a) any liability or obligation relating to any Seller or the Purchased Assets, other than Assumed Liabilities; and (b) any breach of any representation or warranty of Sellers contained herein.  In the event of the final determination of any liability under this Section 6.2 from Sellers to Purchaser, Purchaser may, upon written notice to Sellers, setoff or recoup, in whole or in part, such amounts from the Continuing Payments.

6.3.
Indemnification by Purchaser.  Purchaser shall indemnify and hold harmless each Seller and its affiliates for any Damages incurred by or suffered to Sellers or its affiliates by reason of:  (a) any of the Assumed Liabilities, including the failure of Purchaser to pay, discharge or perform any of the Assumed Liabilities as and when due; and (b) any breach of any representation or warranty of Purchaser contained herein.

6.4.
Notice and Opportunity to Defend.  Each party agrees to give the other party prompt written notice of any potential claim under this Section 6 and, if such potential claim arises out of a claim or demand of a third party, agrees to give the other party full opportunity, at its expenses, to defend against such third party claim or demand.

6.5.
Limitation on Indemnification.  The obligations of Sellers to indemnify, save and hold harmless Purchaser from and against Damages pursuant to this Section 6 shall at all times and in all events be limited to an aggregate amount equal to $2,000,000 plus the amount of Royalty Payments that have been paid, or are due and payable, to Sellers hereunder.  In addition, neither Seller will have any liability (for indemnification or otherwise) under this Section 6 until the aggregate amount of all Damages actually incurred or suffered by Purchaser hereunder exceeds $50,000 (the “Threshold Amount”) and then only for the amount of the damages exceeding the Threshold Amount.

7.	Conditions to Closing.

7.1.
Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)	Stockholder Approvals. The Stockholder Approvals shall have been obtained.

(b)
No Order.  No Governmental Authority (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and having the effect of making the transactions contemplated hereby illegal or otherwise prohibiting or materially restricting consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

(c)	Required Consents. All of the Required Consents shall have been obtained.

7.2.
Conditions to Obligations of Purchaser.  The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following additional conditions, unless waived in writing by Purchaser:

(a)
Representations and Warranties.  The representations and warranties of the Sellers shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein), as of date hereof, and except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made at and as of the Closing.

(b)	Performance of Obligations of the Sellers. Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

(c)
No  Material Adverse Effect.  No Material Adverse Effect shall have occurred with respect to the Purchased Assets or, recognizing the constraints of Sellers’ financial situation, the Business since the date of this Agreement and no fact or circumstance shall have occurred or arisen since the date of this Agreement that would reasonably be expected to have such a Material Adverse Effect.

(d)	Impairment of Title. No fact or condition shall have arisen that would preclude in any material respect the Purchaser from taking title in the Purchased Assets.

(e)
WAK/PAK Technology Assignment of License.  Prior to or concurrently with the Closing, Purchaser and Xcorporeal shall have negotiated and delivered a WAK/PAK Technology Assignment of License assigning to Purchaser all of Xcorporeal’s licensed rights to current and future intellectual property comprised of certain U.S. patents and patent applications relating to PAK Technology and WAK HD Technology.

(f)
Sellers’ Counsel Opinions.  The Purchaser shall have received from counsel to the Sellers, one or more legal opinions in substantially the form of Exhibit I attached hereto, addressed to the Purchaser and dated as of the Closing Date.

(g)
Supersorbent Rights.  The Research Agreement shall have been validly assigned to Purchaser and the exclusive license for use of the Supersorbent Technology in any and all medical applications, as contemplated by the Research Agreement, shall have been executed and delivered on terms and conditions substantially as set forth in Appendix C to the Research Agreement and otherwise on terms and conditions reasonably satisfactory to Purchaser; such license shall be in the name of and for the benefit of Purchaser or shall be in the name of and for the benefit of NQCI and shall be assigned to Purchaser at the Closing with the written consent of TRDF.

7.3.
Conditions to Obligation of the Sellers.  The obligation of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following additional conditions, unless waived in writing by the Sellers:

(a)
Representations and Warranties.  The representations and warranties of Purchaser shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) as of the date hereof, and except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing.

(b)	Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to Closing.

8.	Covenants.

8.1.	Proxy Statement; Stockholder Approvals.

(a)
Unless the Agreement has been terminated in accordance with Section 10.1(c), Xcorporeal, acting through its board of directors, shall, subject to and in accordance with applicable law and its certificate of incorporation and by-laws, promptly and duly call, give notice of, convene and hold as soon as practicable, a meeting of the holders of its stockholders (or solicit the written consent of stockholders) for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the fiduciary duties of its board of directors under applicable law based on advice by outside legal counsel, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Xcorporeal and include in any proxy or information statement (“Proxy Statement”) such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval.

(b)
NQCI, acting through its board of directors, shall, subject to and in accordance with applicable law and its certificate of incorporation and by-laws, as soon as practicable, solicit the written consent of its stockholders to approve and adopt this Agreement and the transactions contemplated hereby,

(c)
Xcorporeal, as promptly as practicable shall cause any required Proxy Statement to be developed and shall allow Purchaser two business days to review such Proxy Statement prior to it being delivered to its stockholders.

(d)	At or prior to the Closing, Xcorporeal shall deliver to the Purchaser a certificate of its Secretary setting forth the voting results from its stockholder meeting.

(e)	Xcorporeal shall use all reasonable best efforts to hold its stockholders meeting as soon as practicable after the date hereof.

8.2.
Conduct of Business of the Companies Prior to the Closing Date.  During the period from the date of this Agreement and continuing through the Closing Date, each of the Sellers agrees that except as expressly contemplated or permitted by this Agreement or to the extent that Purchaser shall otherwise consent in writing, each of the Sellers shall use its best efforts to carry on the Business and its affairs in such a manner so that the representations, warranties and covenants contained herein shall continue to be accurate and correct throughout such period, and on and as of the Closing Date as if made by each Seller on the Closing Date, and throughout such period, each Seller shall (a) carry on the Business in the ordinary course in substantially the same manner as previously conducted immediately prior to the execution of this Agreement, (b) promptly notify Purchaser, in writing, of any material development with respect to the Business or any assets or properties of such Seller, (c) confer with Purchaser concerning operational matters of a material nature, and (d) use best efforts, recognizing the constraints of its financial condition, (i) to preserve intact its present business organization, (ii) keep available the services of its present officers and employees, (iii) preserve its relationships with customers, suppliers and others having business dealings with it, and (iv) not do or permit to be done any action that would result in a Material Adverse Effect.

8.3.
Public Announcements. None of the parties to this Agreement shall issue or make any press release or other public statements or otherwise announce the transactions described herein to employees, customers or suppliers except and unless such release, statement or announcement has been jointly approved by Purchaser and Sellers (which approval shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities market or any securities market regulations.  If either party is so required to issue or make a press release, public statement or other announcement, it shall inform the other party prior to the issuance or making thereof and shall reasonably consult with the other party regarding the content thereof.

8.4.
Protection of Trade Secrets.  Each Seller shall take efforts that are reasonable under the circumstances to prevent the unauthorized disclosure to any other person or entity of any of the Trade Secrets used in or related to the Business.  Each Seller shall take all steps reasonably necessary to protect and preserve the confidentiality of the Trade Secrets and other confidential information of the Business. “Trade Secrets” means business or technical information including, but not limited to, formulas or methods of manufacturing and production and Know-How, that is not generally known to other persons or entities who are not subject to an obligation of nondisclosure and that derives actual or potential commercial value from not being generally known to other persons or entities. “Know-How” means ideas, designs, concepts, compilations of information, methods, techniques, procedures and processes, inventions and discoveries, whether or not patentable.

8.5.
Bulk Sales Compliance.  Except with respect to each of the Sellers’ obligations which comprise the Assumed Liabilities, each Seller shall pay in full from the Purchase Price all sums due and owing its creditors.  Purchaser and each of the Sellers hereby waive compliance with any “bulk sales” law under any applicable uniform commercial code.  Notwithstanding the foregoing, the Sellers shall indemnify and hold Purchaser  harmless as provided for any claim, liability or expense arising from or in connection with non-compliance with any applicable bulk sales law as it pertains to the transactions contemplated hereby.

8.6.
Access to Information.  Between the date of this Agreement and the Closing Date, upon reasonable notice and at reasonable times without undue disruption to the Business, each Seller will give Purchaser and its authorized representatives full access to all personnel, offices and other facilities and to all Books and Records of each Seller (including tax returns and accounting work papers) and will permit Purchaser to make copies thereof and will fully cooperate with regard to such inspections as it may reasonably request for any purpose, including verification that the representations and warranties were true when made and continue to be true through and including the Closing Date and will cause its officers to furnish Purchaser such financial and operating data and other information with respect to the business and properties of each Company which Purchaser may from time to time reasonably request.

8.7.
All Reasonable Efforts.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Additional Documents and to cause the conditions to the Closing set forth herein to be satisfied.

8.8.	Consents and Approvals. Sellers shall use reasonable efforts to obtain all of the Required Consents.

8.9.
Other Negotiations by Sellers.  During the period from the date hereof to the Closing Date or the date this Agreement is terminated in accordance with provisions hereof, no Seller shall directly, or indirectly through representatives, enter into any agreement, discussion, negotiation with or provide any information to, any other corporation, firm, entity or other persons or solicit, encourage, entertain or consider any inquiries or proposals, with respect to (i) the possible disposition of any of the Business (including any of the Purchased Assets), (ii) any business combination involving any Seller, whether by way of merger, consolidation, share exchange or other transactions, or (iii) the sale of any shares of the capital stock of any Seller (an “Acquisition Proposal”); provided, however, that nothing contained in this Agreement shall prohibit the board of directors of any Seller from complying with the requirements of Rule 14e-2(a) under the Exchange Act, if applicable, with respect to an Acquisition Proposal or any other applicable law or furnishing any information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide Acquisition Proposal if, (A) the board of directors of applicable Seller, after consultation with its outside legal counsel, determines in good faith that the failure to take such action would be a breach of its fiduciary duties under applicable law and (B) the board of directors of applicable Seller determines in good faith that such Acquisition Proposal may lead to a transaction that would, if consummated, result in a transaction more favorable to such Seller’s stockholders from a financial point of view than the transactions contemplated under this Agreement and the agreements contemplated hereby (any such more favorable Acquisition Proposal, a “Superior Proposal”). Such Seller shall promptly communicate to Purchaser the terms of any proposal which it may receive in respect of an Acquisition Proposal and any request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Proposal or discussions with respect thereto (the “Notice”). Such Seller shall keep Purchaser informed of any material changes (including material amendments) to any such Acquisition Proposal.  Notwithstanding the foregoing, neither Seller shall terminate this Agreement pursuant to this Section 8.9 unless and until (i) three business days have elapsed following the delivery to Purchaser of a written notice of such determination by the board of directors of such Seller and (x) such Seller has  delivered the Notice and (y) during such three business day period, such Seller otherwise cooperates with Purchaser with respect to the Acquisition Proposal that constitutes a Superior Proposal with the intent of enabling Purchaser to engage in good faith negotiations to make such adjustments in the terms and conditions of this Agreement as would enable such Seller to proceed with the transactions contemplated hereby on such adjusted terms and conditions and (ii) at the end of such three business day period the board of directors of the applicable Seller continues reasonably to believe that such Acquisition Proposal constitutes a Superior Proposal.

8.10.
Supersorbent Option.  Purchaser hereby grants to Sellers an option to license/sublicense from Purchaser the perpetual worldwide exclusive rights to utilize and develop the Supersorbent Technology, with the right to sublicense (without any additional consideration (other than the royalties provided for below) due to Purchaser), in the healthcare fields other than renal, including the right to manufacture any products resulting therefrom (the “Option”).  Such Option shall be exercisable only during the twelve (12) month period immediately following Sellers’ receipt of written notice from Purchaser of Purchaser’s receipt of applicable regulatory approval for the sale of a product in the United States or European Union utilizing the Supersorbent Technology.  Contemporaneously with such notice, Purchaser shall provide reasonable written evidence to Sellers of its receipt of such approval.  In order to exercise the Option, a Seller shall provide written notice of such election to Purchaser (the “Election Notice”).  Purchaser and Sellers (or Seller, as applicable) shall negotiate in good faith and shall, within thirty (30) days of Purchaser’s receipt of the Election Notice, execute a license agreement the terms and conditions of which shall include the following:

(a)	An initial royalty payment equal to $7,500,000 in immediately available funds;

(b)
An ongoing royalty, payable quarterly along with the delivery of reasonable sales reports and data, in an amount equal to the lesser of $0.75 per supersorbent cartridge or $1.50 per patient per week in each country where such sales infringe valid and issued claims of the Supersorbent Patents issued in such country;

(c)
That Sellers (or Seller, as applicable) shall be entitled to transfer or sublicense its rights under such license without any additional consideration due to Purchaser, provided that such transfer or sublicense is limited to the healthcare fields other than renal;

(d)
That such license shall consist of the perpetual worldwide exclusive rights to utilize and develop the Supersorbent Technology, with the right to sublicense (without any additional consideration (other than the royalties provided for above) due to Purchaser), in the healthcare fields other than renal, including the right to manufacture any products resulting therefrom; and

(e)	Other usual and customary terms found in similar license agreements.

9.	Restrictive Covenants.

9.1.
Non-Compete.  As a material inducement for Purchaser to enter into this Agreement, each of the Sellers hereby agrees that none of them nor any of their affiliates or subsidiaries shall, effective as of the Closing and continuing until the second (2nd) anniversary of the date of Closing (the “Restricted Period”), directly or indirectly, run, own an equity interest in, manage, consult with, be employed by, furnish services to, operate or control any business, venture or activity that is directly or indirectly competitive with Business, provided, however, that any joint venture among Purchaser and any or all of the Sellers shall not be violation hereof.

9.2.
Nonsolicitation.  As a material inducement for Purchaser to enter into this Agreement, each of the Sellers hereby agree that none of them nor any of their affiliates or subsidiaries shall, during the Restricted Period, directly or indirectly, take any action that is intended to, or could reasonably be expected to, result in any customer, employee or vendor of the Purchaser or of the Business from discontinuing or limiting its affiliation with Purchaser or the Business.

10.	Termination.

10.1.	Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)	by the mutual written consent of Purchaser and the Sellers;

(b)
by Purchaser or by Sellers if any Governmental Authority shall have issued an order, decree or ruling or taken any other action, which such order, decree, ruling or action has become final and nonappealable and which has the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(c)
by Sellers, subject to complying with the terms of this Agreement, upon the decision by the board of directors of any Seller to enter into an agreement concerning a transaction that constitutes a Superior Proposal, if such Seller notifies Purchaser in writing that it intends to enter into such an agreement;

(d)	by Purchaser if the Stockholder Approvals have not been obtained on or before February 28, 2010;

(e)
upon written notice to the other party by Purchaser or any Seller, if the Closing has not occurred on or before February 28, 2010 and this Agreement has not previously been terminated, provided, however that the right to terminate the Agreement under this Section 10.1(e) shall not be available to any party if the failure of such party to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

10.2.
Procedure Upon Termination.  In the event of termination of this Agreement by the Sellers or Purchaser, written notice thereof shall promptly be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any party to this Agreement.  If this Agreement is so terminated, no party to this Agreement shall have any right or claim against another party on account of such termination unless this Agreement is terminated by a party on account of the breach of any representation, warranty, term or covenant herein by the other party or parties in which event the non-breaching party shall have all rights and remedies available to it at law or in equity.

10.3.
Breakup Fee.   Contemporaneously with the closing of a transaction contemplated by a Superior Proposal, the Seller party to such transaction (or if applicable, the Sellers) shall pay to Purchaser, in immediately available funds, a breakup fee in the amount of $2,500,000.

11.	Miscellaneous.

11.1.
Taxes.  Purchaser shall pay when due and as required by law all sales and/or use taxes, recording fees and all other taxes and fees on the transfer of the Purchased Assets imposed upon it and arising by virtue of the sale of the Purchased Assets.  Sellers shall be responsible for any and all taxes due in connection with its activities in relation to the Purchased Assets prior to Closing and Purchaser shall be responsible for any and all taxes due in connection with its activities in relation to the Purchased Assets following Closing.

11.2.
Notice.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party (a) upon delivery to the address of such party set forth below if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), postage prepaid, (b) upon dispatch if transmitted by telecopy or other means of facsimile or electronic mail, in any case to the parties at the following addresses, telecopy numbers or email addresses, as the case may be, provided that e-mail and facsimile notices are confirmed telephonically or by depositing a copy of such notice in the mail:

If to Xcorporeal or Operations:

12121 Wilshire Blvd, Suite 350
Los Angeles, CA 890025
Attn:  Kelly J. McCrann
Facsimile No. 310.923.9969
Email: kmccrann@xcorporeal.com

If to NQCI:

National Quality Care, Inc.
2431 Hill Drive
Los Angeles, California  90041
Attention:  Chief Executive Officer
Facsimile No. 323.254.1015
Email: nqcinc@sbcglobal.net

If to Purchaser:

Fresenius USA, Inc.
920 Winter Street
Waltham, MA 02451-1457
Attn:  Douglas Kott
Facsimile No. (781) 699-9698
Email: doug.kott@fmc-na.com

or to such other address or telecopy number as any party may designate by written notice in the aforesaid manner.

11.3.
Assignability.  Other than as expressly herein, this Agreement and the rights and obligations hereunder shall not be assignable by any of the parties hereto without the prior written consent of the other parties; provided that Xcorporeal and NQCI (if applicable) may assign its respective rights and obligations hereunder, including under any agreements contemplated by this Agreement, to the Xcorporeal Trust or a liquidating trust established for the benefit of NQCI’s stockholders (the “NQCI Trust”), as applicable, and the Xcorporeal Trust and/or the NQCI Trust may assign any or all of it respective rights and obligations hereunder to any purchaser of a part or all of such trust’s rights, assets and/or obligations, without the prior written consent of any other party.  This Agreement shall inure to the benefit of and be binding upon the successors and any permitted assigns of Purchaser, Sellers, the Xcorporeal Trust and the NQCI Trust.

11.4.
Governing Law. The internal law, not the law of conflicts, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

11.5.
Entire Agreement.  This Agreement, the Schedules and Exhibits hereto, and other documents delivered or to be delivered pursuant to this Agreement, together with the side agreement dated as of the date hereof among Xcorporeal, Operations and Purchaser, contain or will contain the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all previous oral and written agreements. The Schedules to this Agreement constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein.

11.6.
Waiver.  Any failure of any Seller or Purchaser to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Purchaser or Sellers, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

11.7.	Amendment. This Agreement may be amended, modified, or supplemented only by written agreement of Purchaser and each Seller.

11.8.	Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

11.9.
Counterparts.  This Agreement shall be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  A signature page of this Agreement executed and transmitted via facsimile or electronic mail shall be deemed an original for all purposes.

11.10.
Further Assurances.  At any time after the Closing Date, each Seller will, at Purchaser’s request and without further consideration, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Purchaser in order to complete the conveyance of the Purchased Assets.

11.11.
Payment of Expenses.  All fees, costs and expenses, including legal and accounting fees, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring said fees, costs or expenses.

11.12.
No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction will be applied against any party.

11.13.
No Third Party Beneficiary.  Except for the Xcorporeal Trust, the NQCI Trust and their successors and any permitted assigns, no third party shall be deemed to benefit from the terms of this Agreement nor shall any such third party be deemed a beneficiary hereof.

[Signature Page Follows]

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

SELLERS:		PURCHASER:
XCORPOREAL, INC.		FRESENIUS USA, INC.

By:	/s/ Kelly J. McCrann	By:	/s/ Mohsen Reihany
Name: Kelly J. McCrann		Name:	Mohsen Reihany
Its: Chairman and CEO		Its:	Senior Advisor To Chairman of The Board

XCORPOREAL OPERATIONS, INC.

By:	/s/ Kelly J. McCrann
Name: Kelly J. McCrann
Its: Chairman and CEO

NATIONAL QUALITY CARE, INC.

By:	/s/ Robert Snukal
Name: Robert Snukal
Its: CEO

Exhibit A

See Schedule A annexed to the Shareholder Voting Agreement, dated December 14, 2009 , which was filed as Exhibit 4.1 to Xcorporeal, Inc.’s Current Report on Form 8-K filed with the SEC on December 18, 2009 and is incorporated by reference herein.

Exhibit B

A copy of the Shareholder Voting Agreement, dated December 14, 2009, was filed as Exhibit 4.1 to Xcorporeal, Inc.’s Current Report on Form 8-K filed with the SEC on December 18, 2009 and is incorporated by reference herein.

    EXHIBIT B

PLAN OF LIQUIDATION AND
 DISSOLUTION OF XCORPOREAL, INC.

This Plan of Liquidation and Dissolution (the “Plan”) is intended to accomplish the dissolution and liquidation of Xcorporeal, Inc., a Delaware corporation (the “Company”), in accordance with Section 275 and other applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”).

1.  Approval and Adoption of Plan.

This Plan shall be effective when all of the following steps have been completed:

(a) Resolutions of the Company’s Board of Directors: The Company’s Board of Directors (the “Board”) shall have adopted a resolution or resolutions with respect to the following:

(i) Complete Liquidation and Dissolution:  The Board shall deem it advisable for the Company to be dissolved and liquidated completely.

(ii) Adoption of the Plan:  The Board shall approve this Plan as the appropriate means for carrying out the complete dissolution and liquidation of the Company.

(iii) Sale and Distribution of Assets:  The Board shall determine that, as part of the Plan (but not as a separate matter arising under Section 271 of the DGCL), it is deemed expedient and in the best interests of the Company (x) subject to the approval of the Company’s stockholders at a special or annual meeting of the stockholders of the Company called for such purpose by the Board (the “Stockholder Approval”), to sell all or substantially all of the Company’s assets to Fresenius USA, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Fresenius Medical Care Holdings, Inc. (the “Asset Sale”), and transfer the proceeds of the Asset Sale and any of the Company’s assets remaining after the Asset Sale (collectively, the “Remaining Assets”) and all liabilities and obligations of the Company remaining on the date of dissolution of the Company (collectively, the “Remaining Liabilities”) to the Liquidating Trust (as defined below) or (y) if Stockholder Approval is not obtained, to sell or distribute to stockholders all or substantially all of the Company’s property and assets, if any, in order to facilitate liquidation and distribution to the Company’s creditors and stockholders, as appropriate.

(b) Adoption of this Plan by the Company’s Stockholders.  This Plan, including the dissolution of the Company and those provisions authorizing the Board (x) subject to Stockholder Approval, to proceed with the Asset Sale and transfer to the Liquidating Trust of the Remaining Assets or (y) to sell or distribute to stockholders all or substantially all of the Company’s assets in connection therewith, shall have been approved by the holders of a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon bat a special or annual meeting of the stockholders of the Company called for such purpose by the Board. The date of such approval shall be referred to in this Plan as the “Approval Date.”

2.  Dissolution and Liquidation Period.

Once the Plan is effective, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable:

(a) the filing of a Certificate of Dissolution of the Company (the “Certificate of Dissolution”) pursuant to Section 275 of the DGCL specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution shall become effective (the “Effective Date”), and the completion of all actions that may be necessary, appropriate or desirable to dissolve the Company;

(b) the cessation of all of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Section 278 of the DGCL;

(c) the negotiation and consummation of sales and conversion of all of the assets and properties of the Company remaining after the Asset Sale into cash and/or other distribution form, including the assumption by the purchaser or purchasers of any or all liabilities of the Company;

(d) the taking of all actions required or permitted under the dissolution procedures of Section 281(b) of the DGCL; and

(e) the (i) payment or making reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company; and (ii) making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and (iii) making of such provision as shall be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution. Provided that (x) the Stockholder Approval shall have been obtained, the Approval Date shall have occurred and a Certificate of Dissolution shall have been filed with respect to the Company as provided in Section 275(d) of the DGCL, the Remaining Assets and all Remaining Liabilities and any unexpended amounts remaining in the Contingency Reserve (as defined below) shall be transferred to the Liquidating Trust described in Section 8 below no later than 90 calendar days of the Approval Date for purposes of satisfying such Remaining Liabilities and the distribution of the funds and assets of the Company, if any, to its stockholders pursuant to the terms of the Liquidating Trust, this Plan and the DGCL or (y) if the Stockholder Approval is not obtained, the Approval Date shall have occurred and a Certificate of Dissolution shall have been filed with respect to the Company as provided in Section 275(d) of the DGCL, any unexpended amounts remaining in the Contingency Reserve (defined below) and the distribution of the remaining funds, assets and properties of the Company, if any, to its stockholders no later than the tenth anniversary of the Approval Date (the “Final Distribution Date”).

Without limiting the generality of the foregoing, the Board may instruct the officers of the Company to delay the taking of any of the foregoing steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company’s assets upon liquidation; provided, that such steps may not be delayed longer than is permitted by applicable law.

In addition, notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 281(b) of the DGCL, and the adoption of the Plan by the stockholder of the Company as provided in Section 1 above shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Sections 280 and 281(a) thereof.

3.  Authority of Officers and Directors.

After the Effective Date, the Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors and advisors in connection with the winding up process, and is authorized to pay to the Company’s officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, shall be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. Adoption of this Plan by the stockholders of the Company as provided in Section 1 above shall constitute the approval by the Company’s stockholders of the Board’s authorization of the payment of any such compensation.

The adoption of the Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) (x) subject to Stockholder Approval, to proceed with the Asset Sale and to transfer the Remaining Assets and Remaining Liabilities to the Liquidating Trust or (y) otherwise to sell, dispose, convey, transfer and deliver all of the assets and properties of the Company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Sections 280 and 281 of the DGCL; and (iv) (x) for the Trustee or for the Board, as applicable, to distribute any properties and assets of the Company and all remaining funds pro rata to the stockholders of the Company’s common stock in accordance with the respective number of shares then held of record as of Effective Date.

4.  Conversion of Assets Into Cash and/or Other Distributable Form.

Subject to approval by the Board and the consummation of the Asset Sale, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to (i) collect all sums due or owing to the Company, (ii) sell and convert into cash and/or other distributable form of all the remaining assets and properties of the Company, if any, and (iii) out of the assets and properties of the Company, pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Section 2 above, including all expenses of the sales of assets and of the dissolution and liquidation provided for by the Plan.

The adoption of the Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the Asset Sale, subject to Stockholder Approval, or for any sale, exchange or other disposition of the properties and assets of the Company contemplated by the Plan, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all such contracts for sale, exchange or other disposition. The Company may invest in such interim assets as determined by the Board in its discretion, pending conversion to cash or other distributable forms.

5.  Professional Fees and Expenses.

It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its Certificate of Incorporation and Bylaws, as amended and/or restated, or the DGCL or otherwise.

In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services, including accountants and tax advisors, to the Company in connection with the Asset Sale, subject to Stockholder Approval, and the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

6.  Indemnification.

The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation and Amended and Restated Bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including without limitation directors’ and officers’ liability coverage.

7.  Liquidating Distributions.

Subject to the terms of Section 8 of this Plan in the event Stockholder Approval is obtained and the Asset Sale is consummated, liquidating distributions, if any, shall be made from time to time after the filing of the Certificate of Dissolution as provided in Section 2 above and adoption of this Plan by the stockholders to the stockholders of record, at the close of business on such date (or pursuant to the terms of the Liquidating Trust, to the stockholders of record as of the close of business on the Effective Date), pro rata to stockholders of the Company’s common stock in accordance with the respective number of shares then held of record; provided that in the opinion of the Board or the Trustee, as applicable, adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale and distribution of assets and liquidation of the Company). Liquidation distributions shall be made in cash or in kind, including in stock of, or ownership interests in, subsidiaries of the Company and remaining assets of the Company, if any. Such distributions may occur in a single distribution or in a series of distributions, in such amounts and at such time or times as the Board or the Trustee, as applicable, in its absolute discretion, and in accordance with Section 281 of the DGCL, may determine; provided, however, that the Company shall complete the distribution of all its properties and assets to its stockholders as provided in this Section 7 or to the Liquidating Trust as provided in Section 8 below as soon as practicable following the filing of its Certificate of Dissolution with the Secretary of State of the State of Delaware and in any event on or prior to the Final Distribution Date.

If and to the extent deemed necessary, appropriate or desirable by the Board or the Trustee, as applicable, in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company and other obligations of the Company (a “Contingency Reserve”), including, without limitations, (i) tax obligations, (ii) all expenses of the sale of the Company’s property and assets, if any, (iii) the salary, fees and expenses of members of the Board, management and employees, (iv) expenses for the collection and defense of the Company’s property and assets, (v) the expenses described in Sections 3, 5 and 6 above and (vi) all other expenses related to the dissolution and liquidation of the Company and the winding-up of its affairs. Any unexpended amounts remaining in a Contingency Reserve shall be transferred to the Liquidating Trust described in Section 8 below or distributed to the Company’s stockholders no later than the Final Distribution Date.

As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. Subject to Stockholder Approval, the adoption of the Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the making by the Board of all distributions contemplated in this Section 7.

8.  Liquidating Trusts.

Subject to Stockholder Approval and the consummation of the Asset Sale, the Company will transfer the Remaining Assets and all Remaining Liabilities to a liquidating trust established for the benefit of the Company’s stockholders (the “Liquidating Trust”), which assets, subject to the satisfaction of all Remaining Liabilities, would thereafter be sold or distributed on terms approved by the Trustee (as defined below). In addition, in the event the Company has not completed the distribution of its assets and properties to stockholders as provided in Section 7 above on or prior to the Final Distribution Date, all the remaining funds, properties, and assets of the Company and all interests therein including any Contingency Reserve shall be transferred to one or more liquidating trusts. Any liquidating trusts established pursuant to this Section 8 shall exist for the principal purpose of liquidating and distributing the assets and properties transferred to them, and for the sole benefit of the Company’s stockholders. Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset or property cannot be effected without the consent of a governmental authority or third party, no such distribution or transfer shall be effected without such consent.

The liquidating trusts shall be established pursuant to trust agreements to be entered into with one or more directors, officers or third party individuals or entities appointed by the Board on behalf of the stockholders to act as trustees thereunder (the “Trustee”) in a form approved by the Board and compliant in all material respects with applicable Internal Revenue Service guidelines treating such liquidating trusts as liquidating trusts for U.S. federal income tax purposes. Any Trustee so appointed, in its capacity as trustee, shall assume all of the obligations and liabilities of the Company with respect to the transferred assets, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities relating to these transferred assets, and any such conveyances to the Trustee shall be in trust for the stockholders of the Company. Further, any conveyance of assets to any liquidating trust established pursuant to this Section 8 shall be deemed to be a distribution of property and assets by the Company to the stockholders holding a beneficial interest in the liquidating trust for the purposes of Section 7 of this Plan. Any such conveyance to any liquidating trust shall be in trust for the stockholders of the Company holding a beneficial interest in the liquidating trust. Upon a determination by the Trustee of such liquidating trust that all of the trust’s liabilities have been satisfied, but in any event, not more than ten years from the date of its creation, such liquidating trust shall, to the fullest extent permitted by law, make a final distribution of any remaining assets to the holders of the beneficial interests of the trust.

(x) With the exception of the Company having not completed the distribution of its assets and properties to stockholders as provided in Section 7 above on or prior to the Final Distribution Date, in which case the adoption of the Plan by approval of the stockholders of the Company as provided in Section 1 above, or (y) the adoption of the Plan and the Asset Sale by approval of the stockholders of the Company as provided in Section 1 above, if applicable, shall constitute full and complete appointment of the Trustee and the transfer of any assets by the Company to the liquidating trusts as contemplated in this Section 8.

9.  Unallocated Stockholders.

Any cash or other property held for distribution to stockholders of the Company who have not, at the time of the final liquidation distribution, whether made to stockholders pursuant to Section 7 above or to the Liquidating Trustees pursuant to Section 8 above, been located shall be transferred to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. Such cash or other property shall thereafter be held by such person(s) solely for the benefit of and ultimate distribution, but without interest thereon, to such former stockholder or stockholders entitled to receive such assets, who shall constitute the sole equitable owners thereof, subject only to such escheat or other laws as may be applicable to unclaimed funds or property, and thereupon all responsibilities and liabilities of the Company or any Trustee with respect thereto shall be satisfied and exhausted. In no event shall any of such assets revert to or become the property of the Company.

10.  Amendment, Modification or Abandonment of Plan.

If for any reason the Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan and all actions contemplated thereunder, including the Asset Sale or the proposed dissolution of the Company, notwithstanding stockholder approval of the Asset Sale or the Plan, to the extent permitted by the DGCL; provided, however, that the Board shall not abandon the Plan following the filing of the Certificate of Dissolution without first obtaining stockholder consent. Upon the abandonment of the Plan, the Plan shall be void.

11.  Cancellation of Stock and Stock Certificates.

At the time of the final liquidating distribution, whether made to stockholders of the Company pursuant to Section 7 above or to the Trustees pursuant to Section 8 above, the Company may call upon the stockholders to surrender to the Company the certificates that represented their shares of stock. In the event that the final liquidating distribution is made to a Trustee pursuant to Section 8 above, at the time of such final liquidating distribution, the Trustee shall generally notify the record holders of shares of stock on the Effective Date of their respective percentage beneficial interests in the assets held by the Trustee. Following the Effective Date, the Company shall no longer permit or effect transfers of any of its stock.

12.  Liquidation under Code Sections 331 and 336.

It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. The Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel to the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder.

13.  Filing of Tax Forms.

The appropriate officers of the Company are authorized and directed, within thirty (30) days after the effective date of the Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

    EXHIBIT C

LIQUIDATING TRUST AGREEMENT

AGREEMENT AND DECLARATION OF TRUST, dated as of _________, 2010, by and among Xcorporeal, Inc., a Delaware corporation (“Xcorporeal”), Xcorporeal Operations, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Operations”, and together with Xcorporeal, the “Company”), and _____________, a California limited liability company (the “Trustee”).

WHEREAS, on _________, 2010, each of Xcorporeal’s and Operations’ stockholders approved a plan of complete liquidation and dissolution of the Company (the “Plan”), including creation of the Trust (as defined below) pursuant to Section 275 of the General Corporation Law of the State of Delaware (the “DGCL”).

WHEREAS, the Company’s Board of Directors (the “Board”) has approved the dissolution of the Company pursuant to the Plan;

WHEREAS, pursuant to the Plan, each of Xcorporeal and Operations has filed a Certificate of Dissolution, effective as of [________], 2010 (the “Final Record Date”), with the Delaware Secretary of State;

WHEREAS, the Plan provides, among other things, that the Board will cause the Company to dispose of all of its Retained Assets, wind up its affairs, pay or adequately provide for the payment of all of its liabilities and distribute to or for the benefit of Xcorporeal’s stockholders all of the Company’s assets, including interests in any liquidating trust established in connection with the complete liquidation of the Company;

WHEREAS, the Board believes it to be in the best interest of the Company to complete the liquidation of the Company by transferring all Retained Assets of the Company to a liquidating trust (the “Trust”), to be held, administered and distributed by the Trustee in accordance with the provisions of this Agreement for the benefit of the stockholders of record of the Company as of the close of business on the Final Record Date; and

WHEREAS, the Trust is intended and shall be deemed to be a “successor entity” as defined in Section 280(e) of the DGCL, and the assignment of the Retained Assets to the Trust shall not be subject to the consent of any third party, unless otherwise required by applicable law.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
NAMES AND DEFINITIONS

1.1           Name. The Trust shall be known as the Xcorporeal, Inc. Liquidating Trust.

1.2           Defined Terms. For all purposes of this Agreement, unless the context otherwise requires, the following defined terms shall have the meanings as follows:

(a)           “Affiliate” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(b)           “Agreement” shall mean this agreement as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(c)           “Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated as of December 14, 2009, by and among Fresenius, the Company, Operations and NQCI, as it may from time to time be amended pursuant to the terms thereof.

(d)           “Beneficial Interest” shall mean each Beneficiary’s proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held of record by the Initial Beneficiary as of the close of business on the Final Record Date over the total number of Shares issued and outstanding on such Final Record Date and thereafter shall be determined by the ratio of the number of Units held by such Beneficiary to the total number of Units held by all Beneficiaries.

(e)           “Beneficiary” shall mean, initially, each Initial Beneficiary and, thereafter, each Initial Beneficiary who holds Units and each transferee of Units initially held by an Initial Beneficiary and subsequently transferred to such transferee pursuant to and in accordance with the terms and conditions of this Agreement.

(f)           “Initial Beneficiary” shall mean each of the Stockholders.

(g)           “Liabilities” shall mean all of the Company’s unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent, fixed or otherwise, known or unknown arising out of or in connection with the business or affairs of the Company (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company).

(h)           “NQCI” shall mean National Quality Care, Inc., a Delaware corporation.

(i)           “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(j)           “Retained Assets” shall mean all of the Company’s right, title and interest in, to and under, all of the Company’s assets remaining after the sale of substantially all of the Company’s assets to Fresenius USA, Inc. (“Fresenius”) pursuant to the Asset Purchase Agreement, including, without limitation, its cash and cash equivalents, marketable and other securities, the Company’s rights under the Asset Purchase Agreement, claims, causes of action, contingent claims and reserves distributed to the Trustee.

(k)           “Shares” shall mean the shares of common stock of Xcorporeal, $0.0001 par value per share.

(l)           “Stockholders” shall mean the holders of record of the outstanding Shares of Xcorporeal at the close of business on the Final Record Date.

(m)           “Transfer Date” shall mean [__________], 2010.

(n)           “Trust” shall mean the liquidating trust created by this Agreement.

(o)           “Trust Assets” shall mean all the property held from time to time by the Trust under this Agreement, which initially shall consist of the Retained Assets (excluding any liquidating distributions declared, but unpaid, having a record date prior to the Transfer Date), and in addition, shall thereafter include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Trust, less any of the foregoing utilized by the Trustee to pay expenses of the Trust, satisfy Liabilities or to make distributions to the Beneficiaries pursuant to the terms and conditions hereof.

(p)           “Trustee” shall mean the original Trustee under this Agreement and any successors thereto, pursuant to and in accordance with the terms of this Agreement.

(q)           “Units” shall have the meaning given to such term in Section 3.1(a).

ARTICLE II
GRANT TO TRUST AND NATURE OF TRANSFER

2.1           Grant. Effective on and as of the Transfer Date, the Company grants, delivers, releases, assigns and conveys to the Trust (as a “successor entity” as defined in Section 280(e) of the DGCL), to be held in trust and administered and distributed by the Trustee for the benefit of the Beneficiaries, all of the Company’s right, title, interest in, to and under, the Retained Assets, for the uses and purposes stated herein, subject to the terms and provisions set out below, and the Trust hereby accepts such Retained Assets, subject to the following terms and provisions.

2.2           Purpose of Trust.

(a)           The primary purpose of this Agreement and of the appointment of the Trustee hereunder is to facilitate the dissolution and termination of the Company and the disposition of the Retained Assets. Nothing contained herein shall be construed as to constitute the Beneficiaries or their successors in interest as members of an association. The purposes of the Trust are to hold, manage, administer and liquidate the Trust Assets, and to collect and distribute to the Beneficiaries the income and the proceeds of the disposition of the Trust Assets, to collect amounts owed to the Company, and to pay any Liabilities of the Company.

 (b)           The Trust is established for the sole purpose of winding up the Company’s affairs and the liquidation of the Retained Assets with no objective to continue the business of the Company or engage in the conduct of a trade or business, except as necessary for the orderly liquidation of the Trust Assets.

(c)           It is expected that the Company shall liquidate and dissolve prior to fully winding up its affairs, including, but not limited to, the collection of its receivables and payments under the Asset Purchase Agreement and the payment of any unsatisfied Liabilities of the Company.

(d)           The Retained Assets granted, assigned and conveyed to the Trust shall be held in the Trust, and the Trustee will (i) further liquidate the Trust Assets to carry out the purpose of the Trust and facilitate distribution of the Trust Assets, (ii) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof, (iii) complete the winding up of the Company’s affairs, (iv) act for the benefit of the Beneficiaries and (v) distribute the Trust Assets in accordance with the terms and conditions hereof.

(e)           It is intended that the granting, assignment and conveyance of the Retained Assets by the Company to the Trust pursuant to the terms hereof shall be treated for all tax purposes as if the Company made such distributions directly to the Stockholders who then transferred the Retained Assets to the Trust pursuant to the terms herein. It is further intended that for Federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 677 of the Internal Revenue Code of 1986, as amended (the “Code”), and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustee shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(b) of the Income Tax Regulations.

2.3           No Reversion to the Company. In no event shall any part of the Trust Assets revert to or be distributed to the Company.

2.4           Instruments of Further Assurance. Prior to the dissolution of the Company, such Person as shall have the right and power to so act, will, upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trust of any property intended to be held, administered and distributed in accordance with the provisions of this Agreement, and to vest in the Trustee and its successors and assigns, the estate, powers, instruments or funds in trust hereunder. Title to Trust assets may be held in the name of the Trust.

2.5           Payment of Liabilities. Effective on and as of the Transfer Date, the Trust assumes all Liabilities and agrees hereafter to pay, discharge and perform when due all of the Liabilities. Should any Liability be asserted against the Trust as the transferee of the Trust Assets or as a result of the assumption made in this Section 2.5, the Trustee may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall the Trustee, Beneficiaries or employees, agents or representatives of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets are not sufficient to satisfy the Liabilities.

2.6           Notice to Unlocated Stockholders. If the Trust holds Trust Assets for unlocated Stockholders, due notice shall be given to such Stockholders in accordance with Delaware law.

ARTICLE III
BENEFICIARIES

3.1           Beneficial Interests.

(a)           The Beneficial Interest of each Initial Beneficiary shall be determined in accordance with a certified copy of the Company’s stockholder list as of the Final Record Date, to be attached as Exhibit B hereto. The Company’s transfer agent will deliver such a certified copy of the Company’s stockholder list to the Trustee within a reasonable time after such date. For ease of administration, the Trustee shall express the Beneficial Interest of each Beneficiary in terms of units (“Units”). Each record owner of Shares as of the close of business on the Final Record Date shall receive one Unit for each Share then held of record. Each record owner of Shares shall have the same pro rata interest in the Trust Assets as such holder’s pro rata interest in the aggregate outstanding Shares on the Final Record Date.

(b)           All outstanding Shares shall be deemed cancelled as of the close of business on the Transfer Date. The rights of Beneficiaries in, to and under the Trust Assets and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate. The Trustee shall maintain at its place of business, or at the office of a transfer agent retained for such purpose, a record of the name and address of each Beneficiary and such Beneficiary’s aggregate Units in the Trust.

(c)           If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustee shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustee may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustee be liable for interest on any funds which it may so withhold. Notwithstanding anything to the contrary set forth in this Section 3.1(c), the Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been settled by a valid written agreement among all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as it shall deem appropriate, to fully indemnify it and the Trust from all such conflicting claims or demands.

3.2           Rights of Beneficiaries. Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to the Beneficiary’s Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary’s Beneficial Interest shall pass as personal property to the Beneficiary’s legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as expressly provided herein. No widower, widow, heir or devisee of any individual who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, marital property right or any other right, statutory or otherwise, in any property forming a part of the Trust Assets but the whole title to all the Trust Assets shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

3.3           Limitations on Transfer of Interests of Beneficiaries.

(a)           THE BENEFICIAL INTEREST OF A BENEFICIARY MAY NOT BE TRANSFERRED; PROVIDED THAT (i) THE BENEFICIAL INTERESTS SHALL BE ASSIGNABLE OR TRANSFERABLE BY WILL, INTESTATE SUCCESSION, OR OPERATION OF LAW AND (ii) THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE OF A BENEFICIARY MAY MORTGAGE, PLEDGE, GRANT A SECURITY INTEREST IN, HYPOTHECATE OR OTHERWISE ENCUMBER, THE BENEFICIAL INTEREST HELD BY THE ESTATE OF SUCH BENEFICIARY IF NECESSARY IN ORDER TO BORROW MONEY TO PAY ESTATE, SUCCESSION OR INHERITANCE TAXES OR THE EXPENSES OF ADMINISTERING THE ESTATE OF THE BENEFICIARY, UPON WRITTEN NOTICE TO, AND WRITTEN CONSENT OF, THE TRUSTEE, WHICH CONSENT MAY NOT BE UNREASONABLY WITHHELD.

(b)           Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually distributed by the Trustee to, and received by such Beneficiary.

3.4           Trustee as a Beneficiary.  The Trustee or successor Trustee may be a Beneficiary or hold a Beneficial Interest.

ARTICLE IV
DURATION AND TERMINATION OF THE TRUST

4.1           Duration. The Trust shall terminate upon the earliest of (i) such time as termination is required by the applicable laws of the State of Delaware, (ii) the final distribution of all the Trust Assets as provided in Section 5.9, and (iii) the expiration of a period of ten (10) years from the Transfer Date; provided that the Trustee, in its discretion, may extend the termination of the Trust pursuant to this subparagraph (iii) of this Section 4.1 to such later date as it may designate, if it determines that an extension is reasonably necessary to fulfill the purpose of the Trust, as specified in this Agreement, and, prior to such extension, the Trustee shall have requested and received no-action assurance from the Securities and Exchange Commission regarding the registration and reporting requirements of the Trust under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable Federal securities act. The Trust shall not in any event terminate pursuant to subparagraph (iii) of this Section 4.1 prior to the date on which the Trustee is permitted to make a final distribution in accordance with Section 5.8.

4.2           Other Obligations of Trustee upon Termination. Upon termination of the Trust, the Trustee shall provide for the retention of the books, records, lists of Beneficiaries, certificates for Shares and files which shall have been delivered to or created by the Trustee. At the Trustee’s discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Trust Assets. Except as otherwise specifically provided herein, upon the distribution of all the Trust Assets, the Trustee shall have no further duties or obligations hereunder.

ARTICLE V
ADMINISTRATION AND DISTRIBUTION OF TRUST ASSETS

5.1           Sale of Trust Assets. Subject to the terms and conditions of this Agreement, the Trustee may, at such times as the Trustee deems appropriate, collect, liquidate, reduce to cash, transfer, assign, or otherwise dispose of all or any part of the Trust Assets as it deems appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustee shall determine).

5.2           Efforts to Resolve Claims and Liabilities. Subject to the terms and conditions of this Agreement, the Trustee will make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Trust may be responsible, dispose of the Trust Assets, make timely distributions and not unduly prolong the administration of the Trust.

5.3           Continued Collection of Property of Trust Assets. All property that is determined to be a part of the Trust Assets shall continue to be collected by the Trustee and held, administered and distributed as a part of the Trust, without obligations to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary’s share of interest actually earned by the Trust after payment of the Trust’s liabilities and expenses as provided in Section 5.6.

5.4           Transactions with Related Persons. Notwithstanding any other provision of this Agreement, other than distributions to the Beneficiaries in accordance with the terms of this Agreement, the Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the Trust Assets to, or contract with, (i) any Trustee, agent or employee (acting in their individual capacities) of the Trust or the Trustee; or (ii) any Person of which any Trustee, agent or employee of the Trust or the Trustee is an Affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Person unless in each such case, after disclosure of such interest or affiliation such transaction is approved by the Trustee, if any, who is not interested in the transaction and the Trustee determines that such transaction is on its terms fair and reasonable to, and in the best interests of the Beneficiaries, and in no event less favorable to the Beneficiaries than terms available for a comparable transaction with unrelated Persons.

5.5           Restriction on Trust Assets. The Trust shall not receive transfers of any assets prohibited by Revenue Procedure 82-58, as the same has been and may be amended, supplemented, or modified (“Revenue Procedure 82-58”), including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer or any general or limited partnership interest. The Trustee shall not retain cash in excess of a reasonable amount to meet expenses, charges and obligations of the Trust, the Trust Assets and all Liabilities.

5.6           Payment of Expenses and Liabilities. The Trustee shall pay from the Trust Assets all expenses, charges, and obligations of the Trust and of the Trust Assets and all Liabilities and obligations which the Trust specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Trust may be obligated to pay as transferee of the Trust Assets, including, but not limited to, interest, penalties, taxes, assessments and public charges of any kind or nature and the costs, charges and expenses related to the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustee.

5.7           Interim Distributions. At such time as may be determined by it in its sole discretion, the Trustee shall distribute, or cause to be distributed to the Beneficiaries, in proportion to the number of Units held by each Beneficiary on the record date for such distribution as determined by the Trustee in its sole discretion, such cash or other property comprising a portion of the Trust Assets as the Trustee in its sole discretion determines may be distributed without detriment to the conservation and protection of the Trust Assets. Consistent with Revenue Procedure 82-58, the Trustee shall distribute to the Beneficiaries during each calendar year, in proportion to the number of Units held by each Beneficiary on the record date(s) for such distribution(s), any proceeds from the sale of assets and income from investments not needed to be retained to meet claims and contingent liabilities.

5.8           Final Distribution. If the Trustee determines that the Liabilities and all other claims, expenses, charges, and obligations of the Trust have been paid or discharged or if the Trust shall terminate pursuant to Section 4.1, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the remaining Trust Assets, if any, to the Beneficiaries in proportion to the number of Units held by each Beneficiary. The Trustee shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located, in accordance with Delaware law, subject to applicable state laws regarding escheat and abandoned property.

5.9           Reports to Beneficiaries and Others.

(a)           As soon as practicable after the Transfer Date, the Trustee shall mail to each Beneficiary a notice indicating how many Units such Person beneficially owns and the contact details of the Trustee. As soon as practicable after the end of each calendar year and after termination of the Trust, but in any event within 90 days after each such event, the Trustee shall submit a written report and account to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such calendar year or upon termination and the receipts and disbursements of the Trustee for such calendar year or period, (ii) any changes in the Trust Assets and Liabilities that it has not previously reported, and (iii) any action taken by the Trustee in the performance of its duties under this Agreement that it has not previously reported, and which, in its opinion, materially affects the Trust Assets or Liabilities.

(b)           The fiscal year of the Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the fiscal year of the Trust shall end.

(c)           Whenever a material event relating to the Trust’s Assets occurs, the Trustee shall, within a reasonable period of time after such occurrence, prepare and mail to the Beneficiaries an interim report describing such event; provided, that the Trustee may alternatively use any other means reasonably calculated to disseminate such interim report to the Beneficiaries, including, without limitation, use of the Trust’s website. The occurrence of a material event need not be reported on an interim report if an annual report pursuant to Section 5.9(a) will be issued at approximately the same time that such interim report would be issued and such annual report describes the material event as it would be discussed in an interim report. The occurrence of a material event will be determined solely by the Trustee.

5.10           Federal Income Tax Information. As soon as practicable after the close of each calendar year, the Trustee shall mail to each Person who was a Beneficiary at the close of the year, a statement showing, on a per Unit basis the dates and amount of all distributions made by the Trustee, income earned on assets held by the Trust, if any, such other information as is reasonably available to the Trustee which may be helpful in determining the amount of gross income and expenses attributable to the Trust that such Beneficiary should include in such Person’s Federal income tax return, if any, for such year and any other information as may be required to be furnished under applicable law. In addition, after receipt of a request in good faith, the Trustee shall furnish to any Person who has been a Beneficiary at any time during the current or preceding year, at the expense of such Person and at no cost to the Trust, a statement containing such further information as is reasonably available to the Trustee which shall be helpful in determining the amount of taxable income which such Person should include in such Person’s Federal income tax return.

5.11           Books and Records. The Trustee shall maintain in respect of the Trust and the holders of Units books and records relating to the Trust Assets, income and liabilities of the Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law. Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Trust and the reporting obligations of the Trustee under Section 5.9. Except as provided in Section 5.9, nothing in this Agreement requires the Trustee to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for managing any payment or distribution out of the Trust Assets. Beneficiaries shall have the right upon 30 days’ prior written notice delivered to the Trustee to inspect during normal business hours such books and records (including financial statements) for a reasonable length of time; provided that, if so requested, such Beneficiaries shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustee. For the avoidance of doubt, nothing in this Agreement shall be interpreted to require the Trustee to mail or otherwise periodically provide audited financial statements of the Trust to the Beneficiaries.

5.12           Employment of Agents, etc.

(a)           The Trustee shall be responsible for the general administration of the Trust and for the general supervision of the activities conducted by all agents, representatives, employees, advisors or managers of the Trust. The Trustee shall have the power to appoint, employ or contract with any Person or Persons as the Trustee may deem necessary or proper for the administration of the Trust.

(b)           The Trustee shall have the power to determine the terms and compensation of any Person whom it may employ or with whom it may contract pursuant to Section 5.12(a), subject to the provisions of Section 5.4.

(c)           The Trustee shall not be required to administer the Trust as its sole and exclusive function and the Trustee may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments, subject to such Trustee’s obligations under this Agreement and applicable law.

ARTICLE VI
POWERS OF AND LIMITATIONS ON THE TRUSTEE

6.1           Limitations on Trustee. The Trustee shall not at any time, on behalf of the Trust or Beneficiaries enter into or engage in any trade or business except as necessary for the orderly liquidation of the Trust Assets. The Trustee shall be restricted to the holding, collection and sale of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustee take any action which would jeopardize the status of the Trust as a “liquidating trust” for Federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). The Trustee shall not invest any of the cash held as Trust Assets, except that the Trustee may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (iii) other temporary investments not inconsistent with the Trust’s status as a liquidating trust for tax purposes. Neither the Trustee nor any Affiliate of the Trustee shall take any action to facilitate or encourage trading in the Beneficial Interests or in any instrument tied to the value of the Beneficial Interests such as due bill trading.

6.2           Specific Powers of Trustee. Subject to the provisions of the terms and conditions of this Agreement, the Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any statutory laws of the State of Delaware; provided that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustee may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a)           to determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interest in, the Trust Assets;

(b)           to collect, liquidate or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets, and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Trust Assets, the Trust or the Trustee including paying the Trustee fees under this Agreement;

(c)           to elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, accountants, transfer agents, attorneys, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay reasonable compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed (provided that any such agreements or arrangements with a person or entity affiliated with the Trustee shall be on terms no less favorable to the Trust than those available to the Trust in similar agreements or arrangements with unaffiliated third parties, and such agreements or arrangements shall be terminable, without penalty, on no more than 60 days prior written notice by the Trustee), to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustee to agents, representatives, employers, independent contractors or other Persons;

(d)           to retain and set aside such funds out of the Trust Assets as the Trustee shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, Liabilities and obligations of the Trust or the Company; and (ii) the expenses of administering the Trust Assets;

(e)           to do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain the Trust Assets pending sale or disposition thereof or distribution thereof to the Beneficiaries;

(f)           to institute or defend actions or judgments for declaratory relief or other actions or judgments and to take such other action, in the name of the Trust or the Company or as otherwise required, as the Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets;

(g)           to determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate;

(h)           to cancel, terminate, enforce, perform under (provided that such performance is consistent with the purpose of the Trust set forth in Section 2.2(a) and Section 2.2(b) hereof), or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the term of the Trust;

(i)           in the event any of the property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustee is not qualified to act as Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Trustee. The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of this Agreement, except as limited by the Trustee and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustee herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property. The Trustee hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustee of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;

(j)           to cause any investments of any part of the Trust Assets to be registered and held in its name or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

(k)           to vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held as Trust Assets hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect of any shares of stock or any securities held as Trust Assets which the Trustee might or could do if it were the absolute owner thereof;

(l)           to undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of the Trust Assets and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof;

(m)           to authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held as part of the Trust Assets;

(n)           in connection with the sale or other disposition or distribution of any securities held by the Trustee, to comply with applicable Federal and state securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof;

(o)           to do and perform any and all acts necessary or appropriate to comply with the registration and reporting requirements of the Trust under Federal and state securities laws, if any;

(p)           to terminate and dissolve any entities held as part of the Trust; and

(q)           to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

ARTICLE VII

CONCERNING THE TRUSTEE, BENEFICIARIES, EMPLOYEES AND AGENTS

7.1           Generally. The Trustee accepts and undertakes to discharge the trust created by this Agreement, upon the terms and conditions hereof, for the benefit of the Beneficiaries. The Trustee shall exercise such of the rights and powers vested in it by this Agreement in accordance with applicable law and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own fraud or willful misconduct, except that:

(a)           the Trustee shall not be liable to the Beneficiaries for the acts or omissions of an agent, representative, employee, advisor or manager appointed by the Trustee hereunder, except where the Trustee specifically directs the act of such Person, delegates the authority to such Person to act where the Trustee was under a duty not to delegate, does not use reasonable prudence in the selection or retention of such Person, does not periodically review such person’s overall performance and compliance with the terms of such delegation, conceals the act or omission of such Person or neglects to take reasonable steps to redress any wrong committed by such Person when the Trustee is aware of such Person’s act or omission;

(b)           the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee;

(c)           in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions which are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

(d)           the Trustee shall not be liable for any reasonable error of judgment made in good faith; and

(e)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by such Trustee in good faith in accordance with the terms and conditions of this Agreement and at the direction of Beneficiaries having aggregate Units constituting at least two-thirds of the total Units held by all Beneficiaries relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any right or power conferred upon the Trustee under this Agreement.

7.2           Reliance by Trustee. Except as otherwise provided in Section 7.1:

(a)           The Trustee may consult with legal counsel, auditors or other experts to be selected by it, and the advice or opinion of such counsel, auditors or other experts shall be full and complete personal protection to the Trustee and agents of the Trust in respect of any action taken or suffered by the Trustee in good faith and in reliance on, or in accordance with, such advice or opinion.

(b)           Persons dealing with the Trustee shall look only to the Trust Assets to satisfy any liability incurred by the Trustee to such Person in carrying out the terms of the Trust and the Trustee shall have no personal or individual obligation whatsoever to satisfy any such liability.

(c)           As far as reasonably practicable, the Trustee shall cause any written instrument creating an obligation of the Trust Assets to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustee nor its agents, representative, advisors nor employees shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustee or its agents, representatives, advisors or employees liable, nor shall the Trustee be liable to anyone for such omission.

7.3           Limitation on Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust, and neither the Trustee, nor any employee, agent, representatives or advisor of the Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any Beneficiary or any other Person in connection with the Trust Assets or the affairs of the Trust, except for gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith by such Trustee, employee, agent, representative or advisor of the Trust, and all such other Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The Trustee shall at its sole discretion, at the expense of the Trust, maintain insurance for the protection of the Trust Assets, the Beneficiaries, the Trustee, employees, agents, representatives and advisors of the Trust in such amount as the Trustee shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

7.4           Written Instruments of Trustee. Any written instrument creating an obligation of the Trust Assets shall be conclusively taken to have been executed or done by the Trustee, employee or agent of the Trust only in its capacity as Trustee under this Agreement, or in its capacity as an employee or agent of the Trust or Trustee.

7.5           Indemnification. The Trustee and each Person appointed or employed by the Trustee pursuant to Section 5.13 or Section 5.14 (including, without limitation, the directors, officers, employees, agents, representatives and advisors of each such Person (each an “Indemnified Person” and collectively the “Indemnified Persons”)), shall be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trustee or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (i) in the case of a Trustee or Person appointed or employed by the Trustee pursuant to Section 5.13 or 5.14, while in office or thereafter, by reason of his being or having been such a Trustee, employee, agent, representative or advisor, including, without limitation, in connection with or arising out of any action, suit or other proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such Trustee or Person in such capacity; and (ii) in the case of any director, officer, employee, agent, representative or advisor of any such Person, by reason of any such Person exercising or failing to exercise any right or power hereunder; provided that the Indemnified Person shall not be entitled to such indemnification with respect to any matter as to which the Indemnified Person shall have been found pursuant to a final non-appealable judgment of a court of competent jurisdiction to have acted with gross negligence, fraud or willful misconduct. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided, that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustee may make advance payments in connection with indemnification under this Section 7.5, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event that it is subsequently and finally determined that the Indemnified Person is not entitled to such indemnification. The Trustee shall purchase such insurance as it believes, in the exercise of its discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability, or damage pursuant to this Section 7.5. Nothing contained herein shall restrict the right of the Trustee to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

7.6           No Duty Not to Compete. Subject to applicable law, the Trustee, in its individual capacity, or through Persons that it controls or in which it has an interest, may directly or indirectly engage in or possess any interest in any business venture, including, but not limited to, the ownership, financing, management of or the investment in securities, or the provision of any services in connection with such activities, whether or not such activities are similar to or in competition with the business activities of the Company. The Trustee shall have no duty to present any business opportunity to the Trust before taking advantage of such opportunity either in such Trustee’s individual capacity or through participation in any Person.

ARTICLE VIII
PROTECTION OF PERSONS DEALING WITH THE TRUSTEE

8.1           Reliance on Statements by Trustee. Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee’s certificate, signed by the Trustee, with respect to the authority that the Trustee has to take any action under this Agreement. Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee’s certificate setting forth the facts concerning the action taken by the Trustee pursuant to this Agreement, including the aggregate number of Units held by the Beneficiaries causing such action to be taken.

8.2           Application of Money Paid or Transferred to Trustee. No person dealing with the Trustee shall be required to follow the application by the Trustee of any money or property which may be paid or transferred to the Trustee.

ARTICLE IX
COMPENSATION OF TRUSTEE

9.1           Amount of Compensation. In lieu of commissions or other compensation fixed by law for trustees, the Trustee shall receive as reasonable compensation for services as Trustee hereunder the amounts set forth in Exhibit A attached hereto.

9.2           Dates of Payment. The compensation payable to the Trustee pursuant to the provisions of Section 9.1 shall be paid for the time period set forth in Schedule A attached hereto.

9.3           Expenses. The Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred, and appropriately documented, by such Trustee in the performance of its duties in accordance with this Agreement.

ARTICLE X
TRUSTEES AND SUCCESSOR TRUSTEES

10.1           Number and Qualification of Trustees.

(a)           Subject to Section 10.3, there shall be one (1) Trustee of the Trust, who need not be a citizen or resident of, or a corporation which is incorporated under, or a limited liability company organized under the laws of the State of Delaware.

(b)           The Trustee represents that it possesses every license, permit, charter and authorization (collectively, “Authorizations”) necessary to execute and deliver this Agreement and perform its obligations hereunder and has given every notice and taken every action required by applicable law or governmental authorities and regulatory bodies to perform its obligations hereunder; except where the failure to possess such Authorizations or the failure to give such notice or take such action would not have a material adverse effect on the ability of Trustee to perform its obligations hereunder.

(c)           If a corporate (or its equivalent) Trustee shall ever change its name, or shall reorganize or reincorporate or shall merge with or into or consolidate with any other company, such corporate (or its equivalent) trustee shall be deemed to be a continuing entity and shall continue to act as a trustee hereunder with the same liabilities, duties, powers, titles, discretions and privileges as are herein specified for a Trustee.

10.2           Resignation and Removal. Any Trustee may resign and be discharged from the Trust hereby created by giving written notice to the Beneficiaries at their respective addresses as they appear on the records of the Trustee. Such resignation shall become effective on the date specified in such notice, which date shall be at least 30 days after the date of such notice, or upon the appointment of such Trustee’s successor, and such successor’s acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with cause, by Beneficiaries having aggregate Units of at least a two-thirds of the total Units held by all Beneficiaries. Any Trustee may be removed at any time, without cause, by Beneficiaries having aggregate Units of at least two-thirds of the total Units held by all Beneficiaries.

10.3           Appointment of Successor. Should at any time the Trustee die, resign or be removed, or be adjudged bankrupt or insolvent, a vacancy shall be deemed to exist and the Beneficiaries may, pursuant to Article XII hereof, call a meeting in order that Beneficiaries holding at least a majority of the Units represented at the meeting may appoint a successor Trustee. In the event that the Beneficiaries do not elect a successor Trustee within 30 days of the resignation, removal, bankruptcy or insolvency of such Trustee, the successor Trustee shall be appointed by a court of competent jurisdiction upon application of any Beneficiary or known creditor of the Trust.

10.4           Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart, in case of a resignation, to the resigning Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the rights, powers, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein; but the resigning Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the rights, powers, and trusts of such resigning Trustee.

10.5           Bond. Unless required by the Board prior to the Transfer Date or unless a bond is required by law, no bond shall be required of the original Trustee hereunder. Unless a bond is required by law and such requirement cannot be waived by or with approval of the Beneficiaries holding aggregate Units constituting at least a majority of the total Units held by all Beneficiaries, no bond shall be required of any successor trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by or with approval of the Beneficiaries or unless required by the Board. If a bond is required by the Board or by law, the Board or the Trustee, as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required. The cost of any such bond shall be borne by the Trust.

ARTICLE XI
CONCERNING THE BENEFICIARIES

11.1           Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by agent or attorney appointed in writing or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XII.

11.2           Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Trust Assets or the agreements relating to or forming part of the Trust Assets, and the Beneficiaries (by their acceptance of any distribution made to them pursuant to this Agreement) waive any such right.

11.3           Requirement of Undertaking. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 11.3 shall not apply to any suit by the Trustee.

ARTICLE XII
MEETING OF BENEFICIARIES

12.1           Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit Beneficiaries having a specified aggregate Beneficial Interest to take either acting alone or with the Trustee.

12.2           Meeting Called by Trustee. The Trustee may at any time call a meeting of the Beneficiaries to be held at such time and at such place within or without the State of Delaware as the Trustee shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustee (except as provided in Section 12.3), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

12.3           Meeting Called on Request of Beneficiaries. Within 45 days after written request to the Trustee by Beneficiaries holding an aggregate of at least a majority of the total Units held by all Beneficiaries to call a meeting of all Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustee shall proceed under the provisions of Section 12.2 to call a meeting of the Beneficiaries, and if the Trustee fails to call such meeting within such 45 day period then such meeting may be called by such Beneficiaries, or their designated representatives, requesting such meeting.

12.4           Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The signature of the Beneficiary on such written authorization need not be witnessed or notarized. Each Beneficiary shall be entitled to a number of votes equal to the number of Units held by such Beneficiary as of the applicable record date.

12.5           Quorum. At any meeting of Beneficiaries, the presence of Beneficiaries having aggregate Units sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum, but if less than a quorum be present, Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present. Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, the approval of Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries shall be required for taking action on any matter voted on by the Beneficiaries.

12.6           Adjournment of Meeting. Subject to Section 12.5, any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

12.7           Conduct of Meetings. The Trustee shall appoint the Chairman (or may serve as the Chairman) and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

12.8           Record of Meeting. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee to be preserved by it. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

ARTICLE XIII
AMENDMENTS

13.1           Consent of Beneficiaries. At the written direction or with the written consent of Beneficiaries holding at least a majority of the total Units held by all Beneficiaries or such greater or lesser percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided that no such amendment shall increase the duties or potential liability of the Trustee hereunder without the written consent of the Trustee nor reduce the compensation to the Trustee for services rendered; provided, further, that no such amendment shall permit the Trustee to engage in any activity prohibited by Section 6.1 hereof or affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of any distribution, and that no such amendment shall cause the Trust, in the opinion of counsel, to be treated for all tax purposes, as other than a liquidating trust under Treasury Regulation Section 301.7701-4(d), or cause the Beneficiaries to be treated as other than the owners of their respective shares of the Trust’s taxable income pursuant to Section 671 through 677 of the Code and any analogous provision of state or local law.

13.2           Notice and Effect of Amendment. Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustee may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustee and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

14.1           Filing Documents. This Agreement shall be filed or recorded in such office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of the Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of a Trustee in the same places where the original Agreement is filed or recorded.

14.2           Intention of Parties to Establish Trust. This Agreement is intended to create a liquidating trust and is not intended to create, a corporation, association, partnership or joint venture of any kind for purposes of Federal income taxation or for any other purpose.

14.3           Beneficiaries Have No Rights or Privileges as Stockholders of the Company. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) shall have no rights or privileges attributable to their former status as stockholders of the Company.

14.4           Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof. The Trustee, the Company and the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

14.5           Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

14.6           Notices. Any notice or other communication by the Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in the post office or letter box addressed to such Person at his address as shown in the records of the Trust.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, facsimile to the parties at the following addresses, provided that facsimile notices are confirmed telephonically or by depositing a copy of such notice in the mail, or at such other addresses as shall be specified by the parties by like notice:

(a)           If to the Trustee:
[_________]
[_________]
[_________]
Attn: [_________]

(b)           If to the Company:
Xcorporeal, Inc.
80 Empire Drive
Lake Forest, CA 92630
Attn:  Kelly J. McCrann
Facsimile No. (949) ___-____

with a copy to:
[_________]
[_________]
[_________]
Attn: [_________]

14.7           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

[Signatures follow]

IN WITNESS WHEREOF, Xcorporeal, Inc. and Xcorporeal Operations, Inc. has each caused this Agreement to be executed by its President and Chief Executive Officer, and the Trustee herein has executed this Agreement on this ___ day of ________________, 2010.

XCORPOREAL, INC.

By:
Name: Kelly J. McCrannName
Title: Chief Executive Officer

XCORPOREAL OPERATIONS, INC.

By:
Name: Kelly J. McCrannName
Title: Chief Executive Officer

, TRUSTEE

Name: Kelly J. McCrann Title: Authorized Signatory

EXHIBIT A

Compensation of Trustee

A1.           The Trustee shall receive the following compensation for its services as Trustee hereunder (the “Services”):

•
ten (10%) percent of the aggregate Royalty Payments (as defined in the Asset Purchase Agreement) up to 10 million dollars ($10,000,000) received by the Trust pursuant to the terms of the Asset Purchase Agreement; and

•	five (5%) percent of the aggregate distributions to Beneficiaries in excess of 10 million dollars ($10,000,000) received by the Trust pursuant to the terms of the Asset Purchase Agreement.

                A2.           Subject to Section A1 hereof, the Trustee shall invoice the Trust on a quarterly basis for Services rendered during the prior month. Payment by the Trust for such Services, if applicable, relating to such period shall be due as of the date of receipt by the Trust of its share of the Royalty Payments pursuant the terms of the Asset Purchase Agreement. Payment by the Trust for such applicable Expenses (as defined below) relating to such period shall be due as of the date of such invoice.

                A3.           In addition to the compensation to the Trustee set forth above, the Trustee shall be reimbursed for all reasonable out-of-pocket expenses (“Expenses”) incurred by Trustee in connection with providing the Services. Expenses shall include, without limitation:

•	fees and expenses of independent professionals and consultants (such as attorneys, accountants, environmental experts, etc.) incurred by or on behalf of the Trust;

•	the costs associated with obtaining the services of certain current directors and executive and administrative personnel of the Company, as determined by the Trustee;

•	the costs associated with obtaining the services of accounts receivable collection personnel, as determined by the Trustee;

•	document storage costs required to maintain Company and Trust records; and

•
reasonable out-of-pocket, third party expenses incurred by the Trustee, including copying, faxes, messenger, postage, costs of forwarding Company phone and email lines and other direct out-of-pocket costs.

Any and all Expenses incurred in any month by the Trustee shall be included and itemized in the invoice prepared by the Trustee with respect to such month.

EXHIBIT B

The Company’s Stockholder List as of the Final Record Date

PROXY

XCORPOREAL, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
 SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints Kelly J. McCrann and Robert Weinstein as proxies with full power of substitution to vote and act on and consent in respect to any and all shares of the stock of XCORPOREAL, Inc. (the “Company”) held or owned by or standing in the name of the undersigned on the Company’s books on January ___, 2010 at the Special Meeting of Stockholders of the Company to be held ____________________________ on January ___, 2010, at ____ a.m. local time, and any continuation or adjournment thereof, with all power the undersigned would possess if personally present at the meeting.

          THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSALS LISTED IN THE PARAGRAPH ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

          The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

          The undersigned hereby acknowledges receipt of: (1) Notice of Special Meeting of Stockholders of the Company and (2) accompanying Proxy Statement.

XCORPOREAL, INC.

ELECTRONIC VOTING INSTRUCTIONS

YOU CAN VOTE BY INTERNET OR TELEPHONE!

AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR
PROXIES SUBMITTED BY THE INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 P.M., EASTERN DAYLIGHT TIME, ON JANUARY__ , 2010.

VOTE-BY-INTERNET	OR	VOTE-BY-TELEPHONE

Log on to the Internet		Call toll-free
and go to [______________] -		1-800-[___]-[____] (_____) within the
follow the steps outlined on the		United States, Canada and Puerto Rico
secured website.		any time on a touch tone telephone
There is no charge to you for the call.
Follow the instructions provided by the
recorded message.
__________________

Important Notice Regarding the Availability of Proxy Materials for Xcorporeal, Inc.’s
Special Meeting of Stockholders to be Held on January ___, 2010

The Proxy Statement and a form of a proxy card are available at
http://www.xcorporeal.com/htmls/sec_filings.html. Information on Xcorporeal’s website does not constitute a part of this Proxy Statement.
__________________

(Continued and to be signed on reverse side)
- Detach here from proxy voting card -

PLEASE ☐
MARK VOTE
AS IN THIS
EXAMPLE

1. To approve the sale of substantially all of the assets	FOR	AGAINST	ABSTAIN
of Xcorporeal, Inc. pursuant to the Asset Purchase	☐	☐	☐
Agreement, dated December 14, 2009.

2. To approve the voluntary liquidation and	FOR	AGAINST	ABSTAIN
dissolution of Xcorporeal, Inc. pursuant to a Plan	☐	☐	☐
of Liquidation and Dissolution.

3. To approve any proposal to adjourn the Special	FOR	AGAINST	ABSTAIN
Meeting to solicit additional proxies in favor of the	☐	☐	☐
approval of either or all of the foregoing
proposals, if there are insufficient votes for such
approval at time of the Special Meeting.

This proxy is solicited on behalf of the
Board of Directors of
XCORPOREAL, Inc. Whether or not you
plan to attend the meeting in person, you are
urged to sign and promptly mail this proxy
in the return envelope so that your stock
may be represented at the Special Meeting.

Signature	Signature		Date

NOTE: Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

- Detach here from proxy voting card -